As filed with the Securities and Exchange Commission on November 27, 2024

Registration No. 333-282517

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

To

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

MGO GLOBAL INC.

(Exact name of registrant as specified in its charter)

Delaware	5961	87-3929852
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1515 SE 17th Street, Suite 121/#460236

Fort Lauderdale, Florida 33346

Phone: 347-913-3316

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Maximiliano Ojeda

Chief Executive Officer

1515 SE 17th Street, Suite 121/#460236

Fort Lauderdale, Florida 33346

Phone: 347-913-3316

(Names, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Ross D. Carmel, Esq. Jeffrey P. Wofford, Esq. Anna Chaykina, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 (212) 930-9700	Barry Grossman, Esq. Matthew Bernstein, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion Dated November 27, 2024

PRELIMINARY PROSPECTUS

MGO Global Inc.

Up to 2,100,840 Shares of Common Stock

Pre-funded Warrants to Purchase up to 2,100,840 Shares of Common Stock

Up to 2,100,840 Shares of Common Stock Underlying the Pre-funded Warrants

MGO Global Inc. (the “Company”, “we”, or “our”) is offering on a best-efforts basis up to 2,100,840 shares of its common stock, par value $0.00001 per share (the “Common Stock”), at an assumed public offering price of $2.38 per share, based upon the last reported sale price of our Common Stock on The Nasdaq Capital Market on November 19, 2024.

We are also offering to those purchasers, if any, whose purchase of Common Stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants to purchase Common Stock (each a “Pre-funded Warrant”) at an exercise price of $0.00001 per share. The purchase price of each Pre-funded Warrant is equal to the price per share of Common Stock being sold to the public in this offering, minus $0.00001. The Pre-funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-funded Warrants are exercised in full. For each Pre-funded Warrant that we sell, the number of shares of Common Stock that we are offering will be decreased on a one-for-one basis.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “MGOL.” The last reported sale price of our Common Stock on Nasdaq on November 19, 2024 was $2.38 per share. There is no established trading market for the Pre-funded Warrants and we do not intend to list the Pre-funded Warrants on any securities exchange or nationally recognized trading system.

The Common Stock and Pre-funded Warrants, if any, will be offered at a fixed price and are expected to be issued in a single closing. There is no minimum number of securities or minimum aggregate amount of proceeds for this offering to close. However, notwithstanding the foregoing, the shares of our Common Stock underlying any Pre-funded Warrants will be offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended. We expect this offering to be completed not later than one business day following the commencement of sales in this offering (after the effective date of the registration statement of which this prospectus forms a part) and we will deliver all securities to be issued in connection with this offering delivery versus payment or receipt versus payment, as the case may be, upon receipt of investor funds received by us. Accordingly, neither we nor the placement agent have made any arrangements to place investor funds in an escrow account or trust account since the placement agent will not receive investor funds in connection with the sale of the securities offered hereunder.

We have engaged Maxim Group LLC (the “placement agent” or “Maxim”), to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. The placement agent is not purchasing or selling any of the securities we are offering, and the placement agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. Because there is no minimum offering amount required as a condition to closing in this offering, the actual offering amount, placement agent’s fee and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts described throughout this prospectus. We have agreed to pay the placement agent, the placement agent fees set forth in the table below and to provide certain other compensation to the Placement Agent. See “Plan of Distribution” for more information regarding these arrangements.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of information that should be considered in connection with an investment in our Common Stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We are an “emerging growth company” and a “smaller reporting company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and have elected to comply with certain reduced public company reporting requirements. See “Summary—Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

	Per Share		Per Pre-funded Warrant		Total
Public offering price	$	[*]	$	[*]	$	[*]
Placement agent fees(1)	$	[*]	$	[*]	$	[*]
Proceeds, before expenses, to us	$	[*]	$	[*]	$	[*]

(1)	We have agreed to pay the placement agent a cash fee equal to 8.0% of the aggregate gross proceeds raised in this offering, and to reimburse the placement agent for certain of offering-related expenses. See “Plan of Distribution” for a description of the compensation to be received by the placement agent.

We expect to deliver the securities offered hereby on or about [______], 2024.

Maxim Group LLC

The date of this prospectus is ______________, 2024

You should rely only on the information contained in this prospectus. We and the placement agent have not authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not, and the placement agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained in this prospectus is correct as of any time after its date. Information contained on our website, or any other website operated by us, is not part of this prospectus.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our Common Stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this public offering and the distribution of this prospectus applicable to that jurisdiction.

ABOUT THIS PROSPECTUS

Throughout this prospectus, unless otherwise designated or the context suggests otherwise,

●	all references to the “Company,” “MGO,” “MGO Global,” the “registrant,” “we,” “our” or “us” in this prospectus mean MGO Global Inc. and its subsidiaries;
●	assumes a public offering price of our Common Stock of $2.38 per share;
●	all Common Stock and per share of Common Stock information in this prospectus gives effect to a 1-for-10 reverse stock split of our Common Stock, which became effective as of July 18, 2024;
●	“year” or “fiscal year” means the year ending December 31;
●	all dollar or $ references, when used in this prospectus, refer to United States dollars; and
●	our trademarks and tradenames referred to in this registration statement appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames. All other trademarks, service marks and trade names included in this prospectus are the property of their respective owners.

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Market Data

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. To our knowledge, certain third-party industry data that includes projections for future periods does not consider potential geoeconomic inflationary pressures. Accordingly, those third-party projections may be overstated and should not be given undue weight. We have not independently verified any of the data from third party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Similarly, internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry, have not been independently verified. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of our business and our securities. The reader should read the entire prospectus carefully, especially the risks of investing in our Common Stock discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under “Summary” and “Risk Factors,” as well as those noted in the documents incorporated herein by reference, are forward-looking statements and may involve a number of risks and uncertainties. Our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

Business Overview

Founded in October 2018 and headquartered in Florida with remote employees and specialty contractors in London, New York and Latin America, we have built a brand acceleration platform with a focus on the acquisition, optimization and monetization of consumer brands across multiple categories. Our mission is to provide customers with unmatched variety, quality and shopping experience, while adding considerable value for MGO’s shareholders.

Our accomplished leadership team encompasses decades of experience in building successful global lifestyle brands, including fashion design, marketing, technology, corporate finance and branding. We strive to continually push innovation and evolution of the consumer product cycle without compromising quality and design integrity. Through our end-to-end, scalable brand-building platform, backed by robust consumer behavioral data, we are engaged in nurturing digitally native brands that will thrive in the modern Direct to Consumer (“DTC”) economy.

In 2018, we signed a global licensing agreement with, Leo Messi Management SA (“LMM”), soccer legend Lionel Messi’s licensing and management company and created the “Messi Brand” – a line of casual wear and accessories inspired by his trend-setting style and offered on The Messi Store (www.themessistore.com). Designed by the Company’s co-founder and Chief Brand Officer, Virginia Hilfiger, the Messi Brand’s DNA is rooted in Messi’s personal style and emphasizes accessibility, comfort and ease.

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In March 2024, we assigned our global licensing agreement with LMM (“LMM License Agreement”) to Centric Brands, LLC (“Centric”). Centric is a global leading lifestyle brand collective that has expertise in product design, development and sourcing; retail and digital commerce; marketing and brand building. Centric designs, sources, markets, and sells high-quality products in the kid’s, men’s and women’s apparel, accessories, beauty, and entertainment categories. The company’s portfolio includes licenses for more than 100 iconic brands, including Calvin Klein®, Tommy Hilfiger®, Nautica®, Spyder®, and Under Armour® in the kid’s category; Joe’s Jeans®, Buffalo®, Hervé Léger®, and IZOD® in the men’s and women’s apparel category; Coach®, Kate Spade®, Michael Kors®, All Saints®, Frye®, Timberland®, Hunter®, and Jessica Simpson® in the accessories category; and in the entertainment category, Disney®, Marvel®, Nickelodeon®, and Warner Brothers® among many others. The company also owns and operates Zac Posen®, Hudson®, Robert Graham®, Avirex®, Fiorelli®, and Taste Beauty® and operates a joint venture brand, Favorite Daughter, with Sara and Erin Foster. The company’s products are sold through leading mass-market retailers, specialty and department stores and online. The company is headquartered in New York City with U.S. offices in Los Angeles and Greensboro, and international offices in Asia, Europe, Montreal and Toronto. In connection with the assignment of the LMM License Agreement, Centric paid MGO $2,000,000 in cash and assumed the obligation to pay €1,500,000 in aggregate royalty payments due to LMM in 2024.

While the Messi Brand was previously the only asset in our portfolio through early 2023, our business model has remained centered on strategic expansion through collaborations, licensing, acquisitions and organic development. As our brand portfolio expands, we intend to drive the commercial value of each brand through our own DTC platform methodologies, ensuring that each brand maintains its own unique identity while remaining thoughtfully aligned with the values of our customers.

In November 2022, we formed MGO Digital LLC, a wholly owned subsidiary which leverages data analytics, advanced technology-enabled marketing and our leadership team’s industry relationships and expertise to identify, incubate and introduce to market new, authentic brand concepts.

In March 2023, we obtained a royalty-free, worldwide and exclusive license to the assets of Stand CO, LLC, a DTC digitally native brand which offers a line of high quality, residential flagpoles, American flags, solar flagpole light kits, flagpole finials, patriotic-themed apparel and other products. Stand Flagpoles brought to our brand portfolio immediate revenue generation and the opportunity to further demonstrate the benefits of its end-to-end, data-driven brand-building platform to help accelerate and optimize long-term growth. In late March 2023, the Company formed Americana Liberty, LLC, a wholly owned subsidiary focused exclusively on supporting the new DTC flagpole and related product line.

Corporate Information

We were incorporated in the State of Delaware on November 30, 2021. Our principal executive offices are located at 1515 SE 17th Street, Suite 121/#460236, Fort Lauderdale, Florida 33346 and our telephone number is 347-913-3316. Our corporate website address is www.mgoglobalinc.com. Information on or that can be accessed through our website is not part of this prospectus and should not be relied upon in determining whether to make an investment decision.

Recent Developments

Amendment to 2022 Equity Incentive Plan. On April 12, 2024, the Board unanimously authorized and approved an amendment (“Plan Amendment”) to MGO’s 2022 Equity Incentive Plan (the “2022 Plan”) to increase the number of shares of the Company’s Common Stock, par value $0.00001 per share, (“Common Stock”) reserved for issuance under the 2022 Plan by an additional 1,825,413 shares of Common Stock. Such increase will result in a total of 4,511,883 shares of Common Stock being reserved under the 2022 Plan, of which 2,050,705 will be available for future awards. On April 17, 2024 (the “Record Date”), a majority of our stockholders consented to the Plan Amendment.

Reverse Stock Split. On July 18, 2024, we effected a reverse stock split of our Common Stock at a ratio of 1:10 The reverse stock split did not affect MGO’s authorized shares of preferred and Common Stock, which remain at 20,000,000 and 150,000,000 shares, respectively. The par value of each share of preferred and Common Stock remains unchanged at $0.00001.

Business Combination. On June 18, 2024, the Company entered into a definitive Business Combination Agreement and Plan of Merger (the “Business Combination Agreement”) with Heidmar, Inc., (“Heidmar”), a company organized under the laws of the Republic of the Marshall Islands, Heidmar Maritime Holdings Corp., a company organized under the laws of the Republic of the Marshall Islands (“Holdings”), and HMR Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Holdings (“Merger Sub”), and Rhea Marine Ltd. and Maistros Shipinvest Corp (the “Heidmar Shareholders”).

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Pursuant to the Business Combination Agreement, the parties will effect a business combination involving the following transactions (collectively, the “Business Combination”):

(a)	Merger Sub will merge (the “Merger”) with and into the MGO, with MGO continuing as the surviving entity and a wholly owned subsidiary of Holdings;
(b)	all of the issued and outstanding Common Stock prior to the effective time of the Merger will be converted into the right to receive common shares of Holdings (the “Holdings Shares”) on a one-for-one basis at the Closing of the Business Combination;
(c)	immediately after the effective time of the Merger, the Heidmar Shareholders will transfer all of their outstanding shares of Common Stock of Heidmar to Holdings (the “Heidmar Share Acquisition”), with Heidmar becoming a wholly owned subsidiary of Holdings; and
(d)	Holdings shall issue to the Heidmar Shareholders (i) at the closing of the Business Combination (the “Closing”), a number of Holdings Shares equal to (x) the number of the Company’s outstanding shares of Common Stock on a fully diluted and as-converted basis immediately prior to the effective time of the Merger, times (y) 16.6667 and (ii) after the Closing and upon the satisfaction of certain earnout conditions set forth in the Business Combination Agreement, additional Holdings Shares equal to 10% of the shares issued to the Heidmar Shareholders on the Closing, with 2.64% of each issuance being distributed to MGO’s financial advisor.

Following the Closing, both MGO and Heidmar will be wholly owned subsidiaries of Holdings, and the Holdings Shares will be publicly listed on Nasdaq. The parties expect that after the Closing, the Heidmar Shareholders will own 94.34% of Holdings (including amounts to be distributed to MGO’s financial advisor), and the MGO stockholders will own 5.66% of Holdings, without taking into account the issuance of any Earnout Shares. Pursuant to the Business Combination Agreement, any shares of common stock that MGO issues prior to the Closing will not change these percentages.

One of the conditions to the Closing is that Holdings is approved for listing on Nasdaq.

The Company has obtained an independent fairness opinion from Newbridge Securities Corporation dated June 18, 2024, which states that in the opinion of Newbridge Securities Corporation, based on Holdings having a value of $300 million, the number of Holdings Shares issued to the Company’s stockholders in exchange for their shares of MGO Common Stock is fair, from a financial point of view, to the Company’s stockholders.

On August 22, 2024, Holdings confidentially submitted a Form F-4 Draft Registration Statement to U.S. Securities and Exchange Commission (the “SEC”) and then submitted amendments to such draft registration statement on September 30, 2024 and November 15, 2024, for the purpose of soliciting the votes of the Company’s stockholders to approve the Merger and register the Holdings shares that will be issued to the Company’s stockholders and its financial advisor in connection with the Business Combination. For a more detailed description of the Business Combination and the associated risk factors see Exhibit 99.1 to the registration statement related to this prospectus and “Risk Factors—Risks Associated with the Business Combination, Heidmar and Holdings.

FOR MORE DETAILED DESCRIPTION OF THE BUSINESS COMBINATION, THE RISK FACTORS INVOLVED THEREIN, AND INFORMATION REGARDING HOLDINGS AND HEIDMAR, INCLUDING MANAGEMENT DISCUSSION AND ANALYSIS AND FINANCIAL INFORMATION ON HEIDMAR AND PRO FORMA FINANCIAL INFORMATION ON THE COMPANY AND HOLDINGS, PLEASE SEE EXHIBIT 99.1 AND EXHIBIT 99.2 TO THE REGISTRATION STATEMENT RELATED TO THIS PROSPECTUS.

Summary Risk Factors

Our business is subject to a number of risks. You should be aware of these risks before making an investment decision. These risks are discussed more fully in the section of this prospectus titled “Risk Factors,” which begins on page 8 of this prospectus, and include, among others, the following:

●	The consummation of the Business Combination is subject to the closing conditions contained in the Business Combination Agreement and could be delayed or may never occur;

●	MGO and Heidmar will incur significant transaction and transition costs in connection with the Business Combination;

●	The announcement of the proposed Business Combination could disrupt Heidmar’s relationships with its customers, suppliers, business partners and others, as well as its operating results and business generally;

●	After the Business Combination, Holdings may be exposed to unknown or contingent liabilities and may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and share price;

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●	Due to potential fluctuations in the market value of Holdings Shares, MGO Stockholders cannot be sure of the market value of the consideration that they will receive in the Business Combination ;

●	If the Business Combination is not completed by the Outside Date either MGO or Heidmar may have the right to terminate the Business Combination Agreement;

●	The Business Combination Agreement contains restrictions on the ability of Heidmar and MGO to pursue alternatives to the Business Combination;

●	Termination of the Business Combination Agreement could negatively impact MGO and Heidmar;

●	If the Business Combination is consummated, MGO Stockholders will experience immediate and material dilution;

●	Holdings’ ability to be successful following the Business Combination will depend upon the efforts of the Heidmar’s officers and the loss of such persons could negatively impact the operations and profitability of the post-Business Combination business;

●	The directors and officers of Holdings have not had experience managing a business like MGO’s and may not succeed in attracting capable managers, which could cause MGO’s business and financial condition to suffer;

●	The IRS may not agree that Holdings (i) should be treated as a non-U.S. corporation for U.S. federal income tax purposes and (ii) should not be treated as a “surrogate foreign corporation” for U.S. federal income tax purposes;

●	If Holdings is a passive foreign investment company for United States federal income tax purposes for any taxable year, U.S. holders of Holdings Shares could be subject to adverse United States federal income tax consequences;

●	The Business Combination may not qualify as a non-taxable transaction for U.S. federal income tax purposes;

●	There can be no assurance that the Holdings Shares will be approved for listing on Nasdaq or any other national securities exchange, or that Holdings will be able to comply with the continued listing standards of Nasdaq or any other national securities exchange;

●	Holdings is an emerging growth company and will therefore be subject to reduced reporting requirements that may make the Holdings Shares less attractive to investors;

●	Holdings will be a “controlled company” within the meaning of the Nasdaq rules and will be exempt from certain corporate governance requirements as a result;

●	Holdings will be a “foreign private issuer” under U.S. securities laws, which exempts it from certain reporting and other obligations and could make the Holdings Shares less attractive to some investors;

●	Holdings may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses;

●	Investor confidence and the market price of Holdings’ shares may be adversely impacted if Holdings’ management is unable to establish and maintain an effective system of internal control over financial reporting;

●	Upon completion of the Business Combination, MGO Stockholders will become shareholders of Holdings, and the market price for the Holdings Shares may be affected by factors different from those that historically have affected MGO;

●	The requirements of being a public company may strain Holdings’ resources, divert Holdings management’s attention and affect Holdings’ ability to attract and retain qualified board members;

●	Future sales of Holdings Shares, including resales by the Heidmar Shareholders and other significant shareholders, may cause the market price of the Holdings Shares to drop significantly, even if Holdings’ business is doing well;

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●	The market price of Holdings Shares may be volatile, and you may lose all or part of your investment;

●	Holdings is a holding company that depends on the ability of its subsidiaries to distribute funds to it in order to satisfy its financial and other obligations;

●	Currently, there is no public market for the Holdings Shares. MGO Stockholders cannot be sure that an active trading market will develop for the Holdings Shares, the market price they will receive or that Holdings will successfully obtain authorization for listing on the Nasdaq;

●	We have a history of operating losses and may continue to incur losses for the foreseeable future. We may not be able to generate sufficient net sales to achieve or maintain profitability. Failure to maintain an adequate growth rate will materially and adversely affect our business, financial condition and operating results;

●	Because we operate in an evolving industry, our past results may not be indicative of future performance, and our future performance may fluctuate materially which will increase your investment risk;

●	If we fail to effectively manage our growth, our business, financial condition and operating results could be harmed;

●	Our sales may be adversely affected if we fail to respond to changes in consumer preferences in a timely manner or are not successful in expanding our product offerings;

●	Uncertainties in economic conditions and their impact on consumer spending patterns could adversely impact our operating results;

●	Failure of our vendors to supply high quality and compliant merchandise in a timely manner may damage our reputation and brand and harm our business;

●	Government regulation of the Internet and ecommerce is evolving, and unfavorable changes or failure by us to comply with these regulations could substantially harm our business and results of operations;

●	Our failure or the failure of third-party service providers to protect our site, networks and systems against security breaches, or otherwise to protect our confidential information, could damage our reputation and brand and substantially harm our business and operating results;

●	If we lose any of our key management personnel, we may not be able to successfully manage our business or achieve our objectives;

●	We may incur material losses and costs as a result of manufacturer’s product defects, warranty claims or product liability actions that may be brought against us;

●	The price of our Common Stock may rapidly fluctuate or may decline regardless of our operating performance, resulting in substantial losses for investors;

●	We are an “emerging growth company” and a “smaller reporting company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our Common Stock less attractive to investors;

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SUMMARY OF THE OFFERING

The following summary contains basic terms about this offering and the Common Stock and is not intended to be complete. It may not contain all of the information that is important to you. You should read the more detailed information contained in this prospectus, including but not limited to, the risk factors beginning on page 8. For a more complete description of the terms of the Common Stock, see the section of this prospectus entitled “Description of the Securities.”

Securities Offered:

Up to 2,100,840 shares of Common Stock and/or Pre-funded Warrants to purchase shares of Common Stock in lieu of shares of Common Stock that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock. The Pre-funded Warrants have an exercise price of $0.00001 per share, will be exercisable immediately and may be exercised at any time until all of the Pre-funded Warrants are exercised in full. We are also registering the shares of Common Stock issuable upon exercise of the Pre-funded Warrants. For each Pre-funded Warrant that we sell, the number of Common Stock that we are offering will be decreased on a one-for-one basis.

Assumed Public Offering Price:	$2.38 per share, based upon the last reported sale price of our Common Stock on The Nasdaq Capital Market on November 19, 2024 (minus $0.00001 with respect to any Pre-funded Warrant).

Shares of Common Stock Outstanding Prior to this Offering:	2,904,001 shares of Common Stock as of November 27, 2024.

Shares of Common Stock to be Outstanding After this Offering:	5,004,841 shares of Common Stock

Best Efforts Offering:	We have agreed to offer and sell the securities offered hereby directly to the purchasers. We have retained Maxim Group LLC to act as our exclusive placement agent to use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. The placement agent is not required to buy or sell any specific number of the securities offered hereby. See “Plan of Distribution” beginning on page 78 of this prospectus.

Use of Proceeds:	We currently intend to use the net proceeds from this offering to pay operational expenses, transaction costs incurred in connection with the Business Combination and to pay severance amounts to certain executives of the Company. See the section titled “Use of Proceeds” for additional information.

Risk Factors:	Investing in our securities involves a high degree of risk. For a discussion of risk factors, you should consider in making an investment, see “Risk Factors” beginning on page 8.

Nasdaq Listing:	Our Common Stock is listed on the Nasdaq Stock Market, LLC under the ticker symbol “MGOL”.

Transfer Agent:	The transfer agent of our Common Stock is Transhare Corporation.

Unless otherwise indicated, this prospectus assumes no issuance of Pre-funded Warrants in connection with this offering.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the following risk factors, which address the material risks concerning our business and an investment in our Common Stock, together with the other information contained in this prospectus. If any of the risks discussed in this prospectus occur, our business, prospects, liquidity, financial condition and results of operations could be materially and adversely affected, in which case the trading price of our Common Stock could decline significantly, and you could lose all or part of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to the Business Combination

As described under “Prospectus Summary - Recent Developments”, the Company has entered into the Business Combination Agreement, which if approved by our stockholders and completed in accordance with its terms, the shares of the Company’s common stock will be cancelled and our former stockholders will receive common shares of Holdings. The risks related to Heidmar and Holdings are described in Exhibit 99.1 to the Registration Statement which this prospectus forms a part.

The consummation of the Business Combination is subject to the closing conditions contained in the Business Combination Agreement and could be delayed or may never occur.

The consummation of the Business Combination is subject to the closing conditions contained in the Business Combination Agreement and could be delayed or may never occur. Accordingly, any shares of Common Stock of the Company (“MGO Shares”) offered and purchased (including newly issued MGO Shares sold under MGO’s at-the-market program or through other capital raising activities) following the announcement of the Business Combination but prior to the Closing is an investment in the Company. The Business Combination is subject to the approval of the stockholders of MGO (the “MGO Stockholders”), and while stockholders holding a majority of the issued and outstanding MGO Shares have agreed to vote to approve the Business Combination, it is possible that events could occur that would prevent this approval from being obtained. The closing conditions that must be satisfied or waived before the Closing can occur are specified in the Business Combination Agreement and include: (i) the representations and warranties of MGO, Heidmar and the Heidmar Shareholders being true and correct subject to the materiality standards contained in the Business Combination Agreement; (ii) material compliance by the parties of their respective pre-closing covenants and agreements, subject to the standards contained in the Business Combination Agreement; (iii) the absence of any Material Adverse Effect (as defined in the Business Combination Agreement) with respect to Heidmar since the effective date of the Business Combination Agreement that is continuing and uncured; (iv) the expiration or termination, as applicable, of any waiting period (and any extension thereof) applicable to the consummation of the Business Combination Agreement under any antitrust laws; (v) that no governmental authority of competent jurisdiction shall have enacted any law or order in effect at the time of Closing which has the effect of making the Business Combination or other ancillary Transactions illegal or otherwise prohibiting consummation of the Business Combination or ancillary Transactions; (vi) the Registration Statement (as defined below) being declared effective by the SEC; (vii) the articles of incorporation and bylaws of Holdings having been amended and restated as set forth in an exhibit to the Business Combination Agreement; (viii) the entry into certain ancillary agreements as of the Closing; (ix) the approval of the listing of the Holdings Shares on Nasdaq (or another national securities exchange), and (x) the receipt of certain closing deliverables. MGO and Heidmar may not satisfy all of the closing conditions in the Business Combination Agreement. If the closing conditions are not satisfied or waived, the Business Combination will not occur, or will be delayed pending later satisfaction or waiver, which could have a material adverse effect on the Company’s business, results of operations, cash flows and financial position.

Further, the aggregate percentages of Holdings Shares to be issued to the holders of MGO Shares on one hand and the Heidmar Shareholders on the other immediately after the consummation of the Business Combination is fixed pursuant to the Business Combination Agreement. Accordingly, the issuance of new MGO Shares following announcement of the Business Combination Agreement, including through the Company’s at-the-market sales program or other capital raises, will not increase the aggregate ownership percentage of Holdings Shares to be issued to holders of MGO Shares following consummation of the Business Combination, but will dilute the Holdings ownership percentage that each individual holder of MGO Shares would receive.

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MGO and Heidmar will incur significant transaction and transition costs in connection with the Business Combination.

MGO, Holdings and Heidmar have incurred and expect to incur significant, non-recurring costs in connection with consummating the Business Combination, including legal, accounting, consulting, investment banking and other fees, expenses and costs. In addition, Holdings will incur significant costs operating as a public company following the consummation of the Business Combination and may also incur additional costs to retain key employees. Generally, transaction expenses incurred in connection with the Business Combination will be paid by the party incurring those expenses, and many of those expenses might not be paid until after the Closing. Accordingly, these expenses could result in Holdings having less money following the Closing to spend on other aspects of its business, particularly if the actual expenses turn out to be higher than anticipated.

Legal proceedings in connection with the Business Combination, the outcomes of which are uncertain, could delay or prevent the completion of the Business Combination.

In connection with transactions like the proposed Business Combination, it is not uncommon for lawsuits to be filed against the parties and/or their respective directors and officers alleging, among other things, that the proxy statement/prospectus provided to shareholders contains false and misleading statements and/or omits material information concerning the transaction. Although no such lawsuits have yet been filed in connection with the Business Combination, it is possible that such actions may arise and, if they do arise, to seek, among other things, injunctive relief and an award of attorneys’ fees and expenses. Defending such lawsuits could require MGO, Heidmar and Holdings to incur significant costs and draw the attention of MGO’s and Heidmar’s management teams away from the consummation of the Business Combination and the management of their respective businesses. Further, the defense or settlement of any lawsuit or claim that remains unresolved at the time the Business Combination is consummated may adversely affect Holdings’ business, financial condition, results of operations and cash flows. Such legal proceedings could delay or prevent the Business Combination from being consummated within the expected timeframe.

The announcement of the proposed Business Combination could disrupt Heidmar’s relationships with its customers, suppliers, business partners and others, as well as its operating results and business generally.

Risks relating to the announcement of the Business Combination on Heidmar’s business include the following:

●	its employees may experience uncertainty about their future roles, which might adversely affect Heidmar’s ability to retain and hire key personnel and other employees;
●	customers, suppliers, business partners and other parties with which Heidmar maintains business relationships may experience uncertainty about its future and seek alternative relationships with third parties, seek to alter their business relationships with Heidmar or fail to extend an existing relationship with Heidmar; and
●	Heidmar has expended and will continue to expend significant costs, fees and expenses for professional services and transaction costs in connection with the proposed Business Combination.

If any of the aforementioned risks were to materialize, they could lead to significant costs which may impact Holdings’ results of operations and cash available to fund its business.

After the Business Combination, Holdings may be exposed to unknown or contingent liabilities and may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and share price.

It is possible that the due diligence conducted in relation to Heidmar and MGO and their respective businesses did not identify all material issues or risks associated with these companies or the industries in which they compete.

Furthermore, factors outside of the parties’ control could arise later. As a result of these factors, Holdings may be exposed to liabilities and incur additional costs and expenses and be forced to later write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in losses. Even if the due diligence has identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with the parties’ preliminary risk analysis. If any of these risks materialize, this could have a material adverse effect on the Holdings’ financial condition and results of operations and could contribute to negative market perceptions about Holdings’ securities.

Due to potential fluctuations in the market value of Holdings Shares, MGO Stockholders cannot be sure of the market value of the consideration that they will receive in the Business Combination.

After the Closing, the Heidmar Shareholders will own 94.34% of Holdings (including amounts to be distributed to MGO’s financial advisor), and the MGO Stockholders will own 5.66% of Holdings, without taking into account the issuance of any Earnout Shares (as defined in the Business Combination Agreement). Pursuant to the Business Combination Agreement, any MGO Shares that MGO issues prior to Closing will not change these percentages.

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The consideration that eligible MGO Stockholders will receive upon consummation of the Business Combination Agreement is one Holdings Common Share for each share of MGO Common Stock (an “MGO Share”). In addition, the Heidmar Shareholders will receive, for each Heidmar Share, a number of Holdings Shares equal to (a) the MGO Shares outstanding at Closing, times (b) 16.6667, divided by (c) the outstanding shares of Heidmar. Prior to the Closing, there has not been and will not be an established public trading market for Holdings Shares. The market value of Holdings Shares will reflect the combination of MGO and Heidmar under the terms of the Business Combination. Further, the MGO Merger Consideration will not be adjusted to reflect any changes in the number of MGO Shares outstanding, the market value of MGO Shares or currency Exchange Rates.

Changes in the price of MGO Shares may result from a variety of factors, including, among others, changes in MGO’s business, operations or prospects, regulatory considerations, governmental actions, legal proceedings and general business, market, industry, political or economic conditions. Many of these factors are beyond MGO’s control. As a result, the aggregate market value of the Holdings Shares that a MGO Stockholder is entitled to receive at the Closing could vary significantly from the value of the equivalent MGO Shares on the date of the Business Combination Agreement, the date of this proxy statement/prospectus or at other times, and MGO Stockholders will neither know nor be able to calculate the value of the MGO Merger Consideration they would receive upon the Closing. MGO Stockholders are urged to obtain current market quotations for MGO Shares.

If the Business Combination is not completed by the Outside Date either MGO or Heidmar may have the right to terminate the Business Combination Agreement.

If the conditions to the obligations of Heidmar and MGO to consummate the Business Combination Agreement are not satisfied or waived (if applicable) by December 31, 2024, either MGO or Heidmar may have the right to terminate the Business Combination Agreement. MGO or Heidmar may elect to terminate the Business Combination Agreement in certain other circumstances, including if the MGO Stockholders fail to approve the Transactions at their respective shareholder meetings, and MGO and Heidmar can mutually decide to terminate the Business Combination Agreement at any time prior to the Merger Effective Time, before or after the required MGO Stockholder Approval.

The Business Combination Agreement contains restrictions on the ability of Heidmar and MGO to pursue alternatives to the Business Combination.

The Business Combination Agreement contains provisions that may discourage a third party from submitting a competing business combination proposal that might result in greater value to the Heidmar Shareholders or the MGO Stockholders than the Business Combination. These provisions include, among others, a general prohibition on Heidmar and MGO from soliciting or entering into discussions with any third party regarding, among other things, any business combination proposal, during the Interim Period.

Certain MGO Stockholders who hold a majority of the MGO Shares have entered into agreements to vote in favor of the Transactions.

Certain MGO Stockholders who are officers or directors of MGO and hold a majority of the MGO Shares (the “MGO Principals”) have entered into Voting and Support Agreements with MGO, Heidmar and Holdings, pursuant to which they have agreed, among other things, to vote their MGO Shares in favor of all the proposals presented for approval by MGO’s shareholders in respect of the Business Combination, including voting in favor of the Business Combination and to approve the Business Combination Agreement and not to transfer his or her MGO Shares (subject to certain exceptions). Further, in the Business Combination Agreement, MGO has agreed to not issue new MGO Shares prior to the Record Date if that issuance would cause the portion of MGO Shares held by the MGO Principals to fall to 50% or less. Accordingly, the votes of the MGO Principals can ensure that MGO’s shareholders will approve the Business Combination even if the remaining MGO Stockholders vote against it or otherwise believe the Business Combination is not in their best interests.

Even if the Business Combination Agreement is approved by the MGO Stockholders, closing of the Business Combination still requires that certain closing conditions be satisfied or waived. It is possible that MGO, Heidmar and/or Holdings will fail to satisfy one or more conditions and this failure may not be waived by the other parties. If the closing conditions are not satisfied or waived by the applicable parties, the Business Combination will not occur, or will be delayed pending later satisfaction or waiver, and such delay may cause MGO, Holdings or Heidmar to lose some or all of the intended benefits of the Business Combination.

Further, satisfying the conditions to, and the completion of, the Business Combination may take longer and could cost more than Heidmar and MGO expect. Any delay or additional costs incurred in connection with completing the Business Combination could materially affect the benefits that Heidmar and MGO expect to achieve from the Business Combination.

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Termination of the Business Combination Agreement could negatively impact MGO and Heidmar.

If the Business Combination is not completed for any reason, including as a result of MGO Stockholders declining to adopt the Business Combination Agreement or declining to approve the proposals required to effect the Business Combination, the ongoing businesses of MGO and Heidmar may be adversely impacted and, without realizing any of the anticipated benefits of completing the Business Combination, MGO and Heidmar would be subject to a number of risks, including the following:

●	MGO may experience negative reactions from the financial markets, including negative impacts on MGO’s stock price (including to the extent that the current market price reflects a market assumption that the Business Combination will be completed);
●	Heidmar may experience negative reactions from its customers, vendors and employees;
●	MGO and Heidmar will have incurred substantial expenses and will be required to pay certain costs relating to the Business Combination, whether or not the Business Combination is completed; and
●	since the Business Combination Agreement restricts the conduct of MGO’s and Heidmar’s businesses prior to completion of the Business Combination, each of MGO and Heidmar may not have been able to take certain actions during the pendency of the Business Combination that would have benefitted it as an independent company, and the opportunity to take such actions may no longer be available.

If the Business Combination is consummated, MGO Stockholders will experience immediate and material dilution.

After the Closing, the MGO Stockholders will own 5.66% of Holdings, and the Heidmar Shareholders will own 94.34% of Holdings (including amounts to be distributed to MGO’s financial advisor), without taking into account the issuance of any Earnout Shares. Pursuant to the Business Combination Agreement, any MGO Shares that MGO issues prior to Closing will not change these percentages. As such, the MGO Stockholders will experience immediate and material dilution upon Closing.

Holdings’ ability to be successful following the Business Combination will depend upon the efforts of the Heidmar’s officers and the loss of such persons could negatively impact the operations and profitability of the post-Business Combination business.

Holdings’ ability to be successful following the Business Combination will be dependent upon the efforts of the certain key personnel of Heidmar. Although the parties expect key personnel to remain with Holdings following the Business Combination, there can be no assurance that they will do so. It is possible that Heidmar will lose some key personnel, the loss of which could negatively impact the operations and profitability of Holdings. Furthermore, following the Closing, certain of the key personnel of Heidmar may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause Holdings to have to expend time and resources helping them become familiar with such requirements.

The directors and officers of Holdings have not had experience managing a business like MGO’s and may not succeed in attracting capable managers, which could cause MGO’s business and financial condition to suffer.

None of the officers and directors of MGO will remain as officers or directors of MGO following the Business Combination. The officers and directors of Holdings following the Business Combination will be determined by Heidmar and will consist primarily of officers and directors of Heidmar. Heidmar is a commercial manager of ocean-going transport vessels, which is a very different business from the business that MGO manages, which is to design, manufacture, license, distribute, advertise and sell a range of products. Holdings may fail to find and employ capable and experienced personnel to manage and operate MGO’s business upon the Closing. If so, MGO’s business and its financial condition could suffer.

Risks Related to U.S. Federal Income Taxation of the Business Combination

The IRS may not agree that Holdings (i) should be treated as a non-U.S. corporation for U.S. federal income tax purposes and (ii) should not be treated as a “surrogate foreign corporation” for U.S. federal income tax purposes.

Under current U.S. federal income tax law, a corporation generally will be considered to be a U.S. corporation for U.S. federal income tax purposes only if it is created or organized in the United States or under the law of the United States or of any State or the District of Columbia. Accordingly, under generally applicable U.S. federal income tax rules, Holdings, which is not created or organized in the United States or under the law of the United States or of any State but is instead a Republic of the Marshall Islands incorporated entity and a tax resident of Greece, would generally be classified as a non-U.S. corporation. Section 7874 of the Code, and the Treasury regulations promulgated thereunder, however, contain specific rules that may cause a non-U.S. corporation to be treated as a U.S. corporation for U.S. federal income tax purposes. If it were determined that Holdings is treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code and the Treasury regulations promulgated thereunder, Holdings would be liable for U.S. federal income tax on its income just like any other U.S. corporation and certain distributions made by Holdings to Non-U.S. holders (as defined in “Certain Tax Considerations—U.S. Federal Income Tax Considerations”) of Holdings would be subject to U.S. withholding tax. In addition, even if Holdings is not treated as a U.S. corporation, it may be subject to unfavorable treatment as a “surrogate foreign corporation” in the event that ownership attributable to former MGO Stockholders exceeds a threshold amount. If it were determined that Holdings is treated as a surrogate foreign corporation for U.S. federal income tax purposes under Section 7874 of the Code and the Treasury regulations promulgated thereunder, dividends paid by Holdings would not qualify for “qualified dividend income” treatment, and U.S. Affiliates of Holdings after the completion of the Business Combination, including MGO, could be subject to increased taxation under the inversion gain rules and Section 59A of the Code.

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Holdings believes it should not be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code or as a surrogate foreign corporation. However, whether the requirements for such treatment have been satisfied must be finally determined after the completion of the Business Combination, by which time there could be adverse changes to the relevant facts and circumstances. Furthermore, the interpretation of Treasury regulations relating to the required ownership of Holdings is subject to uncertainty and there is limited guidance regarding their application. Accordingly, there can be no assurance that the IRS will not take a contrary position to those described above or that a court will not agree with a contrary position of the IRS in the event of litigation. You are urged to consult your tax advisor to determine the tax consequences if the classification of Holdings as a non-U.S. corporation is not respected or if Holdings is treated as a surrogate foreign corporation.

If Holdings is a passive foreign investment company for United States federal income tax purposes for any taxable year, U.S. holders of Holdings Shares could be subject to adverse United States federal income tax consequences.

If Holdings is or becomes a “passive foreign investment company,” or a PFIC, within the meaning of Section 1297 of the Code for any taxable year during which a U.S. holder holds Holdings Shares, certain adverse U.S. federal income tax consequences may apply to such U.S. holder. A non-U.S. corporation, such as Holdings, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year in which, after applying certain look-through rules, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. Heidmar does not believe that Holdings will be treated as a PFIC for its current taxable year and does not expect to become one in the near future. However, PFIC status depends on the composition of a company’s income and assets and the fair market value of its assets from time to time, as well as on the application of complex statutory and regulatory rules that are subject to potentially varying or changing interpretations.

If Holdings determines that it is a PFIC for any taxable year, Holdings will endeavor to provide, and will endeavor to cause its non-U.S. subsidiaries that are PFICs, to provide, U.S. holders with tax information necessary to enable a U.S. holder to make a qualified electing fund (QEF) election with respect to Holdings and its non-U.S. subsidiaries.

If Holdings is treated as a PFIC, a U.S. holder of Holdings Shares may be subject to adverse U.S. federal income tax consequences, such as taxation at the highest marginal ordinary income tax rates on capital gains and on certain actual or deemed distributions, interest charges on certain taxes treated as deferred, and additional reporting requirements. U.S. holders of Holdings Shares should consult with their tax advisors regarding the potential application of these rules.

The Business Combination may not qualify as a non-taxable transaction for U.S. federal income tax purposes.

If the Business Combination does not qualify as a non-taxable transaction for U.S. federal income tax purposes, the receipt of Holdings Shares in exchange for MGO Shares pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. Holder of MGO Shares that receives Holdings Shares pursuant to the Merger will generally recognize taxable gain or loss equal to the difference between (i) the sum of the fair market value of the Holdings Shares received as consideration in the Merger and (ii) its adjusted tax basis in the MGO Shares surrendered in the exchange.

In certain circumstances, Section 304 of the Code may cause a holder of MGO Shares that also owns, actually or constructively, Heidmar Shares (and will actually or constructively own Holdings Shares issued in exchange for such Heidmar Shares pursuant to the Heidmar Share Acquisition) to be treated as receiving a dividend up to the fair market value of the Holdings Shares and cash received in the Merger, regardless of its gain or loss in the Merger.

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Risks Related to Holdings Becoming a Public Company

There can be no assurance that the Holdings Shares will be approved for listing on Nasdaq or any other national securities exchange, or that Holdings will be able to comply with the continued listing standards of Nasdaq or any other national securities exchange.

In connection with the Closing, Holdings intends to list the Holdings Shares on Nasdaq or another national securities exchange under the symbol “HMR”. If, after the Business Combination, Nasdaq delists Holdings’ shares from trading on its exchange for failure to meet the listing standards and Holdings is not able to list its shares on another national securities exchange, Holdings expects its shares could be quoted on an over-the-counter market. If this were to occur, Holdings and its shareholders could face significant material adverse consequences including:

●	a limited availability of market quotations for Holdings Shares;
●	reduced liquidity for Holdings Shares;
●	a determination that the Holdings Shares are “penny stock,” which would require brokers trading the Holdings Shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for Holdings Shares;
●	a limited amount of news and analyst coverage for Holdings; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

Holdings is an emerging growth company and will therefore be subject to reduced reporting requirements that may make the Holdings Shares less attractive to investors.

Following the consummation of the Business Combination, Holdings will be an emerging growth company, as defined in the JOBS Act. For as long as Holdings continues to be an emerging growth company, it may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including exemption from compliance with the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Further, an emerging growth company’s auditor is exempt from the requirement to communicate critical audit matters in the auditor’s report. Holdings will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (x) during which the fifth anniversary of the effective date of this proxy statement/prospectus occurs, (y) in which Holdings has total annual gross revenue of at least $1.235 billion or (z) in which Holdings is deemed to be a large accelerated filer (which means the market value of Holdings Shares held by non-affiliates exceeds $700.0 million as of the last Business Day of the second fiscal quarter of that fiscal year), and (ii) the date on which Holdings has issued more than $1.0 billion in non-convertible debt during the prior three-year period.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. Holdings may elect to avail itself of this exemption from new or revised accounting standards in the future and, therefore, Holdings would not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Holdings cannot predict if investors will find Holdings Shares less attractive because Holdings may rely on these exemptions. If some investors find the Holdings Shares less attractive as a result, there may be a less active trading market for the Holdings Shares and its market price may be more volatile.

Holdings will be a “controlled company” within the meaning of the Nasdaq rules and will be exempt from certain corporate governance requirements as a result.

Immediately following the completion of the Business Combination, Heidmar Shareholders who are not U.S. persons, will control a majority of the voting power of the outstanding Holdings Shares.

As a result, Holdings will be a “controlled company” within the meaning of the corporate governance standards of Nasdaq. Under these rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including:

●	the requirement that a majority of the board of directors of Holdings (the “Holdings Board”) consist of “independent directors” as defined under the rules of Nasdaq;
●	the requirement that the Holdings Board form a compensation committee composed of at least two independent directors with a written charter addressing the committee’s responsibilities; and
●	the requirement that nominees of the Holdings Board be selected by either (a) independent directors constituting a majority of the Holdings Board’s independent directors or (b) a nominations committee comprised solely of independent directors.

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Following the Business Combination, Holdings intends to utilize some or all of these exemptions. As a result, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Holdings will be a “foreign private issuer” under U.S. securities laws, which exempts it from certain reporting and other obligations and could make the Holdings Shares less attractive to some investors.

Following the Business Combination, Holdings will be a “foreign private issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). This means that the information Holdings will be required to publicly disclose will be different from those required of domestic public companies, including the following.

●	Holdings will not have to provide certain information as often or as quickly as domestic filers, including quarterly reports on Form 10-Q or current reports on Form 8-K.
●	Holdings’ directors, officers and Affiliates (its “insiders”) will not be subject to the provisions of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) requiring disclosure of stock purchases and sales, which means investors will have less information in this regard than they do about MGO or other domestic public companies.
●	Holdings’ insiders also won’t be subject to the “short swing” profit liability in Section 16 of the Exchange Act.
●	Holdings will not be subject to the provisions of the Exchange Act regulating the solicitation of proxies, and its proxy statements are not subject to review by the SEC, which means there may be less public information regarding Holdings and its governance than for MGO or other domestic companies.
●	Holdings will not be subject to the selective disclosure rules relating to material nonpublic information under Regulation FD.

Holdings will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, Holdings intends to publish its results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information Holdings is required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer. Further, these factors could the Holdings Shares less attractive to some investors or otherwise harm its share price.

Holdings is permitted to follow certain “home country” governance practices in the Marshall Islands rather than the corporate governance requirements of the Nasdaq.

As a foreign private issuer, Holdings will have the option to follow certain home country corporate governance practices rather than those of the Nasdaq, provided that Holdings discloses the requirements it is not following and describe the home country practices it is following. Holdings intends to rely on this “foreign private issuer exemption” with respect to Nasdaq rules requiring shareholder approval. Holdings may in the future elect to follow home country practices with regard to other matters. As a result, Holdings’ shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.

Holdings may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses.

At the Closing of the Business Combination, Holdings will be a foreign private issuer, which means it will not be required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act that are applicable to domestic companies. A company’s foreign private issuer status is determined annually on the last Business Day of its most second fiscal quarter, and, accordingly, the next determination will be made with respect to Holdings on June 30, 2025. In the future, Holdings would lose its foreign private issuer status if (a) more than 50% of its outstanding voting securities are owned by U.S. residents and (b) one of the following three things are true: (1) a majority of its directors or executive officers are U.S. citizens or residents, (2) it administers its business principally from the United States or (3) a majority of its assets are located in the United States. If Holdings loses its foreign private issuer status, it would be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. Holdings would also have to mandatorily comply with U.S. federal proxy requirements, and Holdings’ officers, directors and principal shareholders would become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, Holdings would lose its ability to rely upon exemptions from certain corporate governance requirements under the listing rules of the Nasdaq. As a U.S. listed public company that is not a foreign private issuer, Holdings would incur significant additional legal, accounting and other expenses that it would not incur as a foreign private issuer.

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The requirements of being a public company may strain Holdings’ resources, divert Holdings management’s attention and affect Holdings’ ability to attract and retain qualified board members.

Holdings will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, Nasdaq listing requirements and other applicable securities rules and regulations. As such, Holdings will incur additional legal, accounting and other expenses following the completion of the Business Combination. These expenses may increase even more once Holdings no longer qualifies as an “emerging growth company.” The Exchange Act requires, among other things, that Holdings file annual and current reports with respect to its business and operating results. The Sarbanes-Oxley Act requires, among other things, that Holdings maintains effective disclosure controls and procedures and internal control over financial reporting. Holdings may need to hire more employees post-Business Combination or engage outside consultants to comply with these requirements, which will increase its post-Business Combination costs and expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Holdings expects these laws and regulations to increase its legal and financial compliance costs after the Business Combination and to render some activities more time-consuming and costly, although Holdings is currently unable to estimate these costs with any degree of certainty.

Many members of Holdings’ management team will have limited experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. Holdings’ management team may not successfully or efficiently manage the transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and regulations and the continuous scrutiny of securities analysts and investors. The need to establish the corporate infrastructure demanded of a public company may divert the management’s attention from implementing its growth strategy, which could prevent Holdings from improving its business, financial condition and results of operations. Furthermore, Holdings expects these rules and regulations to make it more difficult and more expensive for Holdings to obtain director and officer liability insurance, and consequently Holdings may be required to incur substantial costs to maintain the same or similar coverage. These additional obligations could have a material adverse effect on its business, financial condition, results of operations and prospects. These factors could also make it more difficult for Holdings to attract and retain qualified members of its board of directors, particularly to serve on Holdings’ finance and audit committee and nomination and compensation committee, and to attract and retain qualified executive officers.

As a result of disclosure of information in filings required of a public company, Holdings’ business and financial condition will become more visible, which Holdings believes may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, Holdings’ business and operating results could be adversely affected, and, even if the claims do not result in litigation or are resolved in Holdings’ favor, these claims, and the time and resources necessary to resolve them, could cause an adverse effect on its business, financial condition, results of operations, prospects and reputation.

Holdings’ failure to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act that will be applicable to it after the Closing could have a material adverse effect on its business.

Heidmar is currently not subject to Section 404 of the Sarbanes-Oxley Act. However, following the Closing, Holdings will be required to provide management’s attestation on internal controls. The standards required for a public company under Section 404(a) of the Sarbanes-Oxley Act are significantly more stringent than those required of Heidmar as a privately-held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that will be applicable after the Business Combination. If Holdings is not able to implement the additional requirements of Section 404(a) in a timely manner or with adequate compliance, it may not be able to assess whether its internal controls over financial reporting are effective, which may subject it to adverse regulatory consequences and could harm investor confidence and the market price of its securities.

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Risks Related to the Holdings Shares

Upon completion of the Business Combination, MGO Stockholders will become shareholders of Holdings, and the market price for the Holdings Shares may be affected by factors different from those that historically have affected MGO.

Upon completion of the Business Combination, MGO Stockholders will become shareholders of Holdings. Holdings’ business differs from that of MGO, and, accordingly, the results of operations of Holdings will be affected by some factors that are different from those currently affecting the results of operations of MGO. Holdings is a holding company incorporated in the Marshall Islands, and, after the consummation of the Business Combination, will have as its direct subsidiaries MGO and Heidmar. Heidmar is engaged in tanker pooling, commercial and asset management, and time charters, businesses quite distinct from those that MGO currently operates. Holdings’ business and results of operations will, therefore, be affected by operating, industry and regional risks to which MGO is not currently exposed.

Future sales of Holdings Shares, including resales by the Heidmar Shareholders and other significant shareholders, may cause the market price of the Holdings Shares to drop significantly, even if Holdings’ business is doing well.

Under the Business Combination Agreement, after the Closing, it is anticipated that existing Heidmar Shareholders will hold 94.34% of Holdings (including amounts to be distributed to MGO’s financial advisor) and the former MGO stockholders will hold 5.66% of Holdings, without taking into account the issuance of any Earnout Shares. All of these Holdings Shares will be issued to these holders pursuant to the registration statement that Holdings will file in connection with the Business Combination, and therefore will be freely tradable by their holders, subject in certain cases to the restrictions applicable to “control securities” under U.S. securities laws. The Holdings Shares held by the Heidmar Shareholders and the MGO Principals will also be subject to lock-up/leak-out agreements between these holders and Holdings, pursuant to which the Heidmar Shareholders, and the MGO Principals will be restricted from transferring their shares for four months after the Closing and have limits on the number of shares they may sell during the fifth and sixth month after the Closing, subject to certain customary exceptions.

The sale by these holders of substantial quantities of Holdings Shares, or the market’s perception that such a sale is pending, could cause a significant decrease in the price of the Holdings Shares. This could occur as the expiration of the lock-up or leak-out periods approach, upon an announcement of the waiver of the lock-up/leak-out restrictions applicable to some or all of the shares or for other reasons. Any of these could have the effect of increasing the volatility in, or putting significant downward pressure on, the price of Holdings Shares.

In addition, Holdings could seek to issue new Holdings Shares for sale or as consideration for an acquisition, which could also cause the market price of Holdings Shares to decline or impair Holdings’ ability to raise capital through a future sale of, or pay for acquisitions using, Holdings’ equity securities.

The future exercise of registration rights may adversely affect the market price of Holdings’ securities.

In connection with the Transactions Holdings will enter into a Registration Rights Agreement with the Heidmar Shareholders (each, a “Holder”). Pursuant to the Registration Rights Agreement, Holdings has agreed to file a Registration Statement with the SEC for the resale by the Holders from time-to-time of their Holdings Shares. The Holders will also be entitled to demand that Holdings engage in an underwritten offering of their Holdings Shares and will also have certain “piggy-back” registration rights with respect to registration statements filed for other offerings by Holdings. The presence of these additional Holdings Shares trading in the public market may have an adverse effect on the market price of Holdings’ securities.

The market price of Holdings Shares may be volatile, and you may lose all or part of your investment.

Immediately following completion of the Business Combination and the other transactions, Holdings will have outstanding shares that will be freely tradable without restriction. Sales by Holdings or Holdings’ shareholders of a substantial number of Holdings Shares, the issuance of Holdings Shares as consideration for acquisitions, or the perception that these sales might occur, could cause the market price of the Holdings Shares to decline or could impair Holdings’ ability to raise capital through a future sale of, or pay for acquisitions using, Holdings’ equity securities.

The market price of the Holdings Shares may be volatile, because of actual and perceived changes specific events regarding Holdings’ business, financial performance and prospects, general economic events and conditions, and general volatility in the stock market. The factors that could cause fluctuations in Holdings’ share price may include, among other factors (including those discussed in this “Risk Factors” section) the following:

●	actual or anticipated fluctuations in Holdings’ results of operations;
●	variance in Holdings’ financial performance from the expectations of market analysts or others;

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●	announcements by Holdings or Holdings’ competitors of significant business developments, changes in significant customers, acquisitions or expansion plans;
●	Holdings’ involvement in litigation;
●	Holdings’ sale of Holdings Shares or other securities in the future;
●	market conditions in Holdings’ industry;
●	changes in key personnel;
●	the trading volume of Holdings’ Common Shares;
●	the sale of a substantial number of Holdings Shares by Holdings or its shareholders, or the perception that such a sale may occur;
●	changes in the estimation of the future size and growth rate of Holdings’ markets; and
●	general economic and market conditions.

In addition, the stock markets have experienced extreme price and volume fluctuations. Broad market and industry factors may materially harm the market price of the Holdings Shares, regardless of Holdings’ operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted against that company. If Holdings was involved in any similar litigation, Holdings could incur substantial costs and Holdings’ management’s attention and resources could be diverted.

Volatility in Holdings’ share price could subject Holdings to securities class action litigation.

The market price of the Holdings Shares may be volatile and, in the past, companies that have experienced volatility in the market price of their shares have been subject to securities class action litigation. Holdings may be the target of this type of litigation and investigations. Securities litigation against Holdings could result in substantial costs and divert management’s attention from other business concerns, which could seriously harm Holdings’ business.

An active trading market for the Holdings Shares may not be sustained to provide adequate liquidity.

An active trading market may not be sustained for Holdings Shares. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. An inactive market may also impair Holdings’ ability to raise capital by selling Holdings Shares and may impair Holdings’ ability to acquire other companies by using Holdings’ shares as consideration.

Holdings is a holding company that depends on the ability of its subsidiaries to distribute funds to it in order to satisfy its financial and other obligations.

Holdings is a holding company that has no significant assets other than cash and the equity of its subsidiaries. Holdings’ ability to pay dividends and fulfill respective financial obligations depends on the performance of its subsidiaries and their ability to distribute funds to Holdings. The ability of Holdings’ subsidiaries to make these distributions may become subject to restrictions contained in those subsidiaries’ financing agreements and could be affected by a claim or other action by a third party, including a creditor, or by Marshall Islands law which regulates the payment of dividends by companies. If Holdings is unable to obtain sufficient funds from its subsidiaries to satisfy future liquidity requirements and/or to finance future operations or if for other reasons its subsidiaries are unable to upstream funds to it, Holdings may not be able to pay dividends.

Holdings’ ability to pay dividends is subject to limitations and risks that could cause those dividends to be lower than expected or to not be paid at all.

Holdings has never declared or paid any dividends on the Holdings Shares. Heidmar, which will be a wholly owned subsidiary of Holdings immediately following the Closing, paid an aggregate of $25 million in dividends in 2023 and did not pay any dividends in 2022. Heidmar has not yet paid any dividends in 2024, however the Business Combination Agreement requires Heidmar to have at least $10 million of cash and accounts receivable at Closing, and Heidmar expects to pay a dividend to the Heidmar Shareholders prior to Closing equal to its cash and accounts receivable in excess of that amount.

Any payment of any dividends by Holdings will be subject to certain limitations and qualifications including that:

●	Holdings intends to pay any dividends from its operating surplus, less amounts it retains to fund its expansion, for debt repayment and for other corporate purposes, as determined by Holdings’ management and board of directors;
●	the declaration and payment of dividends will be subject at all times to the discretion of the Holdings Board;

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●	the timing and amount of dividends will depend on Holdings’ earnings, financial condition, cash requirements and availability, fleet renewal and expansion, restrictions in its loan agreements, the provisions of Marshall Islands law affecting the payment of dividends and other factors; and
●	the requirements of Marshall Islands law, which generally prohibits the payment of dividends other than from surplus, while a company is insolvent, or if it would be rendered insolvent upon the payment of such dividends, or if there is no surplus, dividends may be declared or paid out of net income for the fiscal year in which the dividend is declared, and for the preceding fiscal year.

In addition, Holdings’ ability to pay any dividends is subject to and can be diminished by the risks set forth in this “Risk Factors” section, any of which could result in Holdings being unable to pay its expected dividends or any dividends at all. If Holdings fails to pay dividends at the expected rate, the value of Holdings Shares will decrease, and you could lose some or all of your investment.

Investors may suffer adverse tax consequences in connection with the acquisition, ownership and disposal of the Holdings Shares.

The tax consequences in connection with the acquisition, ownership and disposal of the Holdings Shares may differ from the tax consequences in connection with the acquisition, ownership and disposal of securities in another entity and may also differ depending on such an investor’s respective circumstances including, without limitation, where such an investor is a tax resident. Any such tax consequences could be materially adverse to such an investor and therefore, such an investor should seek its own tax advice in respect of the tax consequences in connection with the acquisition, ownership and disposal of the Holdings Shares.

The number of issued Holdings Shares may fluctuate substantially, which could lead to adverse tax consequences for the holders thereof.

It may be that the number of issued and outstanding Holdings Shares fluctuates substantially. This may have an impact on interests and certain thresholds that are relevant for investors’ tax purposes and positions, also dependent on their respective circumstances. The potential tax consequences in this regard could potentially be material, and therefore, investors should seek their own tax advice with respect to the tax consequences in connection with the acquisition, ownership and disposal of the Holdings Shares.

If securities or industry analysts do not publish research or reports about Holdings’ business, or if they issue an adverse or misleading opinion regarding Holdings Shares, the market price and trading volume of Holdings Shares could decline.

The trading market for Holdings Shares will be influenced by the research and reports that industry or securities analysts publish about Holdings or Holdings’ business. Holdings does not currently have and may never obtain research coverage by securities and industry analysts. If no or few securities or industry analysts commence coverage of Holdings, the trading price for Holdings Shares would be negatively impacted. In the event Holdings obtains securities or industry analyst coverage, if any of the analysts who cover Holdings issue an adverse or misleading opinion regarding Holdings, Holdings’ business model, Holdings’ intellectual property or Holdings’ stock performance, or if Holdings’ results of operations fail to meet the expectations of analysts, Holdings’ stock price would likely decline. If one or more of these analysts cease coverage of Holdings or fail to publish reports on Holdings regularly, Holdings could lose visibility in the financial markets, which in turn could cause Holdings’ stock price or trading volume to decline.

Investor confidence and the market price of Holdings’ shares may be adversely impacted if Holdings’ management is unable to establish and maintain an effective system of internal control over financial reporting.

Holdings will become a U.S. public company subject to the reporting requirements of the U.S. Securities and Exchange Commission (the “SEC”), following the completion of the Business Combination. SEC rules require a public company, to include a report from management of its internal control structure and procedures for financial reporting in that company’s annual report on Form 10-K or Form 20-F that contains an assessment by management of the effectiveness of its internal controls over financial reporting. This requirement will first apply to Holdings’ annual report on Form 20-F for the fiscal year ending on December 31, 2024. In addition, independent registered public accountants of a public company must report on the effectiveness of that company’s internal controls over financial reporting after that company loses emerging growth company status and has met accelerated filer status. Holdings’ management may not conclude that its internal controls over financial reporting are effective. Moreover, even if Holdings’ management does conclude that its internal controls over financial reporting are effective, if its independent registered public accountants are not satisfied with its internal control structure and procedures, the level at which its internal controls are documented, designed, operated or reviewed, or if the independent registered public accountants interpret the requirements, rules or regulations differently from Holdings’ management, they may not concur with its management’s assessment or may not issue a report that is unqualified. Any of these outcomes could result in an adverse reaction in the financial markets due to a loss of investor confidence in the reliability of Holdings’ financial statements, which could lead to a decline in the market price of its shares. Further, the total cost of Holdings’ initial compliance and the future ongoing costs of complying with U.S. public company requirements will be substantial.

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Currently, there is no public market for the Holdings Shares. MGO Stockholders cannot be sure that an active trading market will develop for the Holdings Shares, the market price they will receive or that Holdings will successfully obtain authorization for listing on the Nasdaq.

As part of the Business Combination, each issued and outstanding MGO Share will be converted into the right to receive one Holdings Common Share. Holdings is a newly formed entity, and prior to this transaction it has not issued any securities in the U.S. markets or elsewhere. Further, extensive information about Holdings, its businesses or its operations has not previously been publicly available. MGO and Holdings have agreed to cause the Holdings Shares to be issued in the Business Combination to be approved for listing on the Nasdaq prior to the effective time of the Business Combination. However, the listing of shares on the Nasdaq does not ensure that a market for the Holdings Shares will develop or the price at which the shares will trade. No assurance can be provided as to the demand for or trading price of the Holdings Shares following the Closing and the Holdings Shares may trade at a price less than the current market price of the MGO Shares.

Even if Holdings is successful in developing a public market, there may not be enough liquidity to enable shareholders to sell their common shares. If a public market for the Holdings Shares does not develop, investors may not be able to re-sell their common shares, rendering their shares illiquid and possibly resulting in a complete loss of their investment. Holdings cannot predict the extent to which investor interest in Holdings will lead to the development of an active, liquid trading market. The trading price of and demand for the Holdings Shares following completion of the Business Combination and the development and continued existence of a market and favorable price for the Holdings Shares will depend on a number of conditions, including the development of a market following, including by analysts and other investment professionals, the businesses, operations, results and prospects of Holdings, general market and economic conditions, governmental actions, regulatory considerations, legal proceedings and developments or other factors. These and other factors may impair the development of a liquid market and the ability of investors to sell shares at an attractive price. These factors also could cause the market price and demand for the Holdings Shares to fluctuate substantially, which may limit or prevent investors from readily selling their shares and may otherwise affect negatively the price and liquidity of the Holdings Shares. Many of these factors and conditions are beyond the control of Holdings or Holdings shareholders.

Recent market volatility could impact the share price and trading volume of Holdings’ securities.

The trading market for Holdings’ securities could be impacted by recent market volatility. Recent stock run-ups, divergences in valuation ratios relative to those seen during traditional markets, high short interest or short squeezes, and strong and atypical retail investor interest in the markets may impact the demand for Holdings Shares.

A possible “short squeeze” due to a sudden increase in demand of Holdings Shares that largely exceeds supply may lead to price volatility in Holdings Shares. Investors may purchase Holdings Shares to hedge existing exposure or to speculate on the price of the Holdings Shares, which may involve both long and short exposures. To the extent aggregate short exposure exceeds the number of Holdings Shares available for purchase, investors with short exposure may have to pay a premium to repurchase Holdings Shares for delivery to lenders. Those repurchases may in turn, dramatically increase the price of the Holdings Shares. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in the Holdings Shares that are not directly correlated to the operating performance of Holdings.

If the Holdings Shares are not eligible for deposit and clearing within the facilities of the Depository Trust Company, then Transactions in the Holdings Shares may be disrupted.

The facilities of the Depository Trust Company (“DTC”) are a widely used mechanism that allow for rapid electronic transfers of securities between the participants in the DTC system, which include many large banks and brokerage firms. Holdings expects that Holdings Shares will be eligible for deposit and clearing within the DTC system. Holdings expects to enter into arrangements with DTC whereby it will agree to indemnify DTC for stamp duty that may be assessed upon it as a result of its service as a depository and clearing agency for the Holdings Shares. Holdings expects these actions, among others, will result in DTC agreeing to accept the Holdings Shares for deposit and clearing within its facilities.

DTC is not obligated to accept Holdings Shares for deposit and clearing within its facilities in connection with the listing and, even if DTC does initially accept Holdings Shares, it will generally have discretion to cease to act as a depository and clearing agency for Holdings Shares.

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If DTC determines at any time after the completion of the Transactions and the listing that the Holdings Shares were not eligible for continued deposit and clearance within its facilities, then Holdings believes the Holdings Shares would not be eligible for continued listing on a U.S. securities exchange and trading in the shares would be disrupted. While Holdings would pursue alternative arrangements to preserve its listing and maintain trading, any such disruption could have a material adverse effect on the market price of the Holdings Shares.

Risks Related to MGO’s Business and Industry

We have a limited operating history in an evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

The Company has a limited operating history on which to base an evaluation of its business and prospects. The Company is subject to all the risks inherent in a small company seeking to develop, market and distribute new services, particularly companies in evolving markets such as the Internet, digital technology and payment systems. The likelihood of the Company’s success must be considered, in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the development, introduction, marketing and distribution of new products and services in a competitive environment.

Such risks for the Company include, but are not limited to, dependence on the success and acceptance of the Company’s products, the ability to attract and retain a suitable client base and the management of growth. To address these risks, the Company must, among other things, generate increased demand; attract a sufficient customer base; respond to competitive developments; successfully introduce new products; attract, retain and motivate qualified personnel and upgrade and enhance the Company’s technologies to accommodate expanded service offerings. In view of the rapidly evolving nature of the Company’s business and its limited operating history, the Company believes that period-to-period comparisons of its operating results are not necessarily meaningful and should not be relied upon as an indication of future performance.

The Company is therefore subject to many of the risks common to early-stage enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial and other resources and lack of revenues.

We have a history of operating losses and may continue to incur losses for the foreseeable future.

We recorded a net loss attributable to MGO stockholders of $7,143,404 as of December 31, 2023 and a net loss attributable to MGO stockholders of $2,582,946 as of December 31, 2022. We also recorded a net loss attributable to MGO stockholders of $3,944,092 as of September 30, 2024. We cannot anticipate when, if ever, our operations will become profitable. We expect to incur significant net losses as we develop our business and pursue our business strategy. We intend to invest significantly in our business before we expect cash flow from operations to be adequate to cover our operating expenses. If we are unable to execute our business strategy and grow our business, for any reason, our business, prospects, financial condition and results of operations will be adversely affected.

The Company is attempting to further implement its business plan and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support its operations. While the Company believes in the viability of its strategy to further implement its business plan and generate sufficient revenue and in its ability to raise additional funds by the sale of its equity, there can be no assurances to that effect.

Our business depends on our ability to maintain a strong community around the Stand Flagpole brand with engaged customers and influencers. We may not be able to maintain and enhance our existing brand communities if we receive customer complaints, negative publicity or otherwise fail to live up to consumers’ expectations, which could materially adversely affect our business, financial condition and results of operations.

We believe that maintaining our brand images, particularly with our core target customers, is important to maintaining and expanding our customer base and sales. Maintaining and enhancing our brand images may require us to make additional investments in areas such as merchandising, marketing, online operations, online displays and other promotions, and employee training. These investments may be substantial and may not ultimately be successful. If we are unable to maintain or enhance our brand image, brand awareness and reputation, our business, financial condition and results of operations may be materially and adversely affected.

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Over the course of 2023, our ability to successfully market our curated flagpole and flagpole accessories, offered through www.StandFlagpoles.com, has been dependent on identifying and accessing our target audience of customers, namely active military and military veterans, as well as American homeowners who desire to display a symbol of their patriotism and political affiliations.

A significant portion of our customers’ experience with our brands depends on third parties outside of our control, including suppliers and logistics providers, such as UPS, DHL and the U.S. Postal Service. If these third parties do not meet our or our customers’ expectations or if they increase their rates, our business may suffer irreparable damage, or our costs may increase. In addition, establishing, maintaining and enhancing relationships with other third-party brands may require us to make substantial investments, and these investments may not be successful. Also, if we fail to promote and maintain our brands, or if we incur excessive expenses in this effort, our business, financial condition and results of operations may be materially adversely affected. We anticipate that, as the markets for our branded product lines become increasingly competitive, maintaining and enhancing our brands may become increasingly difficult and expensive.

Customer complaints or negative publicity about our websites or mobile apps, products, merchandise quality, product delivery times, customer data handling, security practices or customer support, especially on social media, blogs and in reviews, could rapidly and severely diminish consumer use of our websites or mobile apps and customer and supplier confidence in us, and result in harm to our brand. We believe that much of the growth in our customer bases to date has originated from word-of-mouth, including social media and our influencer-driven marketing strategy. If we are not able to develop and maintain positive relationships with our network of influencers or our online customer community, our ability to promote and maintain or enhance awareness of the Stand Flagpoles brand and leverage social media platforms to drive visits to www.standflagpoles.com may be adversely affected.

We may be unable to maintain a high level of engagement with our customers and increase their spending with us, which could harm our business, financial condition, cash flows or results of operations.

A portion of our net revenue comes from repeat purchases by existing customers, especially those existing customers who are highly engaged and purchase a significant amount of merchandise from us. If existing customers no longer find our merchandise appealing, they may make fewer purchases and may stop shopping with us. Even if our existing customers find our merchandise appealing, if customer buying preferences change, they may decide to purchase less merchandise over time. Additionally, if customers who purchase a significant amount of merchandise from us were to make fewer purchases or stop shopping with us, then our sales may decline. A decrease in the number of our customers or a decrease in their spending on the merchandise we offer could negatively impact our business, financial condition, cash flows, and results of operations. Further, we believe that our future success will depend in part on our ability to increase sales to our existing customers over time and, if we are unable to do so, our business may suffer.

Our success depends on our ability to anticipate, identify, measure and respond quickly to new and rapidly changing market trends, customer preferences and demands and other factors.

Our core market for flagpoles and related ancillary products are subject to new and rapidly changing market trends, constantly evolving consumer preferences and demands, and preserving brand loyalty. Accordingly, our success is dependent on our ability to anticipate, identify, measure and respond to the latest trends and customer demands, and to translate such trends and demands into appropriate, desirable product offerings in a timely manner. A select team of our employees is primarily responsible for performing this analysis and making initial product decisions, and they rely on feedback on trends from a variety of sources, which may not accurately predict evolving trends. Our failure to anticipate, identify or react swiftly and appropriately to new and changing trends or desired customer preferences, or to accurately anticipate and forecast demand for certain product offerings, is likely to lead to lower demand for our merchandise, which could cause, among other things, sales declines, excess inventories, a greater number of markdowns and lower margins. Further, if we are not able to anticipate, identify and respond to changing trends and customer preferences, we may lose customers and market share to our competitors who may be able to better anticipate, identify and respond to such trends and preferences. In addition, because our success depends on our brand images, our business could be materially adversely affected if new product offerings are not accepted by our customers. We cannot assure investors that our new product offerings will be met with the same level of acceptance as our past product offerings or that we will be able to adequately respond to market trends or the preferences of our customers in a timely manner or at all. If we do not accurately anticipate, identify, forecast or analyze trends and sales levels, it could have a material adverse effect on our business, financial condition, cash flows and results of operations.

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Our business depends on effective marketing and high customer traffic.

We have many initiatives in our marketing programs particularly with regard to our websites, mobile applications and our social media presence. If our competitors increase their spending on marketing, if our marketing expenses increase, if our marketing becomes less effective than that of our competitors, or if we do not adequately leverage technology and data analytics capabilities needed to generate concise competitive insight, we could experience a material adverse effect on our results of operations. Among other factors, (1) a failure to sufficiently innovate or maintain effective marketing strategies and (2) U.S. and foreign laws and regulations that make it more difficult or costly to digitally market, such as the European Union General Data Protection Regulation (“GDPR”) and the California Consumer Privacy Act of 2018 (“CCPA”), may adversely impact our ability to maintain brand relevance and drive increased sales.

We rely on third parties to drive traffic to our platform, and these providers may change their algorithms or pricing in ways that could negatively affect our business, financial condition, cash flows, and results of operations.

Our success depends on our ability to attract customers cost effectively. With respect to our marketing channels, we rely heavily on relationships with providers of online services, search engines, social media, directories and other websites and e-commerce businesses to provide content, advertising banners and other links that direct customers to our websites. We rely on these relationships to provide significant traffic to our website. In particular, we rely on digital platforms, such as Instagram, Google and Facebook, as important marketing channels. Digital channels change their algorithms periodically, and our rankings in organic searches and visibility in social media feeds may be adversely affected by those changes, as has occurred from time to time, requiring us to increase our spending on paid marketing to offset the loss in traffic. Search engine companies may also determine that we are not in compliance with their guidelines and consequently penalize us in their algorithms as a result. Even with an increase in marketing spend to offset any loss in search engine optimization traffic as a result of algorithm changes, the recovery period in organic traffic may span multiple quarters or years. If digital platforms change or penalize us with their algorithms, terms of service, display and featuring of search results, or if competition increases for advertisements, we may be unable to cost-effectively attract customers.

Our relationships with digital platforms are not covered by long-term contractual agreements and do not require any specific performance commitments. In addition, many of the platforms and agencies with whom we have advertising arrangements provide advertising services to other companies, including retailers with whom we compete. As competition for online advertising has increased, the cost for some of these services has also increased. A significant increase in the cost of the marketing providers upon which we rely could adversely impact our ability to attract customers cost effectively and harm our business, financial condition, results of operations and prospects.

Use of social media, influencers, affiliate marketing, email, text messages and direct mail may adversely impact our brand and reputation or subject us to fines or other penalties.

We use social media, including Facebook, Instagram, YouTube and Weibo, as well as affiliate marketing, email, SMS, and direct mail as part of our multi-channel approach to marketing, and we encourage our customers to use social media while shopping. In the future, we may also elect to establish relationships with social media influencers, who may serve as our brand ambassadors, and engage in sponsorship initiatives. Laws and regulations governing the use of these platforms and other digital marketing channels are rapidly evolving. It may become more difficult for us or our partners to comply with such laws, and future data privacy laws and regulations or industry standards may restrict or limit our ability to use some or all of the marketing strategies on which we currently rely. The failure by us, our employees or third parties acting at our direction to abide by applicable laws and regulations in the use of these platforms could adversely impact our reputation or subject us to fines or other penalties. In addition, our employees or third parties acting at our direction may knowingly or inadvertently make use of social media in ways that could lead to the loss or infringement of intellectual property, as well as the public disclosure of proprietary, confidential or sensitive personal information of our business, employees, customers or others. Any such inappropriate use of social media tools could also cause business interruptions and reputational damage.

Customers value readily available information concerning retailers and their goods and services and often act on such information without further investigation and without regard to its accuracy. Information concerning us, whether accurate or not, may be posted on social media platforms at any time and may have a disproportionately adverse impact on our brand, reputation or business. The harm may be immediate without affording us an opportunity for redress or correction and could have a material adverse effect on our business, financial condition and results of operations.

In addition, an increase in the use of social media for product promotion and marketing may cause an increase in the burden on us to monitor compliance of such materials and increase the risk that such materials could contain problematic product or marketing claims in violation of applicable regulations. For example, in some cases, the Federal Trade Commission (“FTC”) has sought enforcement action where an endorsement has failed to clearly and conspicuously disclose a financial relationship between an influencer and an advertiser.

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Negative commentary regarding us, our products or potential influencers and other third parties who are affiliated with us may also be posted on social media platforms and may be adverse to our reputation or business. Influencers with whom we may establish relationships could engage in behavior or use their platforms to communicate directly with our customers in a manner that reflects poorly on our brand and may be attributed to us or otherwise adversely affect us. It is not possible to prevent such behavior, and the precautions we take to detect this activity may not be effective in all cases. Our target customers often value readily available information and often act on such information without further investigation and without regard to its accuracy. The harm may be immediate, without affording us an opportunity for redress or correction.

We have not historically used traditional advertising channels, and if we become unable to continue to connect with our target customer bases, it could have a material adverse effect on our business, financial condition and results of operations.

We utilize organic content, email, SMS, direct mail, paid search and social media marketing to capture the interest of our customers and drive them to our platform. We historically have not used traditional advertising channels, such as newspapers, magazines and television, which are used by some of our competitors. In the future, we expect to increase our use of social media, such as Facebook, Instagram, YouTube and Weibo for marketing purposes. If our marketing efforts are not successful, there may be no immediately available or cost-effective alternative marketing channel for us to use to build or maintain brand awareness. As we execute our growth strategy, our ability to successfully integrate into our target customers’ communities or to expand into new markets will be dependent on our ability to connect with our target customers through our established marketing channels. Failure to successfully connect with our target customers in new and existing markets could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to successfully implement our growth strategy.

Our future growth, profitability and cash flows depend upon our ability to successfully implement our business strategy, which, in turn, is dependent upon a number of factors, including our ability to:

●	grow awareness of our brands and attract new customers;

●	enhance and retain our existing customer relationships;

●	pursue category expansions; and

●	pursue deeper international expansion.

We cannot ensure that we can successfully achieve any or all of the above initiatives in the manner or time period that we expect. Further, achieving these objectives will require investments which may result in short-term costs without generating any net revenue and, therefore, may be dilutive to our earnings. We cannot provide any assurance that we will realize, in full or in part, the anticipated benefits we expect our strategy will achieve. The failure to realize those benefits could have a material adverse effect on our business, financial condition, and results of operations.

Our growth plan contemplates expansion into new markets, and our efforts to expand may ultimately be unsuccessful.

Our growth plan includes introducing our brands globally, including in countries and regions where we have no or limited operating experience. Expanding into new countries and regions involves significant risk, particularly if we have no experience in marketing, selling and engaging with customers in the market. For example, there is no guarantee that the success of a brand in the United Kingdom will translate to the success of that brand in other countries, such as the United States. Our efforts to expand into new countries and regions could fail for many reasons, including our failure to accurately or timely identify apparel trends in new markets, different consumer demand dynamics and lack of acceptance of new offerings by existing or new users, our failure to promote the new markets effectively, or negative publicity about us or our new markets. In addition, these initiatives may not drive increases in revenue, may require substantial investment and planning, and may bring us more directly into competition with companies that are better established, operate more effectively or have greater resources than we do. There is additional complexity associated with local laws, tariffs and shipping logistics in new countries where our brands do not have an established presence. Expanding into new markets will require additional investment of time and resources of our management and personnel. If we are unable to cost-effectively expand into new countries and regions, then our growth prospects and competitive position may be harmed and our business, results of operations and financial condition may suffer.

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We face risks from our international business.

Our current growth strategy includes plans to expand our digital marketing and grow our e-commerce and retail presence internationally over the next several years. As we seek to expand internationally, we face competition from more established retail competitors. Consumer demand and behavior, as well as cultural differences, tastes and purchasing trends, may differ, and as a result, sales of our merchandise may not be successful, or the margins on those sales may not be in line with our expectations. Our ability to conduct business internationally may be adversely impacted by political, economic and public health events (such as the COVID-19 pandemic), as well as the global economy. Any challenges that we encounter as we expand internationally may divert financial, operational and managerial resources from our existing operations, which could adversely impact our financial condition and results of operations.

In addition, we are increasingly exposed to foreign currency exchange rate risk with respect to our revenue, profits, assets and liabilities denominated in currencies other than the U.S. dollar.

We rely on consumer discretionary spending and may be adversely affected by economic downturns and other macroeconomic conditions or trends.

Our business and results of operations are subject to global economic conditions and their impact on consumer discretionary spending. Customer purchases of discretionary retail items and specialty retail products, which include apparel, accessories and homewares, may be adversely affected by economic conditions such as employment levels, salary and wage levels, the availability of customer credit, inflation, high interest rates, high tax rates, high fuel prices and customer confidence with respect to current and future economic conditions. Customer purchases may decline during recessionary periods or at other times when unemployment is higher, fuel prices are higher or disposable income is lower. These risks may be exacerbated for retailers like us that focus significantly on selling discretionary fashion merchandise to customers who seek value. Customer willingness to make discretionary purchases may decline, may stall or may be slow to increase due to national and regional economic conditions.

Our sales may be particularly susceptible to economic and other conditions in certain regions or states. Considerable uncertainty and volatility remain in the national and global economy, and any further or future slowdowns or disruptions in the economy could adversely affect online shopping traffic and customer discretionary spending and could have a material adverse effect on our business, financial condition and results of operations. In addition, we may not be able to maintain our recent rate of growth in net revenue if there is a decline in customer spending.

We have been adversely affected by the effects of inflation and a potential recession.

Inflation has adversely affected our liquidity, business, financial condition, and results of operations by increasing our overall cost structure and such affects will be further exacerbated if we are unable to achieve commensurate increases in the prices we charge our customers. The existence of inflation in the economy has resulted in, and may continue to result in, higher interest rates and capital costs, shipping costs, supply shortages, increased costs of labor, weakening exchange rates, and other similar effects. As a result of inflation, we have experienced and may continue to experience, cost increases. In addition, poor economic and market conditions, including a potential recession, may negatively impact market sentiment, decreasing the demand for sportswear and outerwear, which would adversely affect our operating income and results of operations. If we are unable to take effective measures in a timely manner to mitigate the impact of inflation, as well as a potential recession, our business, financial condition, and results of operations could be adversely affected.

Merchandise returns could harm our business.

We allow our customers to return merchandise, subject to our return policy. If merchandise return economics become more costly, our business, financial condition and results of operations could be harmed. Further, we may modify our policies relating to returns from time to time, which may result in customer dissatisfaction or an increase in the number of merchandise returns. Supplier non-compliance can also result in increased returns. From time to time our products are damaged in transit, which can increase return rates and harm our brand. Competitive pressures could cause us to alter our return policies or our shipping policies, which could result in an increase in damaged products and an increase in merchandise returns.

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If new trade restrictions are imposed or existing trade restrictions become more burdensome, our ability to source imported merchandise efficiently and cost effectively could be materially adversely affected.

We purchase a portion of our inventory from foreign manufacturers, including those based in China, which is either directly imported by us from foreign suppliers or imported by domestic importers. Suppliers, to the extent they obtain merchandise from outside of the United States, are subject to trade restrictions, including tariffs, safeguards, or quotas, changes to which could increase the cost or reduce the supply of merchandise available to us. Under the World Trade Organization Agreement, effective January 1, 2005, the United States and other World Trade Organization member countries removed quotas on goods from World Trade Organization members, which in certain instances we believe affords our suppliers greater flexibility in importing textile and apparel products from World Trade Organization countries from which they source our merchandise. However, as the removal of quotas resulted in an import surge from China, the United States imposed safeguard quotas on a number of categories of goods and apparel from China and may impose additional quotas in the future. These and other trade restrictions could have a significant impact on our suppliers’ sourcing patterns in the future. The extent of this impact, if any, and the possible effect on our purchasing patterns and costs, cannot be determined at this time. We cannot predict whether any of the countries in which our suppliers’ merchandise is currently manufactured or may be manufactured in the future will be subject to additional trade restrictions imposed by the United States or foreign governments, nor can we predict the likelihood, type or effect of any restrictions. Trade restrictions, including increased tariffs or quotas, embargoes, safeguards and customs restrictions against items we offer, as well as U.S. or foreign labor strikes, work stoppages or boycotts, could increase the cost or reduce the supply of merchandise to our suppliers; and we would expect the costs to be passed along in increased prices to us, which we may be unable to pass on to our customers, which could have a material adverse effect on our business, financial condition and results of operations.

Our direct-to-consumer business model is subject to risks that could have an adverse effect on our results of operations.

We sell merchandise direct-to-consumer through our online sites and mobile app. Our direct-to-consumer business model is subject to numerous risks that could have a material adverse effect on our results. Risks include, but are not limited to, (i) resellers purchasing private label and exclusive merchandise and reselling it outside of authorized distribution channels; (ii) failure of the systems that operate our ecommerce websites and their related support systems, including computer viruses; (iii) theft of customer information, privacy concerns, telecommunication failures and electronic break-ins and similar disruptions; (iv) credit card fraud; and (v) risks related to our supply chain and fulfillment operations. Risks specific to operating an ecommerce business also include (i) the ability to optimize the online experience and direct e-commerce channels to consumer needs, (ii) liability for copyright and trademark infringement, (iii) changing patterns of consumer behavior and (iv) competition from other ecommerce and brick-and-mortar retailers. Our failure to successfully respond to these risks might adversely affect our sales, as well as damage our reputation and brands.

Our brands depend on the promotion of diversity and equality from an ethically and sustainably-sourced supply chain. If we are unable to do so, damage to our brands and reputation could result or failure to expand our brands could harm our business and results of operations.

Our customers and employees are increasingly focused on environmental, social and sustainability practices. We will depend significantly on building and maintaining our brands and reputation for promoting diversity and equality from an ethically- and sustainably sourced supply chain to attract customers and employees and grow our business. If we are unable to, for instance, prioritize transparency among our employees, appropriately enforce fair labor practices, obtain our materials from ethical and sustainable suppliers or reduce waste, our brands and reputation could be significantly impaired, which could adversely affect our business, results of operations and financial condition. Customer values could shift faster than we are able to adjust our merchandise proposition.

We could be required to collect additional sales taxes or be subject to other tax liabilities that may increase the costs our consumers would have to pay for our offering and adversely affect our operating results.

In general, we have not historically collected state or local sales, use or other similar taxes in any jurisdictions in which we do not have a tax nexus, in reliance on court decisions or applicable exemptions that restrict or preclude the imposition of obligations to collect such taxes with respect to online sales of our products. In addition, we have not historically collected state or local sales, use or other similar taxes in certain jurisdictions in which we do have a physical presence, in reliance on applicable exemptions. On June 21, 2018, the U.S. Supreme Court decided, in South Dakota v. Wayfair, Inc., that state and local jurisdictions may, at least in certain circumstances, enforce a sales and use tax collection obligation on remote vendors that have no physical presence in such jurisdiction. A number of states have already begun, or have positioned themselves to begin, requiring sales and use tax collection by remote vendors and/or by online marketplaces. The details and effective dates of these collection requirements vary from state to state. While we now collect, remit and report sales tax in all states that impose a sales tax, it is still possible that one or more jurisdictions may assert that we have liability for previous periods for which we did not collect sales, use or other similar taxes; and if such an assertion or assertions were successful, it could result in substantial tax liabilities, including for past sales taxes and penalties and interest, which could materially adversely affect our business, financial condition and operating results.

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We do not have our own warehouse or distribution facilities but rely on a sole third-party logistics providers responsible for warehousing and fulfilling our orders. If our third-party providers experience disruptions to the operation of its distribution centers, it could have a material adverse effect on our business, financial condition and results of operations.

While we expanded our 3PL support services in 2023 through our partnership with a U.S.-based order fulfillment and inventory warehousing company with deep expertise in digital commerce, we have also relied on an international logistics company serving many renowned brands across global consumer goods industries for warehousing and fulfillment of our orders. This provider has distribution centers in Netherlands, Belgium, the United Kingdom and the United States and has a capacity to process more than 300 million pieces of merchandise annually and distribute over 20 million packages through retail, wholesale and ecommerce sales channels. All of our merchandise is shipped from our suppliers to one of our providers’ distribution facilities and then packaged and shipped from these distribution facilities to our customers. The success of our business depends on our timely receipt of merchandise so we can continuously bring new, on-trend products online for sale. The success of our business also depends on customer orders being timely processed and delivered to meet promised delivery dates and satisfy our customers. The efficient flow of our merchandise requires that we have adequate capacity and uninterrupted service in our distribution facilities to support both our current level of operations and the anticipated increased levels that may follow from our growth plans. In order to accommodate future growth, we will either need to expand and upgrade distribution facilities with our existing provider or engage additional providers. Upgrading our existing arrangement or transferring our operations to another third-party provider with greater capacity will require us to incur additional costs, which could be significant, and may require us to obtain additional financing. Our failure to provide adequate order fulfillment, secure additional distribution capacity when necessary or retain a suitable third-party logistics provider could impede our growth plans. Further increasing this capacity could increase our costs, which in turn could have a material adverse effect on our business, financial condition and results of operations.

In addition, if our current providers encounter difficulties associated with their distribution facilities or if they were to shut down or be unable to operate for any reason, including because of fire, natural disaster, power outage or other event, we could face inventory shortages, resulting in “out-of-stock” conditions on our website, and delays in shipments, resulting in significantly higher costs and longer lead times distributing our merchandise.

Because we operate in an evolving industry, our past results may not be indicative of future performance, and our future performance may fluctuate materially, which will increase your investment risk.

We operate in a rapidly evolving industry that may not develop as expected, if at all. Although we have experienced significant growth in net sales and the number of our active customers, it may be difficult to assess our future prospects. You should consider our business and prospects in light of the risks and difficulties we may encounter. These risks and difficulties include our ability to, among other things: acquire new customers who purchase products from us at the same rate and of the same type as existing customers; retain our existing customers and have them continue to purchase products from us at rates and methods consistent with their prior purchasing behavior; encourage customers to expand the categories of products they purchase from us; attract new brand partners so that we may offer a broader range of quality products to our customers at attractive prices; retain our existing brand partners and offer additional quality products to our customers at attractive prices; increase brand awareness; provide our customers with superior customer support; fulfill and deliver orders in a timely way and in accordance with customer expectations, which may change over time; respond to changes in consumer access to and use of the Internet and mobile devices; react to challenges from existing and new competitors; avoid interruptions or disruptions in our business; develop and maintain a scalable, high-performance technology and fulfillment infrastructure that can efficiently and reliably handle increased usage, as well as the deployment of new features and the sale of new products and services; respond to macroeconomic trends; and hire, integrate and retain qualified personnel.

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If we fail to effectively manage our growth, our business, financial condition and operating results could be harmed.

To effectively manage our growth, we must continue to implement our operational plans and strategies, improve and expand our infrastructure of people and information systems and expand, train and manage our employee and contractor base. We have increased employee and contractor headcount since our inception to support the growth in our business, and we intend for this growth to continue for the foreseeable future. To support continued growth, we must effectively integrate, develop and motivate new employees, while maintaining our corporate culture. We face competition for qualified personnel. Additionally, we may not be able to hire new employees quickly enough to meet our needs. If we fail to effectively manage our hiring needs or successfully integrate our new hires, our efficiency and ability to meet our forecasts and our employee morale, productivity and retention could suffer, which may have a material adverse effect on our business, financial condition and operating results.

We also acquire and retain customers through paid search/product listing ads, paid social, retargeting and personalized email and inbound marketing. If we are unable to cost-effectively drive traffic to our websites or mobile app, our ability to acquire new customers and our financial condition would suffer.

Additionally, the growth and expansion of our business and our product offerings in the future will place significant demands on our management. The growth of our business may require significant additional resources, which may not scale in a cost-effective manner or may negatively affect the quality of our customer experience. We are also required to manage multiple relationships with various vendors, customers and other third parties. Further growth of our operations, our vendor base, our fulfillment process, information technology systems or our internal controls and procedures may not be adequate to support our operations. If we are unable to manage the growth of our organization effectively, our business, financial condition and operating results may be materially and adversely affected.

If we are unable to obtain additional funding, we may not be able to grow our business operations.

We will require additional funds to implement our business strategy. We may issue additional equity securities to raise needed capital. We may be unable to secure such funding when needed in adequate amounts or on acceptable terms, if at all. Any additional equity financing may involve substantial dilution to our then existing stockholders. The inability to raise additional capital will restrict our ability to develop and conduct business operations.

We may be unable to accurately forecast net sales and appropriately plan our expenses in the future.

We may base our current and future expense levels on our operating forecasts and estimates of future net sales and gross margins. Net sales and operating results are difficult to forecast, because they generally depend on the volume, timing and type of orders we receive, all of which are uncertain. Additionally, our business is affected by general economic and business conditions in the United States. A significant portion of our expenses is fixed, and as a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected shortfall in net sales. Any failure to accurately predict net sales or gross margins could cause our operating results in any given quarter, or a series of quarters, to be lower than expected, which could cause the price of our Common Stock to decline substantially.

Competition from other brands may hinder the development of our business.

Increased competitor consolidations, marketplace competition and competitive product and pricing pressures could impact our earnings, market share and volume growth. If, due to such pressure or other competitive threats, we are unable to sufficiently maintain or develop our sales, we may be unable to achieve our current revenue and financial targets. As a means of maintaining and expanding our sales revenues, we intend to introduce additional brands. We may not be successful in doing this, or it may take us longer than anticipated to achieve market acceptance of these new brands, if at all. Other companies may be more successful in this regard over the long term. Competition, particularly from companies with greater financial and marketing resources than ours, could have a material adverse effect on our existing markets, as well as on our ability to expand the market for our products.

We compete in an industry that is brand-conscious, so brand name recognition and acceptance of our products are critical to our success.

Our business is substantially dependent upon awareness and market acceptance of our products and brands by our target markets: patriotic Americans and military service families. In addition, our business depends on acceptance by ecommerce and social media sales and distribution platforms that have the potential to provide incremental sales growth. If we are not successful in the growth of our brand and product offerings or obtaining the rights to other brands, we may not achieve and maintain satisfactory levels of acceptance by ecommerce and social media platforms and retail consumers. Any failure of our brands to maintain or increase acceptance or market penetration would likely have a material adverse effect on our revenues and financial results.

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Our brands’ images are keys to our business and any inability to maintain positive brand images could have a material adverse effect on our results of operations.

Our success depends on our ability to maintain a positive brand image for our existing products and effectively build up brand image for new products and brand extensions. We cannot predict whether our advertising, marketing and promotional programs will have the desired impact on our products’ branding and on consumer preferences. In addition, negative public relations and product quality issues, whether real or imagined, could tarnish our reputation and image of the affected brands and could cause consumers to choose other products. Our brand image can also be adversely affected by unfavorable reports, studies and articles or litigation involving our products or those of our competitors.

If we fail to protect our trademarks, copyrights and trade secrets, we may be unable to successfully market our products and compete effectively.

We rely on a combination of trademark, copyright and trade secrecy laws, confidentiality procedures and contractual provisions to protect our intellectual property rights. Failure to protect our intellectual property could harm our brand and our reputation, and adversely affect our ability to compete effectively. Further, enforcing or defending our intellectual property rights, including our trademarks, copyrights and trade secrets, could result in the expenditure of significant financial and managerial resources. We regard our intellectual property, particularly our trademarks, copyrights and trade secrets, as crucial to our business and our success. However, the steps taken by us to protect these proprietary rights may not be adequate and may not prevent third parties from infringing or misappropriating our trademarks, copyrights trade secrets or similar proprietary rights. In addition, other parties may seek to assert infringement claims against us, and we may have to pursue litigation against other parties to assert our rights. Any such claim or litigation could be costly. Furthermore, any event that would jeopardize our proprietary rights or any claims of infringement by third parties could have a material adverse effect on our ability to market or sell our brands, profitably exploit our products or recoup our associated research and development costs.

If we lose any of our key management personnel, we may not be able to successfully manage our business or achieve our objectives.

Our future success depends in large part upon the leadership and performance of our management and consultants. The Company’s operations and business strategy are dependent upon the knowledge and business experience of our executive officers and our consultants. We have entered into employment agreements with Maximiliano Ojeda, our Chief Executive Officer; Virginia Hilfiger, our Chief Brand Officer; and Julian Groves, our Chief Operating Officer. Nonetheless, if we were to lose the services of Mr. Ojeda, Ms. Hilfiger or Mr. Groves, our ability to manage our relationship with Stand Co. and create new products; as well as our ability to manage our operations, could be materially impaired. Although we hope to retain the services of all of our officers, if an officer should choose to leave us for any reason before we have hired additional personnel, our operations may suffer. If we should lose their services before we are able to engage and retain qualified employees and consultants to execute our business plan, we may not be able to continue to develop our business as quickly or efficiently.

In addition, we must be able to attract, train, motivate and retain highly skilled and experienced employees in order to successfully develop our business. Qualified employees often are in great demand and may be unavailable in the time frame required to satisfy our business requirements. We may not be able to attract and retain sufficient numbers of qualified employees in the future. The loss of personnel or our inability to hire or retain sufficient personnel at competitive rates of compensation could impair our ability to successfully grow our business. If we lose the services of any of our consultants, we may not be able to replace them with similarly qualified personnel, which could harm our business.

Our management team has limited experience managing a public company, and regulatory compliance may divert its attention from the day-to-day management of our business.

The individuals who now constitute our management team have limited experience managing a publicly-traded company and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company subject to significant regulatory oversight and incremental reporting obligations under the federal securities laws. In particular, these new obligations will require substantial attention from our senior management and could divert their attention away from the day-to-day management of our business, which could materially and adversely affect our business, financial condition and operating results.

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We depend on the continued growth of ecommerce.

The business of selling products over the Internet is highly dynamic. If customers cease to find our website experience easy to use and offering good value, or otherwise lose interest in shopping in this manner, we may not acquire new customers at rates consistent with historical or projected periods, and existing customers’ buying patterns and levels may be less than historical or projected rates and our business, financial condition and operating results may suffer.

If we fail to acquire new customers, we may not be able to increase net sales or achieve profitability.

We have invested in marketing and branding related to customer acquisition and expect to continue to do so. We must continue to acquire customers in order to increase net sales and achieve profitability. In order to expand our customer base, we must appeal to and acquire customers who have historically used other means of commerce to purchase products and may prefer alternatives to our offerings, other retailers’ websites or the websites of our competitors. We cannot assure that the net sales from new customers we acquire will ultimately exceed the cost of acquiring those customers. If consumers do not perceive the products we offer to be of high value and quality, we may not be able to acquire new customers. If we are unable to acquire new customers who purchase products in numbers sufficient to grow our business, the net sales we generate may decrease, and our business, financial condition and operating results may be materially and adversely affected.

We use social networking sites, such as Facebook, Instagram and YouTube, online services, search engines, affiliate marketing websites, directories and other social media websites and ecommerce businesses to advertise, market and direct potential customers to our site. As ecommerce and social networking continue to rapidly evolve, we must continue to use ecommerce and social media channels that are used by our current and prospective customers and cost-effectively drive traffic to our website. We believe that failure to utilize these channels as sources of traffic to our site to generate new customers would adversely affect our financial condition.

Our reliance on logistics service providers, distributors, ecommerce and social media platforms, retailers and brokers could affect our ability to efficiently and profitably promote, sell, distribute and market our products, maintain our existing markets and expand our business into other geographic markets.

Our ability to maintain and expand our existing markets for our products, and to establish markets in new geographic distribution areas, is dependent on our ability to establish and maintain successful relationships with reliable logistics service providers, distributors, ecommerce and social media platforms, retailers and brokers strategically positioned to serve those areas. Most of our distributors, retailers and brokers promote, sell and distribute competing products, and our products may represent a small portion of their businesses. The success of our distribution network depends on the performance of the logistics service providers, distributors, ecommerce and social media platforms, retailers and brokers in our network. There is a risk they may not adequately perform their functions within the network by, without limitation, failing to distribute to sufficient retailers or positioning our products in localities that may not be receptive to our product. Our ability to incentivize and motivate distributors to manage and sell our products is affected by competition from other companies who have greater resources than we do. To the extent that our distributors, retailers and brokers are distracted from selling our products or do not employ sufficient efforts in managing and selling our products, our sales and results of operations could be adversely affected. Furthermore, such third parties’ financial position or market share may deteriorate, which could adversely affect our distribution, marketing and sales activities.

We will be dependent on our suppliers and do not have supply agreements with our suppliers. Events adversely affecting our suppliers, manufacturers and contractors would adversely affect us.

If we experience significantly increased sales and since we do not have supply agreements to ensure our requirements, there can be no assurance that additional products will be available when required or on terms that are favorable to us, or that a supplier would allocate sufficient products to us in order to meet our requirements or fill our orders in a timely manner which could lead to delays to our customers, which could hurt our relationships with our customers, result in negative publicity, damage our brand and adversely affect our business, prospects and operating results.

We intend to maintain a full supply chain for the provision of our products. Suppliers, manufacturers, service providers and contractors may elect, at any time, to decline or withdraw services necessary for our operations. Loss of these suppliers, manufacturers, service providers and contractors may have a material adverse effect on our business, financial condition, results of operations and prospects. In addition, any significant interruption, negative change in the availability or economics of the supply chain or increase in the prices for the production of our products provided by any such third-party suppliers, manufacturers, service providers and contractors could materially impact our business, financial condition, results of operations and prospects. Any inability to secure required supplies or to do so on appropriate terms could have a materially adverse impact on our business, financial condition, results of operations and prospects.

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Our sales may be adversely affected if we fail to respond to changes in consumer preferences in a timely manner or are not successful in expanding our product offerings.

Our financial performance depends on our ability to identify, originate and define retail product trends, as well as to anticipate, gauge and react to changing consumer preferences in a timely manner. Our products must appeal to a broad audience whose preferences cannot be predicted with certainty and are subject to change. Our business fluctuates according to changes in consumer preferences dictated in part by perceived product value and seasonal variations.

We may broaden our product offerings in the future. We continue to explore additional categories which may be accepted by our target customers. If we offer new products or categories that are not accepted by our customers, our sales may fall short of expectations, our brand and reputation could be adversely affected and we may incur expenses that are not offset by sales. If we expand into new categories, consumer demands may be different, and there is no assurance that we will be successful in these new categories. We may make substantial investments in such new categories in anticipation of future net sales. If the launch of a new category requires investments greater than we expect, if we are unable to attract vendors that produce sufficient high quality, value-oriented products or if the sales generated from a new category grow more slowly or produce lower gross margins than we expect, our results of operations could be adversely impacted.

Expansion of our brands and product lines may also strain our management and operational resources, specifically the need to hire and manage additional merchandise buyers to source these new products. We may also face greater competition in specific categories from Internet sites or retailers that are more focused on such categories. It may be difficult to differentiate our offering from other competitors as we offer additional product categories, and our customers may have additional considerations in deciding whether or not to purchase these additional product categories. In addition, the relative profitability, if any, of new product lines may be lower than what we have experienced historically, and we may not generate sufficient net sales from new product initiatives to recoup our investments in them. If any of these were to occur, it could damage our reputation, limit our growth and have a material adverse effect on our business, financial condition and operating results.

Uncertainties in economic conditions and their impact on consumer spending patterns could adversely impact our operating results.

Our performance is subject to economic conditions and their impact on levels of consumer spending. Some of the factors adversely affecting consumer spending include levels of unemployment, consumer debt levels, changes in net worth based on market changes and uncertainty, home foreclosures and changes in home values, fluctuating interest rates, credit availability, government actions, fluctuating fuel and other energy costs, fluctuating commodity prices and general uncertainty regarding the overall future economic environment. Consumer purchases of discretionary items, including our merchandise, generally decline during periods when disposable income is adversely affected or there is economic uncertainty. Adverse economic changes in any of the regions in which we sell our products could reduce consumer confidence and could negatively affect net sales and have a material adverse effect on our operating results.

Failure to continue to provide our customers with merchandise from vendors will harm our business.

Our net sales depend, in part, on our ability to continue to source merchandise in sufficient quantities at competitive prices from vendors. Offering a variety of styles, categories and products at affordable price points is important to our ability to acquire new customers and to keep our existing customers engaged and purchasing products. Growth in the number of our customers, as well as increased competition, may make it difficult to source additional brands and styles in sufficient quantities and on acceptable terms to meet the demand of our customers.

We have no contractual assurances of continued supply, pricing or access to new products, and vendors could change the terms upon which they sell to us or discontinue selling to us for future sales at any time. If we are not able to effectively promote our brand, we may lose customers to our competitors. Even if we identify new vendors, we may not be able to purchase desired merchandise in sufficient quantities on terms acceptable to us in the future, and products from alternative sources, if any, may be of a lesser quality or more expensive than those from existing vendors. An inability to purchase suitable merchandise on acceptable terms or to source new vendors could have a material adverse effect on our business, financial condition and operating results.

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Failure of our vendors to supply high quality and compliant merchandise in a timely manner may damage our reputation and brand and harm our business.

We depend on our vendors to supply high-quality merchandise in a timely manner. The failure of these vendors to supply merchandise which meets our quality standards or the quality standards of our customers could damage our reputation and harm our business, financial condition and operating results.

Our vendors are subject to various risks, including raw material costs, inflation, labor disputes, union organizing activities, boycotts, financial liquidity, product merchantability, safety issues, inclement weather, natural disasters, disruptions in exports, trade restrictions, trade disruptions, currency fluctuations and general economic and political conditions that could limit the ability of our vendors to provide us with high-quality merchandise on a timely basis and at prices and payment terms that are commercially acceptable. For these or other reasons, one or more of our vendors might not adhere to our vendor terms and conditions or their applicable contract or might stop providing us with high-quality merchandise. If there are any deficiencies in the products our vendors have provided to us, we might not identify such deficiencies before products ship to our customers.

In addition, our vendors may have difficulty adjusting to our changing demands and growing business. Failure of our vendors to provide us with quality merchandise that complies with all applicable laws, including product safety regulations and legislation in a timely and effective manner could damage our reputation and brand. Further, any merchandise could become subject to a recall, regulatory action or legal claim, which could result in increased legal expenses as well as damage to our reputation and brand and harm to our business. We cannot predict whether any of the countries in which our merchandise currently is manufactured or may be manufactured in the future will be subject to additional trade restrictions imposed by the United States and other foreign governments, including the likelihood, type or effect of any such restrictions. Such developments could have a material adverse effect on our business, financial condition and operating results.

We purchase our merchandise from numerous domestic and international manufacturers. Failure of our vendors to comply with applicable laws and regulations and contractual requirements could lead to litigation against us, resulting in increased legal expenses and costs.

If we do not successfully optimize and manage our fulfillment processes, our business, financial condition and operating results could be harmed.

If we do not optimize and manage our fulfillment processes successfully and efficiently, it could result in excess or insufficient fulfillment, an increase in costs or impairment charges or harm our business in other ways. If we do not have sufficient fulfillment capacity or experience a problem fulfilling orders in a timely manner, our customers may experience delays in receiving their purchases, which could harm our reputation and our relationship with our customers.

If we add new products or categories with different fulfillment requirements or change the mix in products that we sell, our fulfillment will become increasingly complex. Failure to successfully address such challenges in a cost-effective and timely manner could impair our ability to timely deliver our customers’ purchases and could harm our reputation and ultimately, our business, financial condition and operating results.

If we grow faster than we anticipate, we may exceed our fulfillment center’s capacity, we may experience problems fulfilling orders in a timely manner or our customers may experience delays in receiving their purchases, which could harm our reputation and our relationship with our customers, and we would need to increase our capital expenditures more than anticipated.

We are subject to payment-related risks.

We accept payments using a variety of methods, including credit card, debit card, PayPal, gift cards and interest-free payments through Klarna. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. We are also subject to payment card association operating rules and certification requirements, including the Payment Card Industry Data Security Standard and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with the rules or requirements of any provider of a payment method we accept, among other things, we may be subject to fines or higher transaction fees and may lose, or face restrictions placed upon, our ability to accept credit and debit card payments from consumers or facilitate other types of online payments. If any of these events were to occur, our business, financial condition and operating results could be materially and adversely affected.

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We also may incur significant losses from fraud. We may incur losses from claims that the consumer did not authorize the purchase, from merchant fraud, from erroneous transmissions and from consumers who have closed bank accounts or have insufficient funds in them to satisfy payments. In addition to the direct costs of such losses, if they are related to credit card transactions and become excessive, they could potentially result in our losing the right to accept credit cards for payment. In addition, under current credit card practices, we are liable for fraudulent credit card transactions because we do not obtain a cardholder’s signature. We use a third-party fraud specialist to monitor our credit transactions. Our failure to adequately control fraudulent transactions could damage our reputation and brand and result in litigation or regulatory action, causing an increase in legal expenses and fees and substantially harm our business, financial condition and operating results.

Government regulation of the Internet and e-commerce is evolving, and unfavorable changes or failure by us to comply with these regulations could substantially harm our business and results of operations.

We are subject to general business regulations and laws as well as regulations and laws specifically governing the Internet and e-commerce. Existing and future regulations and laws could impede the growth of the Internet, ecommerce or mobile commerce. These regulations and laws may involve taxes, tariffs, privacy and data security, anti-spam, content protection, electronic contracts and communications, consumer protection and gift cards. We cannot guarantee that our practices have complied, comply or will comply fully with all such laws and regulations. Any failure, or perceived failure, by us to comply with any of these laws or regulations could result in damage to our reputation, a loss in business and proceedings or actions against us by governmental entities or others. Any such proceeding or action could hurt our reputation, force us to spend significant amounts in defense of these proceedings, distract our management, increase our costs of doing business, decrease the use of our site by consumers and vendors and may result in the imposition of monetary liability. We may also be contractually liable to indemnify and hold harmless third parties from the costs or consequences of non-compliance with any such laws or regulations.

Failure to comply with laws and regulations relating to privacy, data protection and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection and consumer protection, could adversely affect our business and our financial condition.

A variety of laws and regulations govern the collection, use, retention, sharing and security of consumer data. Laws and regulations relating to privacy, data protection and consumer protection are evolving and subject to potentially differing interpretations. We strive to comply with all applicable laws, regulations and other legal obligations relating to privacy, data protection and consumer protection, including those relating to the use of data for marketing purposes. It is possible, however, that these requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another or may conflict with other rules or our practices. We cannot guarantee that our practices have complied or will comply fully with all such laws, regulations, requirements and obligations. Any failure, or perceived failure, by us to comply with any privacy or consumer protection-related laws, regulations, industry self-regulatory principles, industry standards or codes could adversely affect our reputations, brand and business, and may result in claims, proceedings or actions against us by governmental entities or others or other liabilities. Any such claim, proceeding or action could hurt our reputation, brand and business, force us to incur significant expenses in defense of such proceedings, distract our management, increase our costs of doing business, result in a loss of customers and vendors and may result in the imposition of monetary liability. We may also be contractually liable to indemnify and hold harmless third parties from the costs or consequences of non-compliance with any laws, regulations or other legal obligations relating to privacy or consumer protection or any inadvertent or unauthorized use or disclosure of data that we store or handle as part of operating our business.

Our failure or the failure of third-party service providers to protect our site, networks and systems against security breaches, or otherwise to protect our confidential information, could damage our reputation and brand and substantially harm our business and operating results.

We collect, maintain, transmit and store data about our customers, vendors and others, including credit card information and personally identifiable information, as well as other confidential and proprietary information. We also employ third-party service providers that store, process and transmit proprietary, personal and confidential information on our behalf. We rely on encryption and authentication technology licensed from third parties in an effort to securely transmit confidential and sensitive information, including credit card numbers. Advances in computer capabilities, new technological discoveries or other developments may result in the whole or partial failure of this technology to protect transaction data or other confidential and sensitive information from being breached or compromised. More generally, we take steps to protect the security, integrity and confidentiality of the information we collect, store or transmit, but there is no guarantee that inadvertent or unauthorized use or disclosure will not occur or that third parties will not gain unauthorized access to this information despite our efforts. Our security measures, and those of our third-party service providers, may not detect or prevent all attempts to hack our systems, denial-of-service attacks, viruses, malicious software, break-ins, phishing attacks, social engineering, security breaches or other attacks and similar disruptions that may jeopardize the security of information. We and our service providers may not have the resources or technical sophistication to anticipate or prevent all types of attacks, and techniques used to obtain unauthorized access or sabotage systems change frequently and may not be known until launched against us or our third-party service providers. In addition, security breaches can also occur as a result of non-technical issues, including intentional or inadvertent breaches by our employees or by persons with whom we have commercial relationships.

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Any compromise or breach of our security measures, or those of our third-party service providers, could violate applicable privacy, data security and other laws, and cause significant legal and financial exposure, adverse publicity and a loss of confidence in our security measures, which could have an adverse and material effect on our business, financial condition and operating results. Although we maintain privacy, data breach and network security liability insurance, we cannot be certain that our coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to us on economically reasonable terms, or at all. We may need to devote significant resources to protect against security breaches or to address problems caused by breaches, diverting resources from the growth and expansion of our business.

Breaches of our online commerce security could occur and could have an adverse effect on our reputation.

A significant barrier to online commerce and communications is the secure transmission of confidential information over public networks. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography and cybersecurity, or other events or developments will not result in a compromise or breach of the technology used by the Company to protect customer transaction data. If any such compromise of the Company’s security were to occur, it could have a material adverse effect on our reputation and, therefore, on our business, results of operations and financial condition. Furthermore, a party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in the Company’s operations. We may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. Concerns over the security of transactions conducted on the Internet and other online services and the privacy of users may also inhibit the growth of the Internet and other online services generally, and the Web in particular, especially as a means of conducting commercial transactions. To the extent that activities of the Company involve the storage and transmission of proprietary information, security breaches could damage our reputation and expose the Company to a risk of loss or litigation and possible liability. There can be no assurance our security measures will prevent security breaches or that failure to prevent such security breaches will not have a material adverse effect on the Company’s business, results of operations and financial condition

We may incur material losses and costs as a result of manufacturer’s product defects, warranty claims or product liability actions that may be brought against us.

We face an inherent business risk of exposure to product liability in the event that products that we sell fail to perform as expected or failure results in bodily injury or property damage which could cause us to lose revenues, incur increased costs associated with customer support, experience delays increased returns or discounts, and damage our reputation, all of which could negatively affect our financial condition and results of operations. If any of the products we sell are or are alleged to be defective, we may be required to participate in a recall involving such products.

Our ability to raise capital in the future may be limited, and our failure to raise capital when needed could prevent us from growing.

In the future, we could be required to raise capital through public or private financing or other arrangements. Such financing may not be available on acceptable terms, or at all, and our failure to raise capital when needed could harm our business. If we sell any such securities in subsequent transactions, investors may be materially diluted. Debt financing, if available, may involve restrictive covenants and could reduce our operational flexibility or profitability, such as covenants that could limit our ability to, among other things, incur additional indebtedness, liens or other encumbrances, make dividends or other distributions to holders of our capital stock, and sell or transfer assets, as well as certain financial covenants. If we cannot raise funds on acceptable terms, we may not be able to grow our business or respond to competitive pressures.

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The price of our Common Stock may rapidly fluctuate or may decline regardless of our operating performance, resulting in substantial losses for investors.

The trading price of our Common Stock may be subject to instances of extreme stock price run-ups followed by rapid price declines and stock price volatility unrelated to both our actual and expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our stock. Further, the trading price of our Common Stock is likely to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control, including limited trading volume, actual or anticipated fluctuations in our results of operations; the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections; failure of securities analysts to initiate or maintain coverage of our Company, changes in financial estimates or ratings by any securities analysts who follow our Company or our failure to meet these estimates or the expectations of investors; announcements by us or our competitors of significant innovations, acquisitions, strategic partnerships, joint ventures, operating results or capital commitments; changes in operating performance and stock market valuations of other companies in our industry; price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole; changes in our Board or management; sales of large blocks of our Common Stock, including sales by our executive officers, directors and significant stockholders; lawsuits threatened or filed against us; changes in laws or regulations applicable to our business; the expiration of lock-up agreements; changes in our capital structure, such as future issuances of debt or equity securities; short sales, hedging and other derivative transactions involving our capital stock; general economic and geopolitical conditions, including the current or anticipated impact of military conflict and related sanctions imposed on Russia by the United States and other countries due to Russia’s recent invasion of Ukraine; and the other factors described in this section of the prospectus captioned “Risk Factors.”

Geopolitical conditions, including trade disputes and direct or indirect acts of war or terrorism, could have an adverse effect on our operations and financial results.

Our operations could be disrupted by geopolitical conditions, trade disputes, international boycotts and sanctions, political and social instability, acts of war, terrorist activity or other similar events. From time to time, we could have a large number of customers located in a particular geographic region. Decreased demand from a discrete event impacting a region in which we have a concentrated exposure could negatively impact our results of operations.

In February 2022, Russia initiated significant military action against Ukraine. In response, the U.S. and certain other countries imposed significant sanctions and export controls against Russia, Belarus and certain individuals and entities connected to Russian or Belarusian political, business, and financial organizations, and the U.S. and certain other countries could impose further sanctions, trade restrictions, and other retaliatory actions should the conflict continue or worsen. It is not possible to predict the broader consequences of the conflict, including related geopolitical tensions, and the measures and retaliatory actions taken by the U.S. and other countries in respect thereof as well as any counter measures or retaliatory actions by Russia or Belarus in response, including, for example, potential cyberattacks or the disruption of energy exports, is likely to cause regional instability, geopolitical shifts, and could materially adversely affect global trade, currency exchange rates, regional economies and the global economy. In addition, the ongoing conflicts in the Middle East may further impact global economic conditions and market sentiments. This, in turn, could adversely affect the trading price of our shares of Common Stock and investor interest in us. The outcome of the Russia-Ukraine war and conflicts in the Middle East remain uncertain, and while it is difficult to predict the impact of any of the foregoing, the conflict and actions taken in response to the conflict could increase our costs, disrupt our supply chain, reduce our sales and earnings, impair our ability to raise additional capital when needed on acceptable terms, if at all, or otherwise adversely affect our business, financial condition, and results of operations.

We are exposed to foreign currency exchange risk.

If the U.S. dollar weakens against foreign currencies, the translation of these foreign-currency-denominated transactions will result in increased net revenues and operating expenses. Similarly, our net revenues and operating expenses will decrease if the U.S. dollar strengthens against foreign currencies. As we expand our international operations, our exposure to exchange rate fluctuations will become more pronounced. We may enter into short-term currency forward contracts to offset the foreign exchange gains and losses generated by the re-measurement of certain assets and liabilities recorded in non-functional currencies. The use of such hedging activities may not offset more than a portion of the adverse financial impact resulting from unfavorable movements in foreign exchange rates.

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Climate change may negatively affect our business.

There is growing concern that a gradual increase in global average temperatures may cause an adverse change in weather patterns around the globe resulting in an increase in the frequency and severity of natural disasters. Increased frequency or duration of extreme weather conditions may disrupt the operation of our supply chain or impact demand for our products. In addition, the increasing concern over climate change may result in more regional, federal and global legal and regulatory requirements and could result in increased production and transportation costs. As a result, the effects of climate change could have a long-term adverse impact on our business and results of operations.

Risks Associated with MGO’s Capital Stock

We may not be able to maintain a listing of our Common Stock on Nasdaq.

We must meet certain financial and liquidity criteria to maintain such listing. If we fail to meet any of Nasdaq’s continued listing standards or we violate Nasdaq listing requirements, our Common Stock may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our Common Stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our Common Stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Common Stock. The delisting of our Common Stock could significantly impair our ability to raise capital and the value of your investment.

The market price of our securities may be volatile and may fluctuate in a way that is disproportionate to our operating performance.

Our securities may experience substantial volatility as a result of a number of factors, including, among others:

●	sales or potential sales of substantial amounts of our Common Stock;

●	announcements about us or about our competitors or new product introductions;

●	developments concerning our product manufacturers and suppliers;

●	governmental regulation and legislation;

●	variations in our anticipated or actual operating results;

●	changes in securities analysts’ estimates of our performance, or our failure to meet analysts’ expectations, if/when applicable;

●	foreign currency values and fluctuations; and

●	overall political and economic conditions.

Many of these factors are beyond our control. The stock markets have historically experienced substantial price and volume fluctuations. These fluctuations often have been unrelated or disproportionate to the operating performance of companies. These broad market and industry factors could reduce the market price of our securities, regardless of our actual operating performance.

We do not intend to pay any cash dividends on our shares of Common Stock. As a result, capital appreciation, if any, will be your sole source of gain.

We intend to retain future earnings, if any, to fund the development and growth of our business. In addition, the terms of future debt agreements may preclude us from paying dividends. We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares. As a result, capital appreciation, if any, from the sale of our Common Stock will be your sole source of gain for the foreseeable future.

We incur significant costs as a result of operating as a public reporting company, and our management is required to devote substantial time to regulatory compliance initiatives.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and other applicable securities rules and regulations. As a public reporting company, we incur significant legal, accounting and other expenses not otherwise incurred by a private company. In addition, the Sarbanes-Oxley Act of 2002 and rules subsequently implemented by the SEC, have imposed various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our management and other personnel continue to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations have increased our legal and financial compliance costs and have made some activities more time consuming and costly. For example, we expect that these rules and regulations will continue to make it more difficult and more expensive for us to maintain director and officer liability insurance.

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If securities or industry analysts do not publish research or reports about our business, if they adversely change their recommendations regarding our shares or if our results of operations do not meet their expectations, the price of our securities and trading volume could decline.

The trading market for our securities will be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline. Moreover, if one or more of the analysts who cover us downgrade our stock, or if our results of operations do not meet their expectations, the price of our securities could decline.

We are an “emerging growth company” and a “smaller reporting company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our Common Stock less attractive to investors.

We are an “emerging growth company” and a “smaller reporting company” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” and “smaller reporting companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” until the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act, although we will lose that status sooner if our revenues exceed $1.235 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last day of our most recently completed second fiscal quarter.

We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our Common Stock held by non-affiliates is equal to or less than $250 million as of the last business day of the most recently completed second fiscal quarter, and (ii) our annual revenues is equal to or less than $100 million during the most recently completed fiscal year and the market value of our Common Stock held by non-affiliates is equal to or less than $700 million as of the last business day of the most recently completed second fiscal quarter.

We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile. In addition, taking advantage of reduced disclosure obligations may make comparison of our financial statements with other public companies difficult or impossible. If investors are unable to compare our business with other companies in our industry, we may not be able to raise additional capital as and when we need it, which may materially and adversely affect our financial condition and results of operations.

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Risks Related to This Offering

This is a reasonable best efforts offering, with no minimum amount of securities required to be sold, and we may sell fewer than all of the securities offered hereby.

The placement agent has agreed to use its best efforts to solicit offers to purchase the shares of Common Stock and Pre-funded Warrants in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. As there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell all of the shares of Common Stock and Pre-funded Warrants offered in this offering. The success of this offering will impact our ability to use the proceeds to execute our business plans. We may have insufficient capital to implement our business plans and satisfy current obligations, potentially resulting in greater operating losses or dilution unless we are able to raise the required capital from alternative sources. There is no assurance that alternative capital, if needed, would be available on terms acceptable to us, or at all.

You will experience immediate dilution in the net tangible book value per share of the Common Stock you purchase, and may experience additional dilution in the future.

Because the effective price per share of Common Stock being offered hereby or issuable upon exercise of the Pre-funded Warrants being offered may be higher than the net tangible book value per share of our Common Stock, you may experience dilution to the extent of the difference between the effective offering price per share of Common Stock you pay in this offering and the net tangible book value per share of our Common Stock immediately after this offering. Assuming the sale of 2,100,840 shares of Common Stock at a public offering price of $2.38 per share and our net tangible book value as of September 30, 2024, assuming no sale of any Pre-funded Warrants in this offering, and after deducting the placement agent fees and estimated offering expenses payable by us, you will incur immediate dilution in as adjusted net tangible book value of approximately $0.97 per share. As a result of the dilution to investors purchasing securities in this offering, investors may receive less than the purchase price paid in this offering, if anything, in the event of the liquidation of our company. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you participate in this offering.

We have broad discretion in the use of the net proceeds we receive from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds we receive in this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether our management is using the net proceeds appropriately. Because of the number and variability of factors that will determine our use of our net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our Common Stock to decline. Pending their use, we may invest our net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.

An active trading market for our shares may not be sustained.

Although our shares are listed on the Nasdaq Stock Market, LLC, the market for our shares has demonstrated varying levels of trading activity. The current level of trading may not be sustained in the future. The lack of an active market for our shares may impair investors’ ability to sell their shares at the time they wish to sell them or at a price that they consider reasonable, may reduce the fair market value of their shares and may impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire additional intellectual property assets by using our shares as consideration.

This offering may cause the trading price of our Common Stock to decrease.

The number of shares of Common Stock we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our Common Stock. This decrease may continue after the completion of this offering. We cannot predict the effect, if any, that the availability of shares for future sale represented by the Pre-funded Warrants issued in connection with the offering will have on the market price of our Common Stock from time to time.

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Future sales of substantial amounts of our Common Stock could adversely affect the market price of our Common Stock.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. If additional capital is raised through the sale of equity or convertible debt securities, or perceptions that those sales could occur, the issuance of these securities could result in further dilution to investors purchasing our Common Stock in this offering or result in downward pressure on the price of our Common Stock, and our ability to raise capital in the future.

There is no public market for the Pre-funded Warrants being offered by us in this offering.

There is no established public trading market for the Pre-funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Pre-funded Warrants will be limited.

Except as otherwise set forth in the Pre-funded Warrants, holders of the Pre-funded Warrants offered hereby will have no rights as stockholders with respect to the shares of Common Stock underlying the Pre-funded Warrants until such holders exercise their Pre-funded Warrants and acquire our Common Stock.

Except as otherwise set forth in the Pre-funded Warrants, until holders of the Pre-funded Warrants acquire shares of our Common Stock upon exercise thereof, such holders of the Pre-funded Warrants will have no rights with respect to the shares of our Common Stock underlying such warrants, such as voting rights. Upon exercise of the Pre-funded Warrants, as the case may be, the holder will be entitled to exercise the rights of a Common Stockholder only as to matters for which the record date occurs after the exercise date.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims for breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including timely delivery of shares and indemnification for breach of contract.

Since we do not expect to pay any cash dividends for the foreseeable future, investors may be forced to sell their stock in order to obtain a return on their investment.

We do not anticipate declaring or paying in the foreseeable future any cash dividends on our capital stock. Instead, we plan to retain any earnings to finance our operations and plans discussed elsewhere in this prospectus. Accordingly, investors must rely on sales of their Common Stock after price appreciation, which may never occur, as the only way to realize any return on their investment. As a result, investors seeking cash dividends should not purchase our Common Stock.

The trading price of our Common Stock has been and is likely to continue to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control.

Our share price is highly volatile. During the period from August 1, 2024, to November 18, 2024 the closing price of our Common Stock (on a post-reverse split basis) ranged from a high of $6.99 per share (as adjusted for the reverse split) to a low of $2.06 per share (as adjusted for the reverse split). The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your Common Stock at or above the public offering price and you may lose some or all of your investment.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS FILING, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT OTHER POSSIBLE RISKS MAY ADVERSELY IMPACT THE COMPANY’S BUSINESS OPERATIONS AND THE VALUE OF THE COMPANY’S SECURITIES.

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SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains “forward-looking statements.” Forward-looking statements reflect our management’s current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation:

●	current economic conditions, including consumer spending levels and the price elasticity of our products;

●	the highly competitive and evolving nature of the industry in which we compete;

●	our ability to successfully manage social, political, economic legal and other conditions affecting our operations and our supply chain sources, such as political instability and acts of war or terrorism, natural disasters, disruption of markets, operational disruptions, changes in import or export laws, currency restrictions and currency exchange rate fluctuations;

●	the impact of the loss of one or more of our suppliers of finished goods or raw materials;

●	our ability to manage our inventory effectively and reduce inventory reserves;

●	our ability to optimize our global supply chain;

●	our ability to distribute our products effectively through our ecommerce store and through our growing wholesale distribution channel;

●	our ability to keep pace with changing consumer preferences;

●	the impact of any inadequacy, interruption or failure with respect to our information technology or any data security breach;

●	our ability to protect our reputation and the reputation and images of our licensed and any future proprietary brand(s);

●	unanticipated changes in our tax rates or exposure to additional income tax liabilities or a change in our ability to realize deferred tax benefits;

●	our ability to comply with environmental and other laws and regulations;

●	changes in our relationship with our employees and costs and adverse publicity from violations of labor or environmental laws by us or our suppliers;

●	our ability to attract and retain key personnel;

●	our ability to integrate and grow potential acquisitions successfully; and

●	other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $4,439,584 (assuming the sale of all share of Common Stock offered hereby at the assumed public offering price of $2.38 per share, which represents the closing sale price of our Common Stock on the Nasdaq Stock Market, LLC on November 19, 2024), after deducting placement agent fees and estimated offering expenses payable by us, and assuming no sale of any Pre-funded Warrants offered hereunder. However, because this is a best efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, the actual offering amount, placement agent fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus, and we may not sell all or any of the securities we are offering. As a result, we may receive significantly less in net proceeds. Based on the assumed offering price set forth above, we estimate that our net proceeds from the sale of 75% or 50% of the shares of Common Stock offered in this offering would be approximately $3,289,584 and $2,139,584 respectively, after deducting placement agent fees and estimated offering expenses payable by us.

The following table sets forth the uses of proceeds assuming the sale of 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $5,000,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering. All amounts included in the table below are estimates.

Description	If 50% of securities offered are sold	If 75% of securities offered are sold	If 100% of securities offered are sold

Gross proceeds	$2,500,000	$3,750,000	$5,000,000
Placement Agent fees	200,000	300,000	400,000
Offering expenses	160,416	$160,416	$160,416
Net proceeds	$2,139,584	$3,289,584	$4,439,584
Working Capital	259,584	909,584	2,059,584
Business Combination Expense	880,000	880,000	880,000
Severance Payments	1,000,000	1,500,000	1,500,000
Total	2,139,584	3,289,584	4,439,584

DIVIDEND POLICY

We have never declared any cash dividends since inception, and we do not anticipate paying any dividends in the foreseeable future. Instead, we anticipate that all of our earnings will be used to provide working capital, to support our operations, and to finance the growth and development of our business. The payment of dividends is within the discretion of the Board and will depend on our earnings, capital requirements, financial condition, prospects, applicable Delaware law, which provides that dividends are only payable out of surplus or current net profits, and other factors our Board might deem relevant. There are no restrictions that currently limit our ability to pay dividends on our Common Stock other than those generally imposed by applicable state law.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock is listed on the Nasdaq under the symbol “MGOL.”

We have 2,904,001 shares of Common Stock issued and outstanding held by 28 stockholders of record.

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Securities Authorized for Issuance under Equity Incentive Plan

On August 15, 2022, our Board and our stockholders approved the MGO Global Inc. 2022 Equity Incentive Plan, or the 2022 Plan. The 2022 Plan governs equity awards to our employees, directors, officers, consultants and other eligible participants. Initially, the maximum number of shares of our Common Stock that may be subject to awards under the 2022 Plan was 218,647. The maximum number of shares that are subject to awards under the 2022 Plan is subject to an annual increase equal to the lesser of (i) 50,000 shares of our Common Stock, (ii) a number of shares of our Common Stock equal to 4% of the prior year’s maximum number or (iii) such number of shares of our Common Stock as determined by the 2022 Plan administrator. The 2022 Plan was made effective on January 11, 2023.

The types of awards permitted under the 2022 Plan include nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and other awards. Each option shall be exercisable at such times and subject to such terms and conditions as the 2022 Plan administrator may specify.

The 2022 Plan administrator has the authority to amend, suspend or terminate the 2022 Plan provided such action does not impair the existing rights of any participant. The 2022 Plan automatically will terminate on August 15, 2032, unless it is terminated sooner.

On April 12, 2024, the Board unanimously authorized and approved an amendment (“Plan Amendment”) to MGO’s 2022 Equity Incentive Plan (the “2022 Plan”) to increase the number of shares of the Company’s Common Stock, par value $0.00001 per share, (“Common Stock”) reserved for issuance under the 2022 Plan by an additional 182,541 shares of Common Stock. Such an increase will result in a total of 451,188 shares of Common Stock being reserved under the 2022 Plan, of which 205,071 will be available for future awards. On April 17, 2024 (the “Record Date”), a majority of our stockholders consented to the Plan Amendment. In accordance with Rule 14c-2 of the Exchange Act, corporate actions described above went effective twenty (20) days after a Schedule 14C Information Statement was mailed to our stockholders on April 29, 2024.

CAPITALIZATION

The following table shows our cash and cash equivalents and capitalization as of September 30, 2024 as follows:

●	on an actual basis;

●	on a pro forma as adjusted basis to give further effect to our issuance and sale of 2,100,840 shares of our Common Stock in this offering (assuming the maximum amount of is sold and no sale of any Pre-Funded Warrants) at a public offering price of $2.38 per share, resulting in net proceeds to us of $4,439,584, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable.

The pro forma information below is illustrative only and our capitalization following the completion of this offering is subject to adjustment based on the public offering price of our Common Stock and other terms of this offering determined at pricing. You should read the following table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included in this prospectus.

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	Actual as of September 30, 2024	Pro forma as Adjusted
Cash and cash equivalents	$1,435,288	$5,874,872
Long-term debt	$-	$-
Total long-term debt	$-	$-
Stockholders’ equity:
Preferred stock, $0.00001 par value, 20,000,000 shares authorized, and 0 shares issued and outstanding, actual; 0 issued and outstanding pro forma as adjusted	$-	$-
Common stock, $0.00001 par value, 150,000,000 shares authorized, actual, and pro forma, as adjusted; 2,904,001 shares issued and outstanding, actual; and 5,004,841, pro forma as adjusted	29	79
Additional paid-in capital	19,874,872	24,314,406
Accumulated deficit	(16,884,132)	(16,884,132)
Total MGO stockholders’ equity	2,990,769	7,430,353
Non-controlling interest	(359,370)	(359,370)
Total stockholders’ equity	2,631,399	7,070,983
Total capitalization	$4,066,687	$7,070,983

DILUTION

If you invest in our Common Stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of our Common Stock and the as adjusted net tangible book value per share of our Common Stock immediately after this offering.

Our historical net tangible book value (deficit) as of September 30, 2024, was 2,631,399. Our historical net tangible book value (deficit) is the amount of our total tangible assets less our total liabilities. Our historical net tangible book value per share as of September 30, 2024, was $0.91. Historical net tangible book value per share represents historical net tangible book value (deficit) divided by the number of shares of our Common Stock outstanding as of September 30, 2024.

After giving effect to our issuance and sale of 2,100,840 shares of Common Stock in this offering at an assumed public offering price of $2.38 per share (the closing sale price of our Common Stock on the Nasdaq Stock Market, LLC on November 19, 2024), assuming no sale of any Pre-Funded Warrants in this offering and after deducting placement agent fees and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2024 would have been approximately $7,070,983, or approximately $1.41 per share. This represents an immediate increase in actual net tangible book value per share of $0.50 to our existing stockholders and an immediate dilution in actual net tangible book value per share of approximately $0.97 to new investors purchasing Common Stock in this offering. Dilution per share to new investors purchasing Common Stock in this offering is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors.

The following table illustrates this dilution on a per share basis:

Assumed Public offering price per share		$2.38
Actual net tangible book value per share as of September 30, 2024	$0.91
Increase in actual net tangible book value (deficit) per share as of September 30, 2024	0.50
Pro forma as adjusted net tangible book value per share after this offering	$1.41
Dilution per share to new investors purchasing shares in this offering		$0.97

If we only sell 75% or 50% of the maximum offering amount, our as adjusted net tangible book value after this offering would be $5,920,983, or $4,770,983, respectively, and the dilution per share to investors purchasing securities in this offering would be $1.06 or $1.17, respectively, assuming no Pre-Funded Warrants are sold and after deducting placement agent fees and estimated offering expenses payable by us.

The information discussed above is illustrative only and will be adjusted based on the actual public offering price, the actual number of units that we offer in this offering, and other terms of this offering determined at the time of pricing. The foregoing discussion and table assumes no sale of Pre-Funded Warrants, which if sold, would reduce the number of shares that we are offering on a one-for-one basis. In addition, we may choose to raise additional capital due to market conditions or strategic considerations. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis summarize the significant factors affecting our operating results, financial condition, liquidity and cash flows of our Company as of and for the periods presented below. The following discussion and analysis should be read in conjunction with our financial statements and the related notes thereto included elsewhere in this prospectus. The discussion contains forward-looking statements that are based on the beliefs of management, as well as assumptions made by, and information currently available to, our management. Actual results could differ materially from those discussed in or implied by forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly in the sections titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements.” For a discussion and analysis of the significant factors affecting Heidmar’s operating results, financial condition, liquidity and cash flows, see Exhibit 99.1 to the registration statement which this prospectus forms a part.

Overview

Founded in October 2018 and headquartered in Florida with remote employees and specialty contractors in London, New York and Latin America, MGO Global Inc. (“MGO,” “MGO Global,” the “Company,” “we,” “our” and “us”) has built a brand acceleration platform with a focus on the acquisition, optimization and monetization of consumer brands across multiple categories. Our mission is to provide customers with unmatched variety, quality and shopping experience, while adding considerable value for MGO’s shareholders.

Our accomplished leadership team encompasses decades of experience in building successful global lifestyle brands, including fashion design, marketing, technology, corporate finance and branding. We strive to continually push innovation and evolution of the consumer product cycle without compromising quality and design integrity. Through our end-to-end, scalable brand-building platform, backed by robust consumer behavioral data, we are engaged in nurturing digitally native brands that will thrive in the modern Direct to Consumer (“DTC”) economy.

Stand Flagpoles/Americana Liberty, LLC

On March 13, 2023, we obtained a royalty-free, worldwide and exclusive license (the “License”) to the use of certain assets of Stand Co., LLC (“Stand”) for all purposes in exchange for payment of $1.00 by the Company. The license is in perpetuity. Licensed assets include all rights to all stock keeping units (“SKU”) of Stand sold under the names: “Roosevelt Premium 25 foot Telescoping Flag Pole Kit,” “20 Foot Telescoping Flag Pole Kit” and “LED Solar Flag Pole Light;” any intellectual property and other intangible property related to SKUs, including but not limited to all rights to a brand name “Stand Flagpoles,” domain and website www.standflagpoles.com, the Meta pages associated with “Stand Flagpoles” brand name (in Facebook and Instagram); all manufacturer, distributor and customer contracts and relationships for SKUs; marketing materials; any commercialization rights; domain and administrative access to Stand’s Shopify account, Facebook Assets & Accounts; all historical digital and non-digital assets; and customer database since inception.

In support of our new flagpole business, we formed a wholly owned subsidiary, Americana Liberty, LLC (“Americana Liberty”), on March 13, 2023, which was created to advertise and sell the licensed line of Stand Flagpoles and other related products, along with an expanding line of patriotic-themed products to be developed and marketed to consumers under our new Americana Liberty brand.

In addition, on May 11, 2023, we executed a 12-month consulting agreement with Jason Harward, the owner of Stand Co. and nephew of our former Chief Marketing Officer of the Company. The consultant shall furnish the Company with business continuity and consulting services, substantially similar to the following: providing general advice and counsel regarding establishment of systems and processes for direct-to-consumer (“DTC”) and ecommerce sales and operations; provide subject matter and product-level expertise in the area of flag-poles, flags, and related products; provide consultation regarding product sourcing and distribution; and assist with the establishment, operation, optimization, and maintenance of DTC and ecommerce platforms on behalf of the Company. Consultant will be compensated for services through a combination of cash or immediately available funds and restricted stock units or shares of the Company’s stock as follows: (1) cash in the amount of $150,000, paid on September 30, 2023; (2) cash in the amount of $200,000, paid on January 10, 2024, upon satisfactory performance of the consultant’s obligations under the agreement; (3) 15,000 restricted stock units of the Company which were issued on January 31, 2024 and subject to vesting in equal quarterly installments throughout the term of the agreement commencing on January 31, 2024. $51,587 and $109,679 was recorded as stock-based compensation expense for the fair value of the restricted stock units awarded as of June 30, 2024 and December 31, 2023, respectively.

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MGO Digital LLC

In November 2022, we formed MGO Digital LLC to leverage data analytics, advanced technology-enabled marketing and our leadership team’s industry relationships and expertise to identify, incubate and test market new proprietary brands and brand concepts.

The Messi Store/MGOTeam 1 LLC

Our subsidiary, MGOTeam1 LLC (“MGOTeam1”), designed, manufactured, licensed, distributed, advertised, and sold a range of products under the soccer legend Lionel (“Leo”) Messi brand, Messi Brand. The Messi Brand is a premium lifestyle brand with a sporty edge and sold their products direct to consumers through the website www.themessistore.com.

On October 29, 2018, MGOTeam1 entered into a Trademark License Agreement with Leo Messi Management SL (“LMM”). LMM granted MGOTeam1 a worldwide non-exclusive license in order to use Leo Messi’s trademarks with the purpose of developing, manufacturing, trading and promoting Messi Brand Products.

On November 20, 2021, MGOTeam1 entered into a new Trademark License Agreement (the “Messi License”) with LMM to have the worldwide license to use Leo Messi’s trademarks for the purpose of developing, manufacturing, marketing and promoting his products. MGOTeam1 was to pay LMM a minimum guaranteed amount on account of royalties amounting to Four Million Euros (€4,000,000) over the four-year agreement, net of taxes with the last payment due on November 15, 2024.

On March 21, 2024, MGOTeam1 assigned the Messi License to Centric Brands LLC (“Centric”), which paid MGOTeam1 $2,000,000 in cash and assumed the obligation to pay the minimum guaranteed amount due to LMM in 2024.

Business Combination Agreement with Heidmar, Inc.

On June 18, 2024, MGO entered into a definitive Business Combination Agreement (the “Business Combination Agreement” or “BCA”) with Heidmar, Inc., (“Heidmar”), a company organized under the laws of the Republic of the Marshall Islands, Heidmar Maritime Holdings Corp., a company organized under the laws of the Republic of the Marshall Islands (“Holdings”), HMR Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Holdings (“Merger Sub”), and Rhea Marine Ltd. and Maistros Shipinvest Corp (collectively, the “Heidmar Shareholders”). The Company, Merger Sub, Holdings, Heidmar and Heidmar Shareholders are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.”

Pursuant to the Business Combination Agreement, MGO, Heidmar, Holdings, Merger Sub and the Heidmar Shareholders will effect a business combination involving the following Transactions (collectively, the “Business Combination”):

(a)	Merger Sub will merge (the “Merger”) with and into MGO, with MGO continuing as the surviving entity and a wholly owned subsidiary of Holdings;

(b)	all of the issued and outstanding MGO Shares prior to the effective time of the Merger will be converted into the right to receive Holdings Shares on a one-for-one basis at the closing of the Business Combination;

(c)	immediately after the effective time of the Merger, the Heidmar Shareholders will transfer all their Heidmar Shares to Holdings (the “Heidmar Share Acquisition”), with Heidmar becoming a wholly owned subsidiary of Holdings; and

(a)	Holdings will issue to the Heidmar Shareholders and MGO’s financial advisor: (i) at the Closing (as defined in the Business Combination Agreement), the Heidmar Share Consideration (as defined in the Business Combination Agreement), and (ii) after the Closing and upon the satisfaction of certain earnout conditions set forth in the Business Combination Agreement, the Earnout Shares (as defined in the Business Combination Agreement), with 2.64% of each issuance being distributed to MGO’s financial advisor.

Following the Closing, both MGO and Heidmar will be wholly owned subsidiaries of Holdings, and the Holdings Shares will be publicly listed on Nasdaq. The parties expect that after the Closing, the Heidmar Shareholders will own 94.34% of Holdings (including amounts to be distributed to MGO’s financial advisor) and the MGO stockholders will own 5.66% of Holdings, without taking into account the issuance of any Earnout Shares. Pursuant to the Business Combination Agreement, any shares of common stock that MGO issues prior to the Closing will not change these percentages.

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The boards of directors of both companies have unanimously approved the signing of the BCA. The Business Combination is expected to close late in the fourth quarter of 2024, subject to satisfying certain customary closing conditions, including the receipt of approvals from MGO’s stockholders and the listing of Holdings registered common shares on Nasdaq. For a more detailed description of the Business Combination, Heidmar, Holdings and the risk factors related to the Business Combination, please see our Current Report on Form 8-K filed with the Commission on June 20, 2024.

Results of Operations for Three and Nine Months Ended September 30, 2024 as Compared to Three and Nine Months Ended September 30, 2023

	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	$ Change	% Change	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023	$ Change	% Change
Revenue, net	$565,400	$1,054,161	$(488,761)	(46)%	$2,661,253	$2,823,601	$(162,348)	(6)%
Cost of sales	72,414	235,003	(162,589)	(69)%	586,502	761,473	(174,971)	(23)%
Gross profit	492,986	819,158	(326,172)	(40)%	2,074,751	2,062,128	12,623	.6%
Gross profit percentage	87%	78%			78%	73%
Total operating expenses	1,850,717	2,850,658	(999,941)	(35)%	7,738,241	5,688,343	2,049,898	36%
Operating loss	(1,357,731)	(2,031,500)	(673,769)	(33)%	(5,663,490)	(3,626,215)	(2,037,275)	56%
Total other (income) expenses	(10,927)	-	(10,927)	100%	(10,463)	(29,876)	(19,413)	(65)%
Net loss from continuing operations	$(1,346,804)	$(2,031,500)	$(684,696)	(38%)	$(5,653,027)	$(3,596,339)	$(2,056,688)	57%
Net income (loss) from discontinued operations	44,237	(520,613)	564,850	(109)%	1,938,008	(1,574,104)	3,512,112	(233)%
Net loss	$(1,302,567)	$(2,552,113)	$(1,249,546)	(49)%	$(3,715,019)	$(5,170,443)	$1,455,424	(28)%
Less: net income (loss) attributable to noncontrolling interest	(5,229)	(62,800)	68,029	(108)%	229,073	(185,556)	414,629	(224)%
Net loss attributable to MGO stockholders	$(1,307,796)	$(2,489,313)	$(1,181,517)	(48)%	$(3,944,092)	$(4,984,887)	$1,040,795	(21)%

Revenues

For the three months ended September 30, 2024 compared to the same three months in 2023, revenues decreased 46.4% to $565,400 from $1,054,161. The decrease over the prior year’s comparable period is attributable to the fact that the Company reduced marketing expenses during the third quarter of 2024 in an effort to increase profitability while consciously reducing marketing costs, which helped in successfully increasing gross margin. Revenues reported for the nine months ended September 30, 2024 totaled $2,661,253, representing an 5.7% decrease over revenues of $2,823,601 posted for the comparable nine-month period in 2023. The modest decrease over the prior year’s comparable three and nine month periods is primarily attributable to the decrease in marketing spend in the third quarter of 2024, as noted above.

Cost of Sales and Gross Profit

Cost of sales for the three months ended September 30, 2024 and 2023 decreased 69.2% to $72,414 from $235,003, respectively. This resulted in a gross profit of $492,986 for the three months ended September 30, 2024, which compared to $819,158 for the same three-month period in 2023. Gross profit margin rose to 88.0% from 78.0% on a comparable three-month basis.

Cost of sales for the nine months ended September 30, 2024 totaled $586,502, down 23.0% from $761,473 reported for the same nine-month period in the prior year. This resulted in a 0.6% increase in gross profit of $2,074,751 for the nine months ended September 30, 2024, compared to $2,062,128 for the nine-month ended September 30, 2023. Gross profit margin rose to 78.0% for the nine-month period ended September 30, 2024 from 73.0% reported for the same nine-month period in the prior year.

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Operating Expenses

For the three months ended September 30, 2024, total operating expenses decreased 35.1% to $1,850,717 as compared to total operating expenses of $2,850,658 for the three months ended September 30, 2023, due primarily to a 24.0% decline in selling, general and administrative expenses, which decreased to $1,386,146 from $1,827,926, respectively, primarily due to a reduction in stock-based compensation expense in the third quarter of 2024 versus the same period in 2023; and a 54.6% decrease in marketing and e-commerce expenses, which declined to $464,571 from $1,022,732, respectively. The decrease in marketing expenses for the three months ended September 30, 2024 when compared to the prior year’s same three-month period is attributable to the fact that the Company made cognitive efforts to focus on a higher return on marketing spend. In addition, warehouse and shipping costs decreased from the prior year due to one-time expenditures in 2023 of shipping the licensed goods to the Company’s new third-party fulfillment center.

Total operating expenses for the nine-month period ended September 30, 2024 was $7,738,241, representing a 36.0% increase compared to $5,688,343 in total operating expenses for the same nine months in 2023. The increase was largely attributable to a 71.8% increase in selling, general and administrative expenses, which rose to $5,711,978 from $3,325,737, respectively; and a 14.2% decrease in marketing and e-commerce expenses, which declined to $2,026,263 from $2,362,606, respectively. The increase in selling, general and administrative expenses related to workforce expansion, stock-based compensation expenses which were not occurring in the prior six month period of 2023, and increased costs of legal and accounting expenses pertaining to executing capital raises and advancing the business combination process with Heidmar during the first nine months of 2024. The decrease in marketing and e-commerce expenses is due to the Company making a cognitive effort to focus on higher returns on marketing spend during 2024.

Other (Income) Expenses

Total other income for the three and nine months ended September 30, 2024 was $10,927 and $10,463, respectively, compared to total other interest income of $0 and $29,876 for the three and nine months ended September 30, 2023, respectively.

Net Loss

For the three months ended September 30, 2024, net loss from continuing operations was $1,346,804, a 33.7% decrease from a net loss of $2,031,500 reported for the same three-month period in 2023. Net income from discontinued operations increased to $44,237 from a net loss of $520,613 for the three months ended September 30, 2024 and 2023, respectively. Overall, net loss totaled $1,302,567 for the three months ended September 30, 2024, compared to a net loss of $2,552,113 for the same three-month period ended September 30, 2023. After factoring net income of $5,229 and a net loss of $62,800 for non-controlling interest for the three months ended September 30, 2024 and 2023, respectively, net loss attributable to MGO stockholders was $1,307,796, or $0.52 loss per share, and $2,489,313, or $1.79 loss per share, respectively.

For the nine months ended September 30, 2024, net loss from continuing operations was $5,653,027, a 57.2% increase from a net loss of $3,596,339 reported for the same nine-month period in 2023. Net income from discontinued operations rose to $1,938,008 from a net loss of $1,574,104 for the nine months ended September 30, 2024 and 2023, respectively, as a result of the assignment of the Messi License to Centric. Overall, net loss totaled $3,715,019 for the nine months ended September 30, 2024, compared to a net loss of $5,170,443 posted for the same nine-month period ended September 30, 2023. After factoring net income of $229,073 and a net loss of $185,556 for non-controlling interest for the nine months ended September 30, 2024 and 2023, respectively, net loss attributable to MGO stockholders was $3,944,092, or $1.90 loss per share, and $4,984,887, or $3.67 loss per share, respectively.

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Cash Flows

As of September 30, 2024, cash on hand from continuing operations was $1,435,288, as compared to $836,446 as of December 31, 2023, an increase of 72%. The increase was primarily attributable to the assignment of the Messi Brand to Centric in exchange for $2,000,000 in cash and their assumption of our obligation to pay €1.5 million in royalty payments to LMM in 2024, as well as net proceeds aggregating $3,215,752 received from the sale of our common stock pursuant to our At-The-Market Offering (“ATM”). Until such time that the Company fully implements its growth strategy or completes its business combination with Heidmar, it expects to continue generating operating losses in the foreseeable future, primarily due to higher corporate overhead, higher marketing and inventory expenses and costs associated with being a public company.

For the nine months ended September 30, 2024, cash used in operations was $4,715,475, a decrease of 26% as compared to cash used in operations of $6,396,563 for the nine months ended September 30, 2023. The decrease was primarily attributable to the assignment of the Messi Brand to Centric in exchange for $2,000,000 in cash and their assumption of our obligation to pay €1.5 million in royalty payments to Leo Messi Management in 2024.

For the nine months ended September 30, 2024, cash provided by investing activities was $1,999,488, compared to cash used in investing activities of $179,853 for the nine months ended September 30, 2023. The 1212% increase was due to no significant purchases of property and equipment occurring during the nine months ended September 30, 2024, offset by the $2,000,000 in proceeds received from the assignment of the Messi Brand to Centric.

For the nine months ended September 30, 2024, cash provided by financing activities was $3,218,540, a decrease of 61% as compared to cash provided by financing activities of $8,183,514 for the nine months ended September 30, 2023. The decrease was directly related to the completion of the Company’s initial public offering in January 2023.

Liquidity and Capital Resources

As of September 30, 2024, we had working capital of $2,393,015. For the nine months ended September 30, 2024, we incurred a loss from continuing operations of $5,653,027, inclusive of $5,711,978 for general and administrative expenses, including higher workforce expenses, stock-based compensation expense, third-party logistics services, professional fees and rent expense for office space, as well as $2,026,263 for marketing and ecommerce expenses.

On March 21, 2024, MGO assigned the Messi License to Centric, which paid the Company $2,000,000 in cash and assumed the obligation to pay the minimum guaranteed amount due to LMM in 2024. Effective as of that date, the Company discontinued operations on The Messi Store.

On February 12, 2024, the SEC deemed the Company’s shelf registration statement on Form S-3 effective. This registration statement contained two prospectuses: 1) a base prospectus that covers the potential offering, issuance, and sale from time to time of our common stock, preferred stock, warrants, debt securities and units in one or more offerings with a total value of up to $100,000,000; and 2) a sales agreement prospectus (“ATM”) covering the potential offering, issuance, and sale from time to time of shares of our common stock having an aggregate gross sales price of up to $1,650,000 pursuant to an equity distribution agreement with Maxim Group LLC. On June 7, 2024, MGO entered into an Amendment No. 1 (“Amendment”) to the equity distribution agreement for the ATM whereby the offering size was amended to reflect an increase in the aggregate gross sales price from $1,650,000 to $3,389,384. As of November 14, 2024, the Company had received net proceeds of $3,215,752 from sales of shares of our common stock pursuant to the ATM and has exhausted the ATM.

If the Company is unable to generate significant sales growth in the near term and raise additional capital, there is a risk that the Company could default on additional obligations; and could be required to discontinue or significantly reduce the scope of its operations if no other means of financing operations are available. Moreover, any additional equity financing that we obtain may dilute the ownership held by our existing shareholders. The economic dilution to our shareholders will be significant if our stock price does not materially increase, or if the effective price of any sale is below the price paid by a particular shareholder. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities or any other adjustment that might be necessary should the Company be unable to continue as a going concern. As such, the aforementioned factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period.

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Year Ended December 31, 2023 as Compared to Year Ended December 31, 2022

The following table provides certain selected financial information for the periods presented:

	December 31, 2023	December 31, 2022	$ Change	% Change
Revenue, net	$3,668,926	$-	$3,668,926	100%
Cost of sales	969,045	-	969,045	100%
Gross profit	2,699,881	-	2,699,881	100%
Gross profit percentage	73,58%	0%
Total operating expenses	8,220,788	177,742	8,043,046	4,525%
Operating loss	(5,520,907)	(177,742)	(5,343,165)	3,006%
Total other (income) expenses	(37,281)	186,760	(224,401)	(120)%
Net loss from continuing operations	$(5,483,626)	$(364,502)	$(5,119,124)	1,404%
Net loss from discontinued operations	(1,886,839)	(2,512,855)	626,016	25%
Net loss	(7,370,465)	(2,877,357)	(4,493,108)	156%
Less: net loss attributable to non-controlling interest	(227,061)	(294,411)	67,530	(23)%
Net loss attributable to MGO stockholders	$(7,143,404)	$(2,582,946)	$(4,560,458)	177%

Revenues

For the year ended December 31, 2023, net revenues were $3,668,926 as compared to $0 reported for the year ended December 31, 2022. Our brand, Stand Flagpoles, was launched in mid-March 2023, accounting for $3,668,926 in sales generated through Stand Flagpole’s ecommerce website.

Cost of Sales

Cost of sales for the year ended December 31, 2023 totaled $969,045, compared to $0 for the year ended December 31, 2022. Our brand, Stand Flagpoles, was launched in mid-March 2023, accounting for $966,045 in cost of sales.

Gross Profit

For the year ended December 31, 2023, gross profit on revenues was $2,699,881 compared to gross profit of $0 reported for the prior year.

Operating Expenses

Total operating expenses for the year ended December 31, 2023, increased 4,525% to $8,220,788 as compared to $177,742 for the previous year. The increase was primarily due to a significant increase in marketing and e-commerce expenses coupled with payroll & independent contractor expenses related to the launch of the Stand Flagpole brand, stock-based compensation expense for stock options and restricted stock units and higher legal, accounting and specialty consulting expenses associated with public company overhead expenses resulting from the Company completing its Initial Public Offering in mid-January 2023.

Other (Income) Expenses

For the year ended December 31, 2023, total other income of $37,281 increased 120% to other expense of $186,760 reported for the prior year. Total other income was primarily associated with interest income on cash balances and remeasurement of foreign currency transactions into U.S. dollars and recorded as finance charges.

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Net Loss

For the year ended December 31, 2023, net loss from continuing operations was $5,483,626, a 1,404% increase over the net loss of $364,502 reported for the year ended December 31, 2022. Net loss from discontinued operations declined to $1,886,839 from a net loss of $2,512,855 for the year ended December 31, 2022, respectively. Overall, net loss totaled $7,370,465 for the year ended December 31, 2023, which is compared to a net loss of $2,877,357 posted for the year ended December 31, 2022. After factoring net loss of $227,061 and $294,411 for non-controlling interest for the year ended December 31, 2023 and 2022, respectively, total net loss attributable to MGO stockholders was $7,143,404 or $5.01 loss per share, and $2,582,946, or $2.45 loss per share, respectively.

Cash Flows

As of December 31, 2023, cash on hand was $836,446 as compared to $32,275 as of December 31, 2022. For the year ended December 31, 2023, cash used in operating activities was $6,978,788, an increase of $5,295,496, compared to $1,683,292 for the year ended December 31, 2022. The increase in cash used in operating activities was mainly driven by an increase in operating loss primarily driven by additional operating costs for Stand Flagpoles operating segment and public company overhead costs, purchases of inventory, decrease in accrued payroll expense and an increase in prepaid expenses over the prior year.

For the years ended December 31, 2023 and 2022, cash used in our investing activities was $325,964 and $0, respectively.

For the year ended December 31, 2023, cash provided by financing activities was $8,125,711, an increase of $6,416,389 as compared to cash provided by financing activities totaling $1,709,322 for the year ended December 31, 2022. The increase was primarily attributable to an increase in the amount of funds raised in the IPO and exercises of warrants in conjunction with the IPO in January 2023, net of expenses of $1,065,145.

Liquidity and Capital Resources

As of December 31, 2023, we had positive working capital of $602,286. For the year ended December 31, 2023, we incurred a loss from continuing operations of $5,483,626, inclusive of $3,140,371 for marketing and e-commerce expenses, and $5,080,417 for general and administrative fees, including professional fees primarily associated with becoming a public company, namely legal, audit, accounting, SEC reporting, Nasdaq listing and specialized consultants. This compared to a loss from continuing operations as of December 31, 2022 of $364,502, inclusive of $177,742 of selling, general and administrative expenses and $186,760 for financing expenses.

Subsequent to the end of 2023, we filed the S-3 in respect of the ATM. As of October 4, 2024, we have received gross proceeds from sales of our common stock pursuant to the ATM totaling an aggregate $3,389,384.

For the year ended December 31, 2022, we raised capital of $1,712,564, net of $212,436 in issuance costs, as a result of the sale of 192,500 shares of common stock in connection with pre-IPO private placements.

We have continued to incur losses from operations. Moreover, we do not believe we have sufficient cash to meet our anticipated operating costs and capital expenditure requirements through the next 12 months, thus we may need to raise additional capital to fund the Company’s growth and future business operations. However, we cannot be certain that additional funding will be available on acceptable terms, or at all. If we are not able to secure additional funding when needed to support our business growth and to respond to business challenges, we may have to delay or reduce the scope of our planned strategic growth initiatives. Moreover, any additional equity financing that we obtain may dilute the ownership held by our existing shareholders. The economic dilution to our shareholders will be significant if our stock price does not materially increase, or if the effective price of any sale is below the price paid by a particular shareholder. Any debt financing could involve substantial restrictions on activities and creditors could seek additional pledges of some or all of our assets. If we fail to obtain additional funding as needed, we may be forced to cease or scale back operations, and our results, financial conditions and stock price would be adversely affected. As such, these factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period.

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Contractual Obligations

Material contractual obligations arising in the normal course of business primarily consist of royalty payments to LMM, principal and interest payments for loans made with PayPal, principal and interest payments for operating leases and other purchase obligations. See Notes 6, 10, 12 and 14 to the consolidated financial statements for amounts outstanding as of December 31, 2023 for these contractual obligations.

Critical Accounting Policies, Significant Judgments, and Use of Estimates

Our management’s discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The preparation of these consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting period. Our most critical estimates include those related to revenue recognition, inventories and reserves for excess and obsolescence, accounting for stock-based awards, and income taxes. On an ongoing basis, we evaluate our estimates and assumptions. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Our actual results may differ from these estimates under different assumptions or conditions.

For the three and six months ended June 30, 2024, there were no significant changes to our existing critical accounting policies which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Off-Balance Sheet Arrangements

As of June 30, 2024, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources. Since our inception, except for standard operating leases, we have not engaged in any off-balance sheet arrangements, including the use of structured finance, special purpose entities or variable interest entities. We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Inflation

Over the past 18 months, inflation has adversely affected our business, financial condition, and results of operations by increasing our overall cost structure, and such affects will be further exacerbated if we are unable to achieve commensurate increases in the prices, we charge our customers. The existence of inflation in the economy has resulted in, and may continue to result in, higher interest rates and capital costs, shipping costs, supply shortages, increased costs of labor, weakening exchange rates, and other similar effects. As a result of inflation, we have experienced, and may continue to experience, cost increases. In addition, poor economic and market conditions, including a potential recession, may negatively impact market sentiment, decreasing the demand for sportswear and outerwear, which would adversely affect our operating income and results of operations. If we are unable to take effective measures in a timely manner to mitigate the impact of inflation, as well as a potential recession, our business, financial condition and results of operations could be adversely affected.

Climate Change

Our opinion is that neither climate change, nor governmental regulations related to climate change, have had, or are expected to have, any material effect on our operations.

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New Accounting Pronouncements

There were certain updates recently issued by the Financial Accounting Standards Board (“FASB”), most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

BUSINESS

Founded in October 2018 and headquartered in Florida with remote employees and specialty contractors in London, New York and Latin America, we have built a brand acceleration platform with a focus on the acquisition, optimization and monetization of consumer brands across multiple categories. Our mission is to provide customers with unmatched variety, quality and shopping experience, while adding considerable value for MGO’s shareholders.

Our accomplished leadership team encompasses decades of experience in building successful global lifestyle brands, including fashion design, marketing, technology, corporate finance and branding. We strive to continually push innovation and evolution of the consumer product cycle without compromising quality and design integrity. Through our end-to-end, scalable brand-building platform, backed by robust consumer behavioral data, we are engaged in nurturing digitally native brands that will thrive in the modern Direct to Consumer (“DTC”) economy.

In 2018, we signed a global licensing agreement with Leo Messi Management (“LMM”), soccer legend Lionel Messi’s licensing and management company and created the “Messi Brand” – a line of casual wear and accessories inspired by his trend-setting style and offered on The Messi Store (www.themessistore.com). Designed by the Company’s co-founder and Chief Brand Officer, Virginia Hilfiger, the Messi Brand’s DNA is rooted in Messi’s personal style and emphasizes accessibility, comfort and ease.

In March 2024, we assigned our global licensing agreement with LMM (“LMM License Agreement”) to Centric Brands, LLC (“Centric”). Centric is a global leading lifestyle brand collective that has expertise in product design, development and sourcing; retail and digital commerce; marketing and brand building. Centric designs, sources, markets, and sells high-quality products in the kid’s, men’s and women’s apparel, accessories, beauty, and entertainment categories. The company’s portfolio includes licenses for more than 100 iconic brands, including Calvin Klein®, Tommy Hilfiger®, Nautica®, Spyder®, and Under Armour® in the kid’s category; Joe’s Jeans®, Buffalo®, Hervé Léger®, and IZOD® in the men’s and women’s apparel category; Coach®, Kate Spade®, Michael Kors®, All Saints®, Frye®, Timberland®, Hunter®, and Jessica Simpson® in the accessories category; and in the entertainment category, Disney®, Marvel®, Nickelodeon®, and Warner Brothers® among many others. The company also owns and operates Zac Posen®, Hudson®, Robert Graham®, Avirex®, Fiorelli®, and Taste Beauty® and operates a joint venture brand, Favorite Daughter, with Sara and Erin Foster. The company’s products are sold through leading mass-market retailers, specialty and department stores, and online. The company is headquartered in New York City, with U.S. offices in Los Angeles and Greensboro, and international offices in Asia, Europe, Montreal, and Toronto. In connection with the assignment of the LMM License Agreement, Centric paid MGO $2,000,000 in cash and assumed the obligation to pay €1,500,000 in aggregate royalty payments due to LMM in 2024.

While the Messi Brand was previously the only asset in our portfolio through early 2023, our business model has remained centered on strategic expansion through collaborations, licensing, acquisitions and organic development. As our brand portfolio expands, we intend to drive the commercial value of each brand through our own DTC platform methodologies, ensuring that each brand maintains its own unique identity while remaining thoughtfully aligned with the values of our customers.

In November 2022, we formed MGO Digital LLC, a wholly owned subsidiary which leverages data analytics, advanced technology-enabled marketing and our leadership team’s industry relationships and expertise to identify, incubate and introduce to market new, authentic brand concepts.

In March 2023, we obtained a royalty-free, worldwide and exclusive license to the assets of Stand CO, LLC, a DTC digitally native brand which offers a line of high quality, residential flagpoles, American flags, solar flagpole light kits, flagpole finials, patriotic-themed apparel and other products. Stand Flagpoles brought to our brand portfolio immediate revenue generation and the opportunity to further demonstrate the benefits of its end-to-end, data-driven brand-building platform to help accelerate and optimize long-term growth. In late March 2023, the Company formed Americana Liberty, LLC, a wholly owned subsidiary focused exclusively on supporting the new DTC flagpole and related product line.

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Our Mission

MGO is intent on inspiring people worldwide to express their best, most authentic selves through our distinctive lifestyle and consumer product brands; and delivering superior financial performance and value creation through the optimization of our shared services across our scalable brand-building platform.

Our Core Values

Since our inception, we have consciously fostered a corporate culture in which our core values are deeply ingrained in our identity and serve as a compass to guide our decision-making and business-building processes. Our core values are the source of our Company’s drive and distinctiveness, thoughtfully woven into our organizational fabric to influence how we think, work and act. These core values are:

●	Collaboration: we enthusiastically welcome and apply insight, experience, ideas and perspective gained from each other, our trusted business partners and our customers.

●	Integrity: we honor our work, which earns trust.

●	Accountability: we trust our experience and apply common sense when implementing and adhering to financially, socially and environmentally responsible policies and practices that positively impact our stakeholders, the communities where we live and work and the world, at large.

●	Passion: we demonstrate pride in our brands, in the quality of our products and in each other through our words and actions.

●	Diversity and Inclusion: we embrace and celebrate individual uniqueness and respect diversity of views, ideas and cultures.

Stand Flagpoles/Americana Liberty, LLC

Through our wholly owned subsidiary Americana Liberty, LLC, we operate www.standflagpoles.com, a DTC ecommerce store offering a thoughtfully curated line of premium outdoor flagpoles for residential and commercial use and other related accessories marketed under the brand Stand Flagpoles.

Our core product line is anchored by the Roosevelt Premium 25ft Telescoping Flagpole Kit, featuring a solid, strong and durable 3” diameter telescoping pole made from black 14 gauge aircraft aluminum that has been designed to withstand category one hurricane wind speeds. The hard outer shell of the pole, equipped with an advanced rope and pulley system, has been subjected to an anodization process to protect the metal from wear and tear and rusting. The flagpole system uses metal pins to lock sections in place and a pinching sleeve to keep the telescoping sections sturdy. Included in each kit sold is a 4’X6’ premium embroidered American flag, interchangeable premium aluminum gold finial ball, customer lifetime warranty and free shipping. The Roosevelt can also accommodate a solar lighting mount in lieu of the finial.

Other products offered under the Stand Flagpole brand include:

●	Standard telescoping flagpole kit comes with a 16 gauge rustproof aluminum flagpole (20ft or 25ft) capable of flying two flags, rope and pulley system, 3’X5’ American flag, gold ball finial and clips and a ground sleeve.

●	High performance U.S. (3’x5’, 4’x6’ and 5’x8’); state (3’x5’) and military (3’x5’) flags with brass grommets

●	Selection of gold eagle finial or replacement gold ball finial

●	Hardware replacements and parts

●	Gift cards

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Stand Flagpole products are sold directly to consumers exclusively through our ecommerce store, found at www.standflagpoles.com.

Marketing Strategy for Stand Flagpoles

We utilize primarily digital marketing to broadcast, amplify and showcase our Stand Flagpole product line, leaning heavily into outbound email and digital mobile marketing, as well as social media marketing. Our marketing approach features core messaging focused on featured flash sales, patriotic holiday promotions (namely, President’s Day, Veteran’s Day, Memorial Day and Independence Day) and direct appeals to U.S. military families and supporters and patriotic Americans, in general. Given that 2024 is a national election year, marketing efforts have expanded to include proactive digital outreach to supporters of the national and state Republican and Democratic parties.

Social Media Marketing

We use social media, including Facebook, Instagram and YouTube, as well as email, SMS and direct mail as part of our multi-channel approach to marketing our Stand Flagpole line of products, and we encourage our customers to use social media while shopping.

Supply Chain Strategy

Based on our leadership’s experience in building global consumer product brands for many of the world’s leading companies, we have established, long-standing relationships and key industry knowledge that empowers us to best identify and leverage qualified third-party suppliers and manufacturers to produce our raw materials and finished products.

For the Stand Flagpole brand, we curate our flagpoles and flagpole accessories from qualified engineering firms and manufacturers based on our stringent, high quality standards for raw materials, design and durability factors and aesthetics.

We do not own any manufacturing facilities and do not manufacture any of our products. We purchase our finished products from third-party manufacturers on a purchase-order basis and do not have any agreements requiring us to use any specific supplier or manufacturer. We have long-standing relationships with our vendors, built over decades by key members of our team. Chosen based on desired design and production specifications of a particular product or collection, our global network of valued manufacturers are based in Brazil, China, India, Latvia, Mexico, Peru, Portugal, Sri Lanka and the United States. We regularly source new suppliers and manufacturers across the world to support our ongoing innovation and growth, and we carefully evaluate all new suppliers and manufacturers to ensure they share our high standards for quality and precision in manufacturing, ethical working conditions and social and environmental sustainability practices.

Warehousing and Logistics

MGO manages its ecommerce order fulfillment and inventory warehousing support platform through its partnership with U.S.-based Fulfillment Strategies International (“FSI”). Headquartered just west of Atlanta, Georgia, FSI has been providing its customers – ranging from entrepreneurs to Fortune 500 companies – with scalable inventory management, order fulfillment, subscription box management and kitting and assembly services for nearly 30 years. The Company is leveraging FSI’s warehousing and logistical capabilities to capitalize on prevailing operational and cost efficiencies made possible with the addition of a U.S.-based 3PL provider with deep expertise in digital commerce. Currently, FSI provides MGO with comprehensive 3PL services in support of Stand Flagpoles products sold to customers within the United States.

We regularly evaluate our distribution infrastructure and capacity to ensure that we remain positioned to timely and efficiently meet our anticipated needs and support continued growth of our brands.

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Market Opportunities

Total Addressable Market – Flagpoles

Industry research firm DataIntelo reports that the global flagpole market was $104 million in 2023 and will exceed $274 million by 2024, expanding at a CAGR of 13.99% during 2024-2023. DataIntelo further noted that key drivers of the anticipated growth are rising real estate development, growing tourism industry and growing nationalism and patriotism. (Source: DataIntelo, Flagpole Market Outlook 2032, January 1, 2024.)

VOA reported on January 16, 2024 that “2024 will go down as one of the most politically consequential years in history, with national elections in more than 60 countries representing half of the world’s population.” 2024 is an election year in the United States and sales of American and state flags, and the flagpoles needed to fly them, are expected to be robust, serving as a source of pride and unity for Americans and embodying the ideals of liberty, justice, freedom, love of country and national purpose.

E-Commerce Market Outlook

Grand View Research stated in its report, titled B2C Ecommerce Market Size, Share & Trends Analysis Report by Product Category, By Region and Segment Forecasts, 2024-2030, that the global B2C ecommerce market size was valued at $5.47 trillion in 2023 and is expected to grow at a compound annual growth rate of 19.1% from 2024 to 2030 to reach $17.77 trillion. Grand View notes, “With the proliferation of technologies, the incorporation of artificial intelligence, machine learning, augmented reality and virtual reality into B2C ecommerce platforms improves the shopping experience by providing interactive product graphical representation, virtual try-ons and customized recommendations, allowing businesses to differentiate themselves and attract customers. Market globalization has created new opportunities for firms to expand their reach beyond domestic borders, tap into foreign markets, and cater to a shifted consumer base, propelling growth in the market. Due to the competitive nature of the business-to-consumer ecommerce sector, firms are compelled to innovate and differentiate themselves through distinct value propositions, creative products, customer-focused strategies, and improved shopping experiences.

Retail Landscape Realities

Lifestyle brands, whether accessible or prestige, have faced structural shifts in the retail landscape that have made it more challenging for them to succeed. Those challenges include:

●	Decline of Traditional Wholesale Channels: It is estimated by analysts at UBS that between 40,000 to 50,000 retail stores in the United States will close down over the next five years. UBS sees the most closures shaking out among clothing and accessories retailers, consumer electronics businesses and home furnishing chains, or about 23,500 stores cumulatively within these categories by 2026. (Source: CNBC, UBS Expects 50,000 Store Closures in the U.S. Over the Next 5 Years After Pandemic Pause, April 13, 2022)

●	Direct-to-Consumer, or DTC, as an Essential Channel for Every Brand: Given the growth in online and the challenges associated with traditional wholesale channels, brands are increasingly seeking DTC channels but often lack the financial or human capital to build them.

●	Larger, More Fractured Discovery Landscape: According to Publicis Sapient, 87% of shoppers today begin product searches online, meaning that younger customers are focused on direct search for brands they already know (Source: Publicis Sapient, “Shopper-First Retailing – The New Rules of Retail from the Actions, Voices and Eyes of Today’s Consumers”, 2018).

●	Growing Importance of Data: We believe that data and data analytics is critical to helping brands assess their product and efficiently acquire customers and improve customer experience. Through traditional wholesale channels, brands receive very minimal data, and the data they do receive is often a season old.

Competitive Landscape

Competition in the global consumer products industry is principally based on product quality, innovation, style, price, brand image, distribution model and definitive standards for customer experience and service. Generally speaking, our industry is intensely competitive, and many companies who may be perceived as our competitors have substantially greater financial, distribution and marketing resources, as well as greater brand awareness.

Competition within the U.S. flagpole and flagpole accessory market is comprised mainly of small specialty outdoor retailers, many of which have adopted direct-to-consumer ecommerce models to market their products to active and veteran miliary families, patriotic Americans, schools/universities and U.S., state and local government agencies. Among them are Liberty Flagpoles, United States Flag Store, American Flagpole & Flag Co. and Uncommon US. Large home and outdoor retailers, such as Home Depot and Lowes, also offer flagpole products.

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Our Competitive Strengths

We believe that MGO Global stands to benefit from a number of competitive differentiators that serve to set our Company apart from other lifestyle brand portfolio companies. Chief among them are:

●	Proven, Premium Lifestyle Brand Builders Lead MGO. Our Company’s design and production team is led by 30-year industry veteran Ginny Hilfiger, younger sibling of Tommy Hilfiger, a globally renowned pioneer of classic American cool style. During her 15-year tenure as EVP of Design at Tommy Hilfiger’s namesake apparel brand, Ginny was the visionary behind Tommy Jeans, the women’s sportswear and junior lines, the H Hilfiger collection for Federated Department Stores and the successful brand collaboration between Tommy and supermodel Gigi Hadid – just to name a few key achievements. Following her run of successes at Tommy, she launched her own signature brand “Ginny H” before being recruited as Creative Director for FILA Global, charged with revamping FILA’s brand DNA globally. MGO’s C-suite also includes Julian Groves, Chief Operating Officer, who brings our Company over 25 years of experience in global brand strategy and expansion for lifestyle brands that have included J. Brand, True Religion, Guess and Burberry; and Chief Executive Officer, Maximiliano Ojeda, an international business executive and entrepreneur who, along with Ginny Hilfiger, co-founded MGO and today guides and directs our global business operations and brand-building architecture.

●	Established Relationships with Many of the World’s Leading Consumer Product Manufacturers. Through our team’s collective experience and sphere of influence in the global consumer product industry, we have knowledge of and direct relationships with many of the world’s best manufacturers of premium materials and finished goods. Chosen based on desired design and production specifications of a particular product or collection, our global network of valued manufacturers span the world with operations in Bangladesh, Brazil, China, India, Latvia, Mexico, Peru, Portugal, Sri Lanka and the United States.

●	Deep Connections with Our Loyal and Passionate Customers. Younger generations are embracing social media platforms and mobile apps, in particular, as a means for community building and discovery. This seamless exchange of community-based inspiration encourages like-minded consumers to purchase products that allow for unapologetic self-expression that reflects their passions and values.

●	Data Driven, Low-Risk Merchandizing and Smarter Marketing Models. We employ a data-driven approach to design, merchandizing and inventory planning and allocation to ensure we deliver products that meet and exceed our customers’ high expectations for quality, precision and style. We have excellent visibility into our customers’ preferences through their purchasing history and direct feedback, which we leverage to inform our purchasing decisions. Through our vertical sourcing model and global network of manufacturers, coupled with our in-house IT and marketing teams, we have the flexibility to respond quickly to prevailing sales trends and make adjustments to our current offerings, if or whenever necessary. We utilize a read and react testing approach with shallow initial buys and data-driven repurchasing decisions to iterate our new product offerings, thereby minimizing our inventory risks and optimizing our gross profit margins on sales. Further, we employ multiple digital marketing tools and machine learning technologies to identify new customers and markets, capture key customer insights, uncover hidden patterns and accelerate our creative marketing processes to achieve higher traffic volume to our ecommerce store(s), higher conversion rates and higher customer lifetime value.

Our Growth Strategies

The key elements of our growth strategy are centered on:

●	Driving Leverage in Operational Efficiency. We are focused on using our customer and market data to drive actionable insights and improve key aspects of our brand management platform’s operations. Moreover, we plan to further deepen customer relationships with personalization and customization through the development and launch of a customer loyalty program. Through this program, we expect to tailor our marketing messages, promotions and product recommendations to each unique customer’s preferences with a goal of enhancing customer engagement and capturing greater spend.

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●	Implement New Technologies. We will continue to enhance our ecommerce functionality with tools for product recommendations, enhanced payment options (e.g., buy now pay later), and improved returns processes to drive conversions and increase order value. We also believe there is an opportunity to further leverage our proprietary artificial intelligence-powered and algorithm-driven DTC marketing system to drive more efficient customer acquisition, conversion and retention marketing strategies.

●	Growing through Strategic Acquisitions and Brand Partnerships and Collaborations. Capitalizing on the platform infrastructure we created to support the development, launch and success of The Messi Brand and Stand Flagpoles, we will actively look to identify and pursue new opportunities to incubate and vertically integrate other brand and brand concepts into our brand portfolio, replicating and scaling our licensing model. In addition, we aim to explore incremental growth opportunities to acquire existing lifestyle brands, products or intellectual property that will complement our brand mix and appeal to our customers. Finally, it is common practice in the consumer products industry to establish brand collaborations with other leading lifestyle brands to penetrate new product categories, enter new markets and expand into new geographic regions. In this regard, we expect to seek out opportunities to identify and pursue brand collaborations with premium lifestyle brands with the goal of leveraging and cross-marketing new co-branded products to existing and prospective customer bases of our brands to fuel our respective revenue growth.

Intellectual Property

Stand Flagpoles License

On March 13, 2023, MGO obtained a royalty free, worldwide and exclusive license to the use of certain assets of Stand Co., LLC (“Stand”) for all purposes in exchange for payment of $1.00 by the Company. The license is in perpetuity.

On May 11, 2023, we executed a 12-month consulting agreement with Jason Harward (“Consultant”), the owner of Stand and nephew of Matt Harward, MGO’s former Chief Marketing Officer. The consulting agreement compensation terms were $350,000 payable in two installments, the first installment was paid in September 2023 and second installment was paid in January 2024. The compensation terms included 15,000 restricted stock units awarded on January 31, 2024 which vest over the remaining life of the consulting agreement, which ended May 2024.

Licensed assets include all rights to all stock keeping units (“SKU”) of Stand sold under the names: “Roosevelt Premium 25ft Telescoping Flag Pole Kit,” “20FT Telescoping Flag Pole Kit” and “LED Solar Flag Pole Light;” any intellectual property and other intangible property related to SKUs, including but not limited to all rights to a brand name “Stand Flagpoles,” domain and website standflagpoles.com, the Meta pages associated with “Stand Flagpoles” brand name (in Facebook and Instagram); all manufacturer, distributor and customer contracts and relationships for SKUs; marketing materials; any commercialization rights; domain and administrative access to Stand’s Shopify account, Facebook Assets & Accounts; all historical digital and non-digital assets; and customer database since inception.

Other Intellectual Property

This Registration Statement on Form S-1 may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks and trade names or products in this Registration Statement is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this Registration Statement may appear without the ®, TM or SM symbols, but the omission of such references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable owner of these trademarks, service marks and trade names.

Governmental Regulation and Environmental Matters

Our business is subject to a number of laws and regulations that affect companies conducting business on the Internet, many of which are still evolving and could be interpreted in ways that could harm our business. These laws and regulations include federal and state consumer protection laws protecting the privacy of consumer information and regulations prohibiting unfair and deceptive trade practices. In particular, under federal and state privacy laws and regulations, we must provide notice to consumers of our policies on sharing sensitive information with third parties, advance notice of any changes to our policies and, in some instances, we may be obligated to give customers the right to prevent sharing of their sensitive information with unaffiliated third parties. The growth and demand for e-commerce could result in more stringent consumer protection laws that impose additional compliance burdens on online companies. These consumer protection laws could result in substantial compliance costs.

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In many jurisdictions, there is currently great uncertainty whether or how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the Internet and e-commerce. In addition, new tax regulations in jurisdictions where we do not now collect state and local taxes may subject us to the obligation to collect and remit state and local taxes or subject us to additional state and local sales and income taxes, or to requirements intended to assist states with their tax collection efforts. New legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business or the application of existing laws and regulations to the Internet and e-commerce could result in significant additional taxes on our business. These taxes or tax collection obligations could have an adverse effect on our cash flows and results of operations. Further, there is a possibility that we may be subject to significant fines or other payments for any past failures to comply with these requirements.

We are subject to U.S. federal, state and local laws and regulations that could affect our business, including those promulgated under the Occupational Safety and Health Act, the Consumer Product Safety Act, the Flammable Fabrics Act, the Textile Fiber Product Identification Act, the rules and regulations of the Consumer Products Safety Commission and various environmental laws and regulations. Our operations also are subject to various international trade agreements and regulations. While we believe that we are in compliance in all material respects with all applicable governmental regulations, current governmental regulations may change or become more stringent or unforeseen events may occur, any of which could have a material adverse effect on our financial position or results of operations.

Our Headquarters

Our principal corporate address is 1515 SE 17th Street, Suite 121/#460596, Fort Lauderdale, Florida 33346 and our telephone number is 347-913-3316. Our corporate website address is www.mgoglobalinc.com and the ecommerce store for The Messi Brand can be found online at www.themessistore.com and the ecommerce store for Stand Flagpoles can be found online at www.standflagpoles.com. The information contained on, or that can be accessed through, our websites is not a part of this Registration Statement on Form S-1. We have included our website address in this S-1 solely as an inactive textual reference.

Employees

As of November 27, 2024, we had 4 full-time employees and 2 part-time employees. We also utilize 11 domestic and foreign independent contractors to supplement our workforce. We consider our relationships with our consultants and independent contractors to be good, and we have not been a party to any employment-related claims, including sexual, age, racial or other discriminatory allegations.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MANAGEMENT

The following table and biographical summaries set forth information, including principal occupation and business experience about our directors and executive officers as of November 27, 2024:

Name	Age	Position
Maximiliano Ojeda	47	Chairman and Chief Executive Officer
Virginia Hilfiger	61	Director and Chief Brand Officer
Julian Groves	52	Director and Chief Operating Officer
Dana Perez	47	Chief Financial Officer
Ping Rawson (1) (3)	50	Independent Director
Obie McKenzie (1) (2)	79	Independent Director
Jeffrey Lerner (2) (3)	45	Independent Director
Paul Wahlgren(1) (2)	57	Independent Director

(1) Member of the audit committee

(2) Member of the compensation committee

(3) Member of the nominating and corporate governance committee

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Maximiliano Ojeda, Co-Founder, Chairman and Chief Executive Officer — Mr. Ojeda is the co-founder of MGO Global and has served as our Chairman of the Board and Chief Executive Officer since the Company’s inception in November 2021. An entrepreneur and international business executive, his career has largely focused on business development, contract negotiations, high-touch customer engagement and advanced technologies within the hospitality, U.S. real estate, land development and ecommerce industries.

Born in Argentina, Mr. Ojeda attended UADE Business School. He launched his professional career working in VIP client relations and management for luxury hoteliers in Argentina. He immigrated to the United States and, from January 2011 through 2017, he served as a real estate brokerage executive in New York City where he catered to high end clientele and led prolific land development projects first at Douglas Elliman Real Estate and then The Corcoran Group. It was through client relationships he established in the global real estate industry that led to his introduction to the Leo Messi organization and the subsequent formation of MGO in partnership with Virginia Hilfiger.

Mr. Ojeda has not previously held any directorships in any reporting companies.

Virginia Hilfiger, Co-Founder, Director and Chief Brand Officer – Ms. Hilfiger has served as MGO’s Chief Brand Officer since November 2023. She was the Company’s Chief Design Officer since co-founding the Company in November 2021 with Maximiliano Ojeda. She is the youngest sibling of Tommy Hilfiger, a renowned, globally respected American fashion designer and the founder of Tommy Hilfiger Corporation (THC). While attending the Fashion Institute of Technology (FIT), where she studied fashion and apparel design, Ms. Hilfiger worked as an intern at THC, learning the ropes of high-end design working alongside her brother. After FIT, she joined the Tweeds Catalog company where she worked as a clothing designer for the high-end fashion company. She returned to THC in 1990, where for the next 15 years she served as Executive Vice President of Women’s Corporate and led the creation, development and launch of numerous iconic Tommy Hilfiger brands and collections, including Tommy Jeans, H Hilfiger and Tommy Girl; and she led the reimagining and relaunch of Tommy’s women’s sportwear division.

In 2005, Ms. Hilfiger left THC and founded Ginny H, a luxury women’s ready to wear clothing brand launched in Bergdorf Goodman in New York City and expanded to the online stores of Bergdorf Goodman and Neiman Marcus. From 2011 through 2015, she served as Creative Director and Brand Builder for Fila, a globally renowned sportwear manufacturer based in South Korea that designs and markets an extensive line of footwear and apparel to consumers worldwide. Ms. Hilfiger was recruited to Fila to lead the redesign and relaunch of Fila’s Global Heritage brand through the development of modern, sporty lifestyle and tennis wear. From 2015 through the present, Ms. Hilfiger has served as Chief Designer of Fila’s Ginny H Modern Heritage, which currently retails exclusively in China. Designed exclusively by Ms. Hilfiger, the collections feature a resurgence of the ever popular knitted long-sleeve coat, as well as Fila’s signature F-box polos, among other refined tennis and activewear. Ms. Hilfiger was also tapped by Turko Textile as a special consultant to design and develop a capsule collection for the Brooks Brothers Home Collection.

Mr. Hilfiger has not previously held any directorships in any reporting companies.

Julian Groves, Director and Chief Operating Officer – Mr. Groves was appointed as our Chief Operating Officer in August 2022 and is charged with guiding the commercial strategy behind The Messi Brand and any brands that the Company may license, acquire or organically develop in the future. He brings to MGO over 25 years of experience leading business-to-business, direct to consumer, retail, wholesale and ecommerce initiatives for numerous leading apparel brands.

From May 2014 through March 2021, Mr. Groves served as Chief Executive Officer of EC2M Holdings Limited, a lifestyle brand-building company which owned and operated London Persona, a growing men’s lifestyle brand launched as a direct-to-consumer shopping experience for men seeking season-to-season high-end wardrobes. EC2M also represented the lifestyle brand Trickers throughout North America and Canada, charged with developing and managing the brand’s B2B channel. From May 2013 through May 2014, he served as Sales Director, EMEA of J Brand Europe, a premium, American denim clothing company in which Fast Retailing acquired an 80% stake for $290 million in 2012. As General Manager, EMEA of True Religion from October 2010 through March 2013, Mr. Groves had full profit and loss (P&L) responsibility for the region, overseeing corporate operations in Switzerland and managing full P&L responsibility for the growing, fashion-forward denim brand.

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In August 2007, Mr. Groves was recruited by GUESS Europe to serve as Country Manager of the casual lifestyle brand’s operations in the United Kingdom and Ireland. Under his leadership, GUESS Europe opened 32 concessions and 22 retail shops, including GUESS’ Central London flagship store. Earlier in his distinguished career, he was General Manager, UK and Ireland, for Groupe Zannier International from September 2004 through 2007; United Kingdom Sales Director for Burberry from September 2001 through 2004; and United Kingdom Sales Manager for LVMH Kenzo Homme UK Ltd. from November 1997 through August 2001.

Mr. Groves has not previously held any directorships in any reporting companies.

Dana Perez, CPA – Chief Financial Officer – Ms. Perez was appointed as Chief Financial Officer in January 2024, bringing MGO over two decades of experience in accounting spanning numerous industries. Prior to joining MGO, Ms. Perez served as the principal of Eschenburg Perez CPA, LLC, a specialty financial consulting firm she founded in October 2020 to provide outsourced CFO services to public and private companies and non-profit organizations.

A Florida licensed CPA, she has specialized expertise in the areas of audit management and oversight, SEC compliance and reporting, technical memo preparation, government contract compliance, financial statement presentation and analysis, general ledger management and workflow automation implementation. From June 2021 through December 2022, Ms. Perez served as Chief Financial Officer of Jupiter Neurosciences; and from May 2013 through April 2021, she was the CFO of Adopt-A-Family of the Palm Beaches, Inc. Earlier in her career, she served as Manager, National Office of Risk Management and Audit Manager at McGladrey, now RSM US, the fifth largest accounting firm in the United States.

Ms. Perez earned both a Bachelor of Science degree and a Master of Science degree in Accountancy from the University of North Carolina Wilmington.

Ping Rawson, Independent Director – Ms. Rawson has served as a member of the Board of Directors since November 2023. She currently is Chief Financial Officer of Dyadic International, Inc. (Nasdaq: DYAI), a global biotechnology company, a position she has held since June 2019. Ms. Rawson previously served as Dyadic’s Chief Accounting Officer beginning in March 2018. Prior to joining Dyadic in June 2016 as the Company’s Director of Financial Reporting, Ms. Rawson served as a technical accounting management position for ADT security services, where she led accounting and financial reporting workstream for acquisition, integration and restructuring.

Prior to that, Ms. Rawson was an accounting research principal for NextEra Energy, Inc. (Florida Power & Light Company), where she was responsible for accounting research and new standards implementation. Previously, she was a manager at Deloitte in New York City, where she was a subject matter specialist for derivatives, financial instruments and valuation, providing audit, SEC reporting, and capital markets consulting services to large banking and multinational public companies in the financial service industry. Ms. Rawson holds both an M.B.A. in Finance, and an M.S. in Accounting from the State University of New York at Buffalo, and a B.S. in Economics from Guangdong University of Foreign Studies.

Ms. Rawson also serves as a member of the Board of Directors and Audit Committee Chairperson of Nerds on Site Inc, a cybersecurity and mobile IT solutions company servicing the small and medium enterprise (SME) marketplace in Canada and the U.S. (CSE: NERD.CN; OTC: NOSUF). We believe that her experience in corporate finance, public company accounting, and investor relations makes her well qualified to serve on our Board and as an independent member of the Board’s committees.

Obie McKenzie, Independent Director – Mr. McKenzie has served as a member of the Board of Directors of the Company since January 13, 2023 – the day on which the Company commenced trading on the Nasdaq. Beginning in January 2019 through to the present, Mr. McKenzie has served as Vice Chairman of Cordiant Capital, a global infrastructure and real assets investment firm focused on digital infrastructure, renewable energy infrastructure and agriculture. In his role as Managing Director of BlackRock Inc. from January 2000 through December 2018, he was wholly responsible for managing relationships with some of the largest pension funds in the United States to include the Teacher Retirement System of Texas, New York City Employees’ Retirement System and the Federal Reserve Employee Benefits System, among others.

During his accomplished career, Mr. McKenzie served as Managing Director at Merrill Lynch from 1990 through 2006; Executive Director at UBS Asset Management and Managing Director at Chase Investors from 1987 through 1990; as well as Founder and President of McKenzie & Company, an NASD registered broker-dealer from 1984 through 1987. During the late 1970’s and early 1980’s, Mr. McKenzie held positions at Citibank, Chemical Bank and Freedom National Bank as a commercial banker. He was also Manager of Banking and Pensions at The New York Times in 1975 and began his career as a Corporate Finance Associate for Morgan Stanley in 1972.

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Mr. McKenzie was a founding board member of the National Association of Securities Professionals, where he received the “Wall Street Hall of Fame Award” in 2001. In 2010, Mr. McKenzie received the AIMSE Richard A. Lothrop Outstanding Achievement Award in recognition for his outstanding achievements in the investment management industry and his community. In 2011, he was named by Black Enterprise Magazine as one of the 75 Most Powerful Blacks on Wall Street; and in 2013, he was named Public Fund Marketer of the Year by Money Management Intelligence. Mr. McKenzie earned a Bachelor of Science degree from Tennessee State University and an MBA from Harvard Business School.

Mr. McKenzie also serves as a member of the Board of Directors of SharpLink Gaming, Inc. (Nasdaq: SBET). We believe that Mr. McKenzie’s experience in banking and technology businesses makes him well qualified to serve on our Board and as an independent member of the Board’s committees.

Jeffrey Lerner – Mr. Lerner has served as a member of MGO’s Board of Directors since December 2023 and he is an independent contractor to MGO providing marketing consulting services to the leadership team. He currently serves as CEO of Misnomer, a fractional Chief Marketing Officer consulting firm he founded in 2017 to advise start-up companies on developing effective branding, marketing and public relations strategies.

Early in his career, Mr. Lerner rose through the ranks at Google over a seven-year period, serving in several marketing and sales leadership roles for the global leader in search and digital marketing. As Director of eCommerce and Digital Marketing at Cricket Wireless, he delivered tens of millions of dollars in annual revenues through the Company’s eCommerce platform and significantly reduced traffic acquisition costs prior to Cricket’s sale to AT&T for $1.2 billion. Other key leadership roles included Director of Acquisition Marketing at Provide Commerce, where he led eCommerce initiatives for the Company’s multi-million dollar national floral and gift retailing websites, including ProFlowers, FTD.com, Shari’s Berries and Personal Creations; and served as Head of Marketing and Public Relations for Online Guru, the number one, most visited automotive-related website in the United States. Mr. Lerner is the published author of “The Power of Relationships in Professional Growth” and is an in-demand speaker for global marketing industry events and conferences.

Mr. Lerner has not previously held any directorships in any reporting companies. We believe that his experience in ecommerce, brand building and digital marketing makes him well qualified to serve on our Board and as an independent member of the Board’s committees.

Paul Wahlgren, Independent Director – Mr. Wahlgren has served as a member of the Board of Directors of the Company since January 13, 2023 – the day on which the Company commenced trading on the Nasdaq. An entrepreneurial senior business leader with over 40 years of experience in the luxury consumer goods, beauty and electronics industries, Mr. Wahlgren currently serves as U.S. Managing Director of Artlume, a digital art streaming service which enables high-end digital art to be displayed on smart TVs and screens. From 2018 through 2023, he served as Chief Marketing Officer of Simply Active Cosmetics, a company he co-founded in January 2018 to bring to market the BeautyStat Cosmetics line, a brand that is now offered worldwide through multiple channels, including DTC, retail and ecommerce. From January 2014 to January 2018, he has also served as Chief Executive Officer and Chief Operating Officer of Biomimetic Laboratories, Inc., founded by Mr. Wahlgren and a team of other leading beauty industry innovators. From 2011 through 2013 and 2003 through 2008, he was Managing Director and International Sales Manager, respectively, of New York-based Jacob & Co. Watches Inc., a luxury timepiece and fine jewelry designer and manufacturer; and from 2010 through 2011, he was Director of Wholesale at Theo Fennell Plc., another prestigious fine jewelry designer and manufacturer based in the United Kingdom. Earlier in his career, he also held senior leadership positions in Europe with Expert International GMBH and Philips Consumer Electronics.

In addition to being a hands-on operator, Mr. Wahlgren has consulted with companies on expanding their businesses and market penetration efforts. From 2018-2019, he lent his expertise to DFO Global, a digital performance marketing agency; from 2017-2018, he consulted with MiMedia, Inc., a next generation consumer cloud platform; and from 2016 through present day, he is advising the leadership of Fox Models International, a talent management agency.

Mr. Wahlgren is a graduate of State University College at Buffalo, where he earned a Bachelor of Science degree in Business Administration. He also holds an MBA from Nyenrode Business Universiteit in the Netherlands and completed the Digital Strategy Program at Harvard University. He currently serves as board member American Friends of Nyenrode University Inc. (“AFNU”) and had served on the Parents Association Board and as the Annual Benefit Co-Chairman for the Hewitt School in New York City.

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Mr. Wahlgren has not previously held any directorships in any reporting companies. We believe that Mr. Wahlgren’s experience in luxury consumer goods, beauty and electronics industries makes him well qualified to serve on our Board and as an independent member of the Board’s committees.

Board Leadership Structure and Risk Oversight

Our Board has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our Board to understand our risk identification, risk management, and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, strategic, and reputational risk. Our Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for our Company to be competitive on a global basis and to achieve its objectives.

Board of Directors

Our business and affairs are managed under the direction of our Board. Our Board consists of seven directors, four of whom qualify as “independent” under the listing standards of Nasdaq.

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve until their successors have been elected and qualified.

Director Independence

Our Board is composed of a majority of “independent directors” as defined under the rules of Nasdaq. We use the definition of “independence” applied by Nasdaq to make this determination. Nasdaq Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Nasdaq listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three (3) years was, an employee of the company;

●	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of twelve (12) consecutive months within the three (3) years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);

●	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions);

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three (3) years, any of the executive officers of the company served on the compensation committee of such other entity; or

●	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three (3) years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Under such definitions, our Board has undertaken a review of the independence of each director. Based on the information provided by each director concerning his or her background, employment and affiliations, our Board has determined that four of our directors are independent directors of the Company.

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Committees of the Board

Committees of the Board were established and took effect upon our Common Stock being listed on Nasdaq on January 13, 2023. Our committees include an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). Each such committee has the composition and responsibilities described below:

Audit Committee

Our Audit Committee consists of three independent directors. The members of the audit committee are Ping Rawson, Obie McKenzie and Paul Wahlgren. Ms. Rawson has been appointed as Chairperson of the audit committee. In addition, our Board has determined that Ms. Rawson is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the Board whether the audited financial statements should be included in our annual disclosure report;

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

●	discussing with management major risk assessment and risk management policies;

●	monitoring the independence of the independent auditor;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	reviewing and approving all related-party transactions;

●	inquiring and discussing with management our compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

●	appointing or replacing the independent auditor;

●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

●	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

The Audit Committee is composed exclusively of “independent directors” who are “financially literate” as defined under the Nasdaq listing standards. The Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

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In addition, the Company has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication.

Compensation Committee

Our Compensation Committee consists of three independent directors. The members of the Compensation Committee are Obie McKenzie, Paul Wahlgren and Jeffrey Lerner, each of whom is an independent director. Each member of our Compensation Committee is also a non-employee director, as defined under Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Code. Mr. McKenzie is the chairman of the compensation committee.

The Compensation Committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

●	reviews, approves and determines, or makes recommendations to our Board regarding, the compensation of our executive officers;

●	administers our equity compensation plans;

●	reviews and approves, or makes recommendations to our Board, regarding incentive compensation and equity compensation plans; and

●	establishes and reviews general policies relating to compensation and benefits of our employees.

Nominating and Corporate Governance Committee

Our Nominating and Governance Committee consists of two independent directors. The members of the Nominating and Corporate governance committee are Ping Rawson and Jeff Lerner. Julian Groves serves as an advisor for the Nominating and Corporate Governance Committee with a right to advise and discuss with the members of the committee qualifications of the candidates. Mr. Groves does not have a right to nominate candidates or any other rights of the members of Nominating and Corporate Governance Committee. Mr. Lerner is the Chairman of the Nominating and Corporate Governance Committee. The Nominating and Governance Committee’s duties, which are specified in our Nominating and Corporate Governance Committee Charter, include, but are not limited to:

●	identifying, reviewing and evaluating candidates to serve on our Board consistent with criteria approved by our Board;

●	evaluating director performance on our Board and applicable committees of our Board and determining whether continued service on our Board is appropriate;

●	evaluating nominations by stockholders of candidates for election to our Board; and

●	corporate governance matters.

Code of Ethics

Our Board has adopted a written code of business conduct and ethics (the “Code”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. Such Code addresses, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, and reporting of violations of the Code. Any person may obtain a copy of our Code of Ethics, without charge, by mailing a request to the Company at the address appearing on the front page of this Registration Statement on Form S-1 or by viewing it on our website found at www.mgoglobalinc.com.

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Policy on Clawback and Recovery of Compensation

In November 2023, we adopted a clawback policy (the “Clawback Policy”) in compliance with the requirements of the Dodd-Frank Act, final SEC rules and applicable Nasdaq listing standards, which covers our current and former executive officers. Under the Clawback Policy, in the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, the Board will require reimbursement or forfeiture of any excess Incentive Compensation received by any covered executive during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement. Incentive Compensation is defined as a compensation that is granted, earned, or vested based wholly or in part on the attainment of a financial reporting measure.

Insider Trading Policy

In July 2023, we adopted an insider trading policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, and employees, to promote compliance with insider trading laws, rules and regulations, and applicable Nasdaq listing standards applicable to us. Our insider trading policy, among other things, prohibits our directors, officers, and employees from holding our securities in a margin account or pledging our securities as collateral for a loan. In addition, our insider trading policy prohibits employees, officers, and directors from engaging in put or call options, short selling, or similar hedging activities involving our stock.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten (10) years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table provides information concerning all cash and non-cash compensation that have been or will be awarded to, earned by or paid during our fiscal year ended December 31, 2023 and December 31, 2022 to our Chief Executive Officer (principal executive officer), Chief Brand Officer and Chief Operating Officer. We refer to these individuals as our “named executive officers” (“NEO”).

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)		Total ($)
Maximiliano Ojeda	2023	180,000		135,000	45,453	292,636	1,307	(4)	654,396
Chief Executive Officer	2022	118,750	(1)	-	-	-	7,807	(2)	126,557
Virginia Hilfiger	2023	144,000		108,000	36,310	292,636	-		580,946
Chief Brand Officer	2022	103,750	(3)	-	-	-	-		103,750
Julian Groves	2023	130,000		92,088	32,807	292,636	-		547,531
Chief Operating Officer	2022	83,208	(5)	-	-	-	-		83,208

(1)	Up until July 19, 2022, Mr. Ojeda’s salary was $75,000 annually; as of July 19, 2022 his salary increased to $180,000. $34,000 in cash compensation was paid to Mr. Ojeda and the balance of $84,750 was accrued through December 31, 2022.

(2)	Represents auto lease and car insurance payments made in respect of automobile used by Mr. Ojeda in 2022.

(3)	Up until July 19, 2022, Ms. Hilfiger’s salary was $75,000 annually; as of July 19, 2022, her salary increased to $144,000. $16,500 in cash compensation was paid to Ms. Hilfiger and the balance of $87,250 was accrued through December 31, 2022.

(4)	Represents life insurance payments made for the benefit of Mr. Ojeda in 2023.

(5)	On July 19, 2022, Mr. Groves entered into an employment agreement for a salary of $130,000 annually; All of Mr. Groves salary was accrued as of December 31, 2022.

Employment Agreements

We have executed the following employment agreements with our named executive officers. The material terms of each of those arrangements are summarized below. The summaries are not complete description of all provisions of the employment arrangements and are qualified in their entirety by reference to the written employment arrangements, each filed as an exhibit to this Registration Statement on Form S-1.

Ojeda Employment Agreement. Maximiliano Ojeda, our Chairman and Chief Executive Officer, and the Company entered into a two-year Employment Agreement dated as of July 19, 2022 (the “Ojeda Employment Agreement”), which was amended and restated on October 13, 2022, and further amended on March 27, 2024. The Ojeda Employment Agreement provides Mr. Ojeda with an annual base salary of $325,000, an annual discretionary performance bonus of up to 25% of the annual base salary and shall be based upon the achievement of predetermined performance goals to be determined by the board of directors in their sole discretion. Pursuant to the Ojeda Employment Agreement, the Company shall directly pay or reimburse Mr. Ojeda for the premiums of term life and disability insurance policies, up to a maximum of $10,000 annually, and provide Mr. Ojeda with an automobile allowance of $1,000 per month during the term of his employment.

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Pursuant to the Ojeda Employment Agreement, Mr. Ojeda is entitled to the following equity awards: (1) subject to approval of the Board, Mr. Ojeda shall be granted a five-year option to purchase a total of 10,000 shares of the Company’s Common Stock at the per share exercise price equal to one hundred ten percent (110%) of the closing price of the Company’s Common Stock on the trading date immediately preceding the date of the grant, as reported by the Nasdaq Stock Market LLC. Such option shall vest and become exercisable on January 1, 2025; (2) an award of 10,000 restricted stock units on March 27, 2024, which shall vest and convert into the shares of the Company’s Common Stock in equal installments quarterly over 2024 fiscal year; (3) additional equity awards recommended by the Compensation Committee and approved by the Board.

Under the Ojeda Employment Agreement, in the event that Mr. Ojeda’s employment is terminated by us without cause (as described in the Ojeda Employment Agreement) or by Mr. Ojeda for good reason (as described in the Ojeda Employment Agreement), Mr. Ojeda would be entitled to (a) payment of any base salary earned but unpaid through the date of termination; (b) unused paid time off; (c) additional vested benefits (if any) in accordance with the applicable terms of applicable Company arrangements; and (d) any unreimbursed expenses incurred (collectively, the “Accrued Amounts”) plus for a period of 12 months Mr. Ojeda would be entitled to receive base salary and COBRA payments plus a lump sum payment equal to 100% of his base salary. If Mr. Ojeda is terminated (a) by us (i) for “cause” as defined in the Ojeda Employment Agreement; (ii) due to death or disability; (iii) non-renewal of the Ojeda Employment Agreement or (b) by Mr. Ojeda without good reason, then Mr. Ojeda would only be entitled to receive the Accrued Amounts.

Hilfiger Employment Agreement. Virginia Hilfiger, our Director and Chief Design Officer, and the Company entered into a two-year Employment Agreement dated as of July 19, 2022 (the “Hilfiger Employment Agreement”), which was amended and restated on October 13, 2022, and further amended on March 27, 2024. The Hilfiger Employment Agreement provides Ms. Hilfiger with an annual base salary of $250,000, an annual discretionary performance bonus of up to 25% of the annual base salary and shall be based upon the achievement of predetermined performance goals to be determined by the board of directors in their sole discretion. Pursuant to the Hilfiger Employment Agreement, the Company shall directly pay or reimburse Ms. Hilfiger for the premiums of term life and disability insurance policies, up to a maximum of $10,000 annually, and provide Ms. Hilfiger with an automobile allowance of $1,000 per month during the term of her employment.

Pursuant to the Hilfiger Employment Agreement, Ms. Hilfiger is entitled to the following equity awards: (1) subject to approval of the Board, Ms. Hilfiger shall be granted a five-year option to purchase a total of 10,000 shares of the Company’s Common Stock at the per share exercise price equal to one hundred ten percent (110%) of the closing price of the Company’s Common Stock on the trading date immediately preceding the date of the grant, as reported by the Nasdaq Stock Market LLC. Such option shall vest and become exercisable on January 1, 2025; (2) an award of 10,000 restricted stock units on March 27, 2024, which shall vest and convert into the shares of the Company’s Common Stock in equal installments quarterly over 2024 fiscal year; (3) additional equity awards recommended by the Compensation Committee and approved by the Board.

Under the Hilfiger Employment Agreement, in the event that Ms. Hilfiger’s employment is terminated by us without cause (as described in the Hilfiger Employment Agreement) or by Ms. Hilfiger for good reason (as described in the Hilfiger Employment Agreement), Ms. Hilfiger would be entitled to (a) payment of any base salary earned but unpaid through the date of termination; (b) unused paid time off; (c) additional vested benefits (if any) in accordance with the applicable terms of applicable Company arrangements; and (d) any unreimbursed expenses incurred (collectively, the “Accrued Amounts”) plus for a period of 12 months Ms. Hilfiger would be entitled to receive base salary and COBRA payments plus a lump sum payment equal to 100% of his base salary. If Ms. Hilfiger is terminated (a) by us (i) for “cause” as defined in the Hilfiger Employment Agreement; (ii) due to death or disability; (iii) non-renewal of the Hilfiger Employment Agreement or (b) by Ms. Hilfiger without good reason, then Ms. Hilfiger would only be entitled to receive the Accrued Amounts.

Groves Employment Agreement. Julian Groves, our Director and Chief Operating Officer and the Company entered into a two-year Employment Agreement dated as of July 19, 2022 (the “Groves Employment Agreement”), which was amended and restated on October 13, 2022, and further amended on March 27, 2024. The Grove Employment Agreement provides Mr. Groves with an annual base salary of $250,000, an annual discretionary performance bonus of up to 25% of the annual base salary and shall be based upon the achievement of predetermined performance goals to be determined by the board of directors in their sole discretion. Pursuant to the Groves Employment Agreement, the Company shall directly pay or reimburse Mr. Groves for the premiums of term life and disability insurance policies, up to a maximum of $10,000 annually, and provide Mr. Groves with an automobile allowance of $1,000 per month during the term of his employment.

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Pursuant to the Groves Employment Agreement, Mr. Groves is entitled to the following equity awards: (1) subject to approval of the Board, Mr. Groves shall be granted a five-year option to purchase a total of 10,000 shares of the Company’s Common Stock at the per share exercise price equal to one hundred ten percent (110%) of the closing price of the Company’s Common Stock on the trading date immediately preceding the date of the grant, as reported by the Nasdaq Stock Market LLC. Such option shall vest and become exercisable on January 1, 2025; (2) an award of 10,000 restricted stock units on March 27, 2024, which shall vest and convert into the shares of the Company’s Common Stock in equal installments quarterly over 2024 fiscal year; (3) additional equity awards recommended by the Compensation Committee and approved by the Board.

Under the Groves Employment Agreement, in the event that Mr. Groves’ employment is terminated by us without cause (as described in the Groves Employment Agreement) or by Mr. Groves for good reason (as described in the Groves Employment Agreement), Mr. Groves would be entitled to (a) payment of any base salary earned but unpaid through the date of termination; (b) unused paid time off; (c) additional vested benefits (if any) in accordance with the applicable terms of applicable Company arrangements; and (d) any unreimbursed expenses incurred (collectively, the “Accrued Amounts”) plus for a period of 12 months Mr. Groves would be entitled to receive base salary and COBRA payments plus a lump sum payment equal to 100% of his base salary. If Mr. Groves is terminated (a) by us (i) for “cause” as defined in the Groves Employment Agreement; (ii) due to death or disability; (iii) non-renewal of the Groves Employment Agreement or (b) by Mr. Groves without good reason, then Mr. Groves would only be entitled to receive the Accrued Amounts.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares of Common Stock underlying outstanding equity incentive plan awards and RSUs for each named executive officer as of December 31, 2023.

Option Awards					Equity Awards (RSUs)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of RSUs that have not Vested	Market Value of RSUs
Maximiliano Ojeda, Chief Executive Officer (1)	10,000	20,000	$50.00	01/12/2028	4,245	$45,000.18
Virginia Hilfiger, Chief Brand Officer (2)	10,000	20,000	$50.00	01/12/2028	3,396	$35,999.72
Julian Groves, Chief Operating Officer (3)	10,000	20,000	$50.00	01/12/2028	3,066	$32,499.6

(1)	Mr. Ojeda’s stock option is subject to the following vesting schedule: 10,000 shares vested on August 1, 2023; 10,000 shares vested on January 13, 2024; and 2,500 shares vest on each of the following dates March 31, 2024, June 30, 2024, September 30, 2024 and December 31, 2024. Mr. Ojeda’s RSUs vested on February 17, 2024 with each RSU becoming one share of Common Stock of the Company. On April 23, 2024, 30,000 stock options were canceled.
(2)	Ms. Hilfiger’s stock option is subject to the following vesting schedule: 10,000 shares vested on August 1, 2023; 10,000 shares vested on January 13, 2024; and 2,500 shares vest on each of the following dates March 31, 2024, June 30, 2024, September 30, 2024 and December 31, 2024. Ms. Hilfiger’s RSUs vested on February 17, 2024 with each RSU becoming 1 share of Common Stock of the Company. On April 23, 2024, 30,000 stock options were canceled.
(3)	Mr. Groves’ stock option is subject to the following vesting schedule: 10,000 shares vested on August 1, 2023; 10,000 shares vested on January 13, 2024; and 2,500 shares vest on each of the following dates March 31, 2024, June 30, 2024, September 30, 2024 and December 31, 2024. Mr. Groves’ RSUs vested on February 17, 2024 with each RSU becoming 1 share of Common Stock of the Company. On April 23, 2024, 30,000 stock options were canceled.

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Director Compensation

Director Compensation Program

The following summary board compensation table provides information regarding the board compensation paid during our fiscal year ended December 31, 2023 to our board members. Only our independent directors received compensation for being directors during fiscal year 2023.

Director	Cash Compensation	Equity Compensation		Total Compensation
Ping Rawson	$5,918	$658	(1)	$15,518
Salima Popatia	$46,550	$12,960	(2)	$59,510
Obie McKenzie	$52,500	$16,708	(3)	$88,900
Nicole Fernandez-McGovern	$49,933	$12,134	(4)	$62,067
Jeffrey Lerner	$1,879	$5,922	(5)	$16,340
Paul Wahlgren	$46,500	$16,708	(6)	$82,900
Total	$203,280	$65,090		$325,235

(1) Represents 2,000 restricted stock units (“RSU”) granted to Ms. Rawson by the Company on November 11, 2023, none of which vested during 2023.

(2) Represents 2,000 RSUs granted to Ms. Popatia by the Company on August 1, 2023, 667 of which have vested and 1333 were cancelled due to her resignation from the Board.

(3) Represents 2,000 RSUs granted to Mr. McKenzie by the Company on August 1, 2023, 666 of which have vested.

(4) Represents 2,000 RSUs granted to Ms. Fernandez-McGovern by the Company on August 1, 2023, 667 of which have vested and 1,333 were cancelled due to her resignation from the Board.

(5) Represents (i) a total of 1,125 RSUs granted to Mr. Lerner by the Company in October, November and December 2023 which fully vested and converted into 1,125 shares of Common Stock of the Company, and (ii) 2,000 RSUs granted to Mr. Lerner by the Company on December 18, 2023.

(6) Represents 2,000 RSUs granted to Mr. Wahlgreen by the Company on August 1, 2023, 666 of which have vested.

We will reimburse all reasonable out-of-pocket expenses incurred by directors for their attendance at meetings of our board of directors or any committee thereof.

2022 Equity Incentive Plan

Overview

On August 15, 2022 our Board and our stockholders approved the MGO Global Inc. 2022 Equity Incentive Plan. The 2022 Plan governs equity awards to our employees, directors, officers, consultants and other eligible participants. Initially, the maximum number of shares of our Common Stock that may be subject to awards under the 2022 Plan is 218,647. The maximum number of shares that are subject to awards under the 2022 Plan is subject to an annual increase equal to the lesser of (i) 50,000 shares of our Common Stock; (ii) a number of shares of our Common Stock equal to 4% of the prior year’s maximum number or (iii) such number of shares of our Common Stock as determined by the 2022 Plan administrator. The 2022 Plan was made effective on January 11, 2023.

The purpose of 2022 Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants, and to promote the success of our business. The administrator of the 2022 Plan may, in its sole discretion, amend, alter, suspend or terminate the 2022 Plan, or any part thereof, at any time and for any reason. We will obtain stockholder approval of any 2022 Plan amendment to the extent necessary and desirable to comply with legal and regulatory requirements relating to the administration of equity-based awards. The 2022 Plan automatically will terminate on August 15, 2032, unless it is terminated sooner.

Authorized Shares

Initially, the maximum number of shares of our Common Stock that may be subject to awards under the 2022 Plan is 218,647. The maximum number of shares that are subject to awards under the 2022 Plan is subject to an annual increase equal to the lesser of (i) 50,000 shares of our Common Stock; (ii) a number of shares of our Common Stock equal to 4% of the prior year’s maximum number or (iii) such number of shares of our Common Stock as determined by the 2022 Plan administrator.

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Additionally, if any award issued pursuant to the 2022 Plan expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program, as provided in the 2022 Plan, or, with respect to restricted stock, restricted stock units (“RSUs”), performance units or performance shares, is forfeited to or repurchased by us due to the failure to vest, the unpurchased shares (or for awards other than stock options or stock appreciation rights the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the 2022 Plan (unless the 2022 Plan has terminated). With respect to stock appreciation rights, only shares actually issued pursuant to a stock appreciation right will cease to be available under the 2022 Plan; all remaining shares under stock appreciation rights will remain available for future grant or sale under the 2022 Plan (unless the 2022 Plan has terminated). Shares that have actually been issued under the 2022 Plan under any award will not be returned to the 2022 Plan and will not become available for future distribution under the 2022 Plan; provided, however, that if shares issued pursuant to awards of restricted stock, restricted stock units, performance shares or performance units are repurchased by the Company or are forfeited to the Company due to the failure to vest, such shares will become available for future grant under the 2022 Plan. Shares used to pay the exercise price of an award or to satisfy the tax withholdings related to an award will become available for future grant or sale under the 2022 Plan. To the extent an award under the 2022 Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the 2022 Plan. Notwithstanding the foregoing and, subject to adjustment as provided in the 2022 Plan, the maximum number of shares that may be issued upon the exercise of incentive stock options will equal the aggregate share number stated above, plus, to the extent allowable under Section 422 of the Code and regulations promulgated thereunder, any shares that become available for issuance under the 2022 Plan in accordance with the foregoing.

On April 12, 2024, the Board unanimously authorized and approved an amendment (“Plan Amendment”) to MGO’s 2022 Equity Incentive Plan (the “2022 Plan”) to increase the number of shares of the Company’s Common Stock, par value $0.00001 per share, (“Common Stock”) reserved for issuance under the 2022 Plan by an additional 182,541 shares of Common Stock. Such increase resulted in a total of 451,188 shares of Common Stock being reserved under the 2022 Plan. On April 17, 2024 (the “Record Date”), a majority of our stockholders consented to the Plan Amendment.

As of November 27, 2024, all shares of Common Stock reserved for issuance under the 2022 Plan have been issued, leaving zero shares available for future issuance.

Plan Administration

One or more committees appointed by our Board will administer the 2022 Plan. Initially, the Compensation Committee shall administer the 2022 Plan. In addition, if we determine it is desirable to qualify transactions under the 2022 Plan as exempt under Rule 16b-3 of the Exchange Act, such transactions will be structured with the intent that they satisfy the requirements for exemption under Rule 16b-3. Subject to the provisions of the 2022 Plan, the administrator has the power to administer the 2022 Plan and make all determinations deemed necessary or advisable for administering the 2022 Plan, including the power to determine the fair market value of our Common Stock, select the service providers to whom awards may be granted, determine the number of shares covered by each award, approve forms of award agreements for use under the 2022 Plan, determine the terms and conditions of awards (including the exercise price, the time or times at which the awards may be exercised, any vesting acceleration or waiver or forfeiture restrictions and any restriction or limitation regarding any award or the shares relating thereto), construe and interpret the terms of the 2022 Plan and awards granted under it, prescribe, amend and rescind rules relating to the 2022 Plan, rules and regulations relating to sub-plans established for the purpose of facilitating compliance with applicable non-U.S. laws, easing the administration of the 2022 Plan and/or for qualifying for favorable tax treatment under applicable non-U.S. laws, in each case as the administrator may deem necessary or advisable and modify or amend each award (subject to the provisions of the 2022 Plan), including the discretionary authority to extend the post-termination exercisability period of awards and to extend the maximum term of an option or stock appreciation right (subject to the provisions of the 2022 Plan), to allow participants to satisfy withholding tax obligations in a manner permissible under the 2022 Plan, to authorize any person to execute on behalf of us any instrument required to effect the grant of an award previously granted by the administrator and to allow a participant to defer the receipt of payment of cash or the delivery of shares that would otherwise be due to such participant under an award. The administrator also has the authority to allow participants the opportunity to transfer outstanding awards to a financial institution or other person or entity selected by the administrator and to institute an exchange program by which outstanding awards may be surrendered or cancelled in exchange for awards of the same type which may have a higher or lower exercise price or different terms, awards of a different type or cash, or by which the exercise price of an outstanding award is increased or reduced. The administrator’s decisions, interpretations and other actions are final and binding on all participants.

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Eligibility

Awards under the 2022 Plan, other than incentive stock options, may be granted to employees (including officers and directors) of the Company or a parent or subsidiary, members of our Board, or consultants engaged to render bona fide services to the Company or a parent or subsidiary. Incentive stock options may be granted only to our employees of the Company or a subsidiary, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for our securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided further, that a consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

Stock Options

Stock options may be granted under the 2022 Plan. The exercise price of options granted under the 2022 Plan generally must at least be equal to the fair market value of our Common Stock on the date of grant. The term of each option will be as stated in the applicable award agreement; provided, however, that the term may be no more than 10 years from the date of grant. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, shares or other property acceptable to the administrator, as well as other types of consideration permitted by applicable law. After the termination of service of an employee, director or consultant, they may exercise their option for the period of time stated in their option agreement. In the absence of a specified time in an award agreement, if termination is due to death or disability, the option will remain exercisable for nine months. In all other cases, in the absence of a specified time in an award agreement, the option will remain exercisable for three months following the termination of service. An option may not be exercised later than the expiration of its term. Subject to the provisions of the 2022 Plan, the administrator determines the other terms of options.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2022 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our Common Stock between the exercise date and the date of grant. Stock appreciation rights may not have a term exceeding 10 years. After the termination of service of an employee, director or consultant, they may exercise their stock appreciation right for the period of time stated in their stock appreciation right agreement. In the absence of a specified time in an award agreement, if termination is due to death or disability, the stock appreciation rights will remain exercisable for nine months. In all other cases, in the absence of a specified time in an award agreement, the stock appreciation rights will remain exercisable for three months following the termination of service. However, in no event may a stock appreciation right be exercised later than the expiration of its term. Subject to the provisions of the 2022 Plan, the administrator determines the other terms of stock appreciation rights, including when such rights become exercisable and whether to pay any increased appreciation in cash or with shares of our Common Stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant.

Restricted Stock

Restricted stock may be granted under the 2022 Plan. Restricted stock awards are grants of shares of our Common Stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director or consultant and, subject to the provisions of the 2022 Plan, will determine the terms and conditions of such awards. The administrator may impose whatever conditions to vesting it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to us); provided, however, that the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares upon grant without regard to vesting, unless the administrator provides otherwise. Shares of restricted stock that do not vest are subject to the Company’s right of repurchase or forfeiture.

Restricted Stock Units

RSUs may be granted under the 2022 Plan. RSUs are bookkeeping entries representing an amount equal to the fair market value of one share of our Common Stock. Subject to the provisions of the 2022 Plan, the administrator determines the terms and conditions of RSUs, including the vesting criteria and the form and timing of payment. The administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit or individual goals (including continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. The administrator, in its sole discretion, may pay earned RSUs in the form of cash, in shares of our Common Stock or in some combination thereof. Notwithstanding the foregoing, the administrator, in its sole discretion, may accelerate the time at which any vesting requirements will be deemed satisfied.

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Performance Awards

Performance awards may be granted under the 2022 Plan. Performance awards are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The administrator will set objectives or vesting provisions, that, depending on the extent to which they are met, will determine the value the payout for the performance awards. The administrator may set vesting criteria based on the achievement of company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the administrator in its discretion. Each performance award’s threshold, target, and maximum payout values are established by the administrator on or before the grant date. After the grant of a performance award, the administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance award. The administrator, in its sole discretion, may pay earned performance awards in the form of cash, in shares, or in some combination thereof.

Non-Employee Directors

The 2022 Plan provides that all non-employee directors will be eligible to receive all types of awards (except for incentive stock options) under the 2022 Plan. The 2022 Plan includes a maximum limit of $100,000 of equity awards that may be granted to a non-employee director in any fiscal year, increased to $200,000 in connection with his or her initial service. For purposes of this limitation, the value of equity awards is based on the grant date fair value (determined in accordance with accounting principles generally accepted in the United States). Any equity awards granted to a person for their services as an employee, or for their services as a consultant (other than as a non-employee director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.

Non-transferability of Awards

Unless the administrator provides otherwise, the 2022 Plan generally does not allow for the transfer of awards other than by will or by the laws of descent and distribution and only the recipient of an award may exercise an award during their lifetime. If the administrator makes an award transferrable, such award will contain such additional terms and conditions as the administrator deems appropriate.

Certain Adjustments

In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the 2022 Plan, the administrator will adjust the number and class of shares that may be delivered under the 2022 Plan or the number, and price of shares covered by each outstanding award and the numerical share limits set forth in the 2022 Plan.

Dissolution or Liquidation

In the event of our proposed liquidation or dissolution, the administrator will notify participants as soon as practicable and all awards will terminate immediately prior to the consummation of such proposed transaction.

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Merger or Change in Control

The 2022 Plan provides that in the event of our merger with or into another corporation or entity or a “change in control” (as defined in the 2022 Plan), each outstanding award will be treated as the administrator determines, including, without limitation, that (i) awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a participant, that the participant’s awards will terminate upon or immediately prior to the consummation of such merger or change in control; (iii) outstanding awards will vest and become exercisable, realizable or payable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon consummation of such merger or change in control and, to the extent the administrator determines, terminate upon or immediately prior to the effectiveness of such merger or change in control; (iv) (A) the termination of an award in exchange for an amount of cash or property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the administrator determines in good faith that no amount would have been attained upon the exercise of such award or realization of the participant’s rights, then such award may be terminated by us without payment) or (B) the replacement of such award with other rights or property selected by the administrator in its sole discretion; or (v) any combination of the foregoing. The administrator will not be obligated to treat all awards, all awards a participant holds, or all awards of the same type, similarly. In the event that awards (or portion thereof) are not assumed or substituted for in the event of a merger or change in control, the participant will fully vest in and have the right to exercise all of their outstanding options and stock appreciation rights, including shares as to which such awards would not otherwise be vested or exercisable, all restrictions on restricted stock and RSUs or performance awards will lapse and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, in all cases, unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and us or any of our subsidiaries or parents, as applicable. If an option or stock appreciation right is not assumed or substituted in the event of a merger or change in control, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion and the vested option or stock appreciation right will terminate upon the expiration of such period.

For awards granted to an outside director, the outside director will fully vest in and have the right to exercise options and/or stock appreciation rights as to all of the shares underlying such award, including those shares which would not be vested or exercisable, all restrictions on restricted stock and RSUs will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and us or any of our subsidiaries or parents, as applicable.

Clawback

Awards will be subject to any Company clawback policy that we are required to adopt pursuant to the listing standards of Nasdaq or any other national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Act or other applicable laws. The administrator also may specify in an award agreement that the participant’s rights, payments or benefits with respect to an award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events. The administrator may require a participant to forfeit, return or reimburse us all or a portion of the award or shares issued under the award, any amounts paid under the award and any payments or proceeds paid or provided upon disposition of the shares issued under the award in order to comply with such clawback policy or applicable laws.

Amendment and Termination

The administrator has the authority to amend, suspend or terminate the 2022 Plan provided such action does not impair the existing rights of any participant. The 2022 Plan automatically will terminate on August 15, 2032, unless it is terminated sooner.

Equity Compensation Plan Information

As of December 31, 2023, there have been no grants made under the 2022 Plan.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information, as of November 27, 2024 with respect to the holdings of (1) each person who is the beneficial owner of more than 5% of Company voting stock, (2) each of our directors, (3) each executive officer, and (4) all of our current directors and executive officers as a group.

Beneficial ownership of the voting stock is determined in accordance with the rules of the SEC and includes any shares of company voting stock over which a person exercises sole or shared voting or investment power, or of which a person has a right to acquire ownership at any time within 60 days of November 27, 2024. Except as otherwise indicated, we believe that the persons named in this table have sole voting and investment power with respect to all shares of voting stock held by them. Applicable percentage ownership in the following table is based on 2,904,001 shares of Common Stock issued and outstanding on November 27, 2024, and 5,004,841 shares of Common Stock issued and outstanding after this offering, plus, for each individual, any securities that individual has the right to acquire within 60 days of November 2, 2024.

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To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our Common Stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Name and Address of Beneficial Owner (1)	Title	Beneficially owned		Percent of Class Before Offering	Percent of Class After Offering
Officers and Directors
Maximiliano Ojeda, Chairman, CEO(2)	Chief Executive Officer, Chairman	497,425	(2)	17.13%	9.94%
Virginia Hilfiger, Director, Chief Brand Officer(3)	Director, Chief Design Officer	496,577	(3)	17.10%	9.92%
Julian Groves, Director, COO(4)	Chief Operating Officer	168,664	(4)	5.81%	3.37%
Dana Perez, CFO	Chief Financial Officer	34,937	(5)	1.20%	*
Paul Wahlgren, Director	Chief Marketing Officer	12,019	(6)	0.41%	*
Ping Rawson, Director	Director	12,019		0.41%	*
Obie McKenzie, Director	Director	12,019		0.41%	*
Jeffrey Lerner, Director	Director	13,144		0.45%	*
All Officers and Directors as a Group (total of 9 persons)		1,246,804		42.93%	24.91%

5% Beneficial Owners of a Class of Voting Stock
Maximiliano Ojeda		497,425	(2)	17.13%	9.94%
Virginia Hilfiger		496,577	(3)	17.10%	9.92%

*	Less than 1%

(1)	Except as noted below, the address for all beneficial owners in the table above is c/o MGO Global Inc., 1515 SE 17th Street, Suite 121/#460596, Fort Lauderdale, Florida 33346.
(2)	Includes (i) 39,400 shares of our Common Stock owned by MGOTEAM LLC of which Maximiliano Ojeda, our Chief Executive Officer, shares control over voting and disposition with Virginia Hilfiger.
(3)	Includes (i) 39,400 shares of our Common Stock owned by MGOTEAM LLC of which Virginia Hilfiger, our Chief Brand Officer, shares control over voting and disposition with Maximiliano Ojeda.
(4)	Includes (i) 15,000 shares of our Common Stock that are beneficially owned by Globally Digital Ltd., a company owned and controlled by our Chief Operating Officer, Julian Groves. The address of Mr. Groves is c/o Globally Digital Ltd, 3 Hertford Avenue, East Sheen, London, SW14 8EF.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company borrowed $39,642 from and paid $21,976 to our Chairman and CEO, Maximiliano Ojeda, for the year ended December 31, 2022. The Company borrowed $5,914 from and paid $3,000 to our Chief Brand Officer, Virginia Hilfiger, for the year ended December 31, 2022. The Company borrowed $0 and paid $52,404 to Mr. Ojeda, $23,844 to Mr. Groves and $47,602 to Ms. Hilfiger for the year ended December 31, 2023. These borrowings did not have a fixed maturity date or stated rate of interest. As of December 31, 2023 and December 31, 2022, the balance of loans payable to Mr. Ojeda, Mr. Groves and Ms. Hilfiger was $0 and $123,850, respectively.

The accounts payable owed to our Chairman and CEO as of December 31, 2023 and December 31, 2022 was $423 and $0, respectively.

The accounts payable owed to our Chief Brand Officer and Director as of December 31, 2023 and December 31, 2022 was $0 and $11,600, respectively, for monthly rent expense paid by Virginia Hilfiger.

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The accounts payable owed to our Chief Operating Officer as of December 31, 2023 and December 31, 2022 was $0 and $10,933, respectively.

The accounts payable owed to our Board of Directors as of December 31, 2023 and December 31, 2022 was $32,547 and $0, respectively for quarterly board fees.

The accounts payable owed to our employees and consultants as of December 31, 2023 and December 31, 2022 was $17,911 and $0, respectively, for expense reports and contractor expenses.

During the year ended December 31, 2023 and 2022, related party imputed interest was $0 and $13,420, respectively. The imputed interest was recorded as interest expense and an increase in additional paid-in capital based on a rate of 12%.

The accrued payroll owed to our CEO, COO, Chief Brand Officer and employees and contractors as of December 31, 2023 and December 2022 was $367,230 and $764,050, respectively, inclusive of bonuses.

On May 11, 2023, we executed a 12-month consulting agreement with Jason Harward (“Consultant”), the owner of Stand and nephew of Matt Harward, MGO’s former Chief Marketing Officer. As of December 31, 2023, $150,000 was paid in cash to the Consultant, $200,000 was accrued in selling, general, administrative expense and $109,679 was recorded as stock-based compensation for the fair value of the restricted stock units as of December 31, 2023.

The accounts payable and accrued payroll owed to our executives, employees and consultants was $2,769 and $58,648, respectively, as of September 30, 2024.

DESCRIPTION OF SECURITIES

The following summary description sets forth some of the general terms and provisions of our capital stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of our capital stock, you should refer to the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), our Certificate of Incorporation, or Charter, and our Bylaws as currently in effect. Copies of our Certificate of Incorporation and our Bylaws are included as exhibits to the registration statement of which this prospectus forms a part.

General

We are authorized to issue 170,000,000 shares of capital stock, 150,000,000 shares of which are Common Stock, and 20,000,000 shares of which are preferred stock, par $0.00001 per share. As of November 27, 2024, there were 28 holders of record of our Common Stock.

Common Stock

The holders of our Common Stock are entitled to the following rights:

Voting Rights. Each share of our Common Stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders.

Dividend Rights. Subject to limitations under the DGCL, holders of our Common Stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our Board out of funds legally available therefor.

Liquidation Rights. In the event of the liquidation, dissolution or winding up of our business, the holders of our Common Stock are entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities.

Other Matters. The holders of our Common Stock that are not to be issued upon conversion of the convertible promissory notes have no subscription, redemption or conversion privileges; in addition, such Common Stock does not entitle its holders to preemptive rights. All of the outstanding shares of our Common Stock are fully paid and non-assessable.

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Preferred Stock

As of November 27, 2024, we have not issued any shares of preferred stock. However, our Board has the authority to issue up to 20,000,000 shares of preferred stock in one or more classes or series and to fix the designations, powers, preferences, and rights, and the qualifications, limitations or restrictions thereof including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders.

While we do not currently have any plans for the issuance of any shares of preferred stock, the issuance of shares of preferred stock could adversely affect the rights of the holders of Common Stock and, therefore, reduce the value of the Common Stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the Common Stock until the Board determines the specific rights of the holders of the preferred stock; however, these effects may include:

●	Restricting dividends on the Common Stock;

●	Diluting the voting power of the Common Stock;

●	Impairing the liquidation rights of the Common Stock; or

●	Delaying or preventing a change in control of the Company without further action by the stockholders.

Options

None.

Notes

None.

Warrants

None.

Exclusive Forum

Our Charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our Certificate of Incorporation or the Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. This exclusive forum provision may limit the ability of our stockholders to bring a claim in a judicial forum that such stockholders find favorable for disputes with us or our directors or officers, which may discourage lawsuits against us or our directors or officers. The provision does not apply to any actions arising under the Securities Act and the Exchange Act, as is set forth in Article VII of our Certificate of Incorporation. See “Risk Factors—Our Certificate of Incorporation designates the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us.”

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of our outstanding voting stock, otherwise known as an interested stockholder;

●	an affiliate of an interested stockholder; or

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●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction; or

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Transhare Corporation, located at Bayside Center 1, 17755 US Highway 19N, Suite 140, Clearwater, Florida 33764. Transhare’s phone number is 303-662-1112 and its website is www.transhare.com.

Listing

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “MGOL.”

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

The material terms and provisions of our Common Stock are described under the caption “Description of Securities.”

Pre-funded Warrants to be issued in this Offering

The following summary of certain terms and conditions of the Pre-funded Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of Pre-funded Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-funded Warrant for a complete description of the terms and conditions of the Pre-funded Warrants.

General

The term “pre-funded” refers to the fact that the purchase price of the Pre-funded Warrants in this offering includes almost the entire exercise price that will be paid under the Pre-funded Warrants, except for a nominal remaining exercise price of $0.00001. The purpose of the Pre-funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding Common Stock following the consummation of this offering the opportunity to invest capital into the Company without triggering their ownership restrictions, by receiving Pre-funded Warrants in lieu of shares of our Common Stock which would result in such ownership of more than 4.99% (or, at the election of the holder, 9.99%), and receiving the ability to exercise their option to purchase the shares underlying the Pre-funded Warrants at a nominal price at a later date.

Form

The Pre-funded Warrants will be issued as individual warrant agreements to the investors. You should review the form of Pre-funded Warrant, filed as an exhibit to the registration statement of which this prospectus forms a part, for a complete description of the terms and conditions applicable to the Pre-funded Warrants.

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Exercisability

The Pre-funded Warrants are exercisable at any time after their original issuance. The Pre-funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full in immediately available funds for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as described below). A holder (together with its affiliates) may not exercise any portion of the Pre-funded Warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Pre-funded Warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-funded Warrants.

Duration and Exercise Price

The exercise price per whole share of our Common Stock purchasable upon the exercise of the Pre-funded Warrants is $0.00001 per share of Common Stock. The Pre-funded Warrants will be immediately exercisable and may be exercised at any time until the Pre-funded Warrants are exercised in full.

Cashless Exercise

If, at any time after the issuance of the Pre-funded Warrants, the holder exercises its pre-funded warrants and a registration statement registering the issuance of the shares of Common Stock underlying the Pre-funded Warrants under the Securities Act is not then effective or available (or a prospectus is not available for the resale of shares of Common Stock underlying the Pre-funded Warrants), then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder shall instead receive upon such exercise (either in whole or in part) only the net number of shares of Common Stock determined according to a formula set forth in the Pre-funded Warrants. Notwithstanding anything to the contrary, in the event we do not have or maintain an effective registration statement, there are no circumstances that would require us to make any cash payments or net cash settle the Pre-funded Warrants to the holders.

Transferability

Subject to applicable laws, the Pre-funded Warrants may be offered for sale, sold, transferred or assigned at the option of the holder upon surrender of the Pre-funded Warrants to us together with the appropriate instruments of transfer.

Exchange Listing

There is no established trading market for the Pre-funded Warrants and we do not plan on applying to list the Pre-funded Warrants on The Nasdaq Capital Market any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions

If, at any time while the Pre-funded Warrants are outstanding, (1) we consolidate or merge with or into another corporation whether or not the Company is the surviving corporation, (2) we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, or any of our significant subsidiaries, (3) any purchase offer, tender offer or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of our Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of our Common Stock, (4) we consummate a securities purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of our outstanding Common Stock, or (5) we effect any reclassification or recapitalization of our Common Stock or any compulsory exchange pursuant to which our Common Stock is converted into or exchanged for other securities, cash or property, or each, a “Fundamental Transaction,” then upon any subsequent exercise of pre-funded warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash or property as they would have been entitled to receive upon the occurrence of such Fundamental Transaction if they had been, immediately prior to such Fundamental Transaction, the holder of the number of shares of Common Stock then issuable upon exercise of those pre-funded warrants, and any additional consideration payable as part of the Fundamental Transaction.

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Rights as a Stockholder

Except by virtue of such holder’s ownership of shares of our Common Stock or as otherwise set forth in the Pre-Funded Warrants, the holder of a Pre-funded Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Pre-funded Warrant.

PLAN OF DISTRIBUTION

We are offering on a best efforts basis up to 2,100,840 shares of Common Stock or Pre-Funded Warrants, based on an assumed public offering price of $2.38 per share (or $[*] Pre-funded Warrant), which represents the closing price of our Common Stock on the Nasdaq Stock Market, LLC on November 19, 2024, for gross proceeds of up to approximately $5,000,000 before deduction of placement agent fees and offering expenses. There is no minimum amount of proceeds that is a condition to closing of this offering. The actual amount of gross proceeds, if any, in this offering could vary substantially from the maximum amount of securities being offered in this prospectus.

Pursuant to a placement agency agreement, dated as of [*], we have engaged Maxim Group LLC to act as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus. The placement agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of securities being offered. Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. In addition to the rights and remedies available to all investors in this offering under federal and state securities laws, the investors which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. The placement agent may engage one or more subagents or selected dealers in connection with this offering.

The placement agency agreement provides that the placement agent’s obligations are subject to conditions contained in the placement agency agreement.

The Common Stock and Pre-funded Warrants will be offered at a fixed price and are expected to be issued in a single closing. There is no minimum number of Common Stock and Pre-funded Warrants to be sold or minimum aggregate offering proceeds for this offering to close.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the securities being offered pursuant to this prospectus on or about [*], 2024.

Placement Agent Fees, Commissions and Expenses

Upon the closing of this offering, we will pay the placement agent a cash transaction fee equal to 8.0% of the aggregate gross cash proceeds to us from the sale of the securities in the offering. In addition, we will reimburse the placement agent for certain of its accountable and out-of-pocket expenses incurred in connection with this offering, including the placement agent’s legal fees, and actual travel and reasonable out-of-pocket expenses, in an amount not to exceed $100,000. If this offering is not completed, we have agreed to reimburse the placement agent for its actual expenses in an amount not to exceed 25,000.

The following table shows the public offering price, placement agent fees and proceeds, before expenses, to us, assuming the sale of all Common Stock and Pre-funded Warrants in this offering.

		Per Share		Per Pre-funded Warrant		Total
Public offering price	$	[*]	$	[*]	$	[*]
Placement agent fees (8%)	$	[*]	$	[*]	$	[*]
Proceeds, before expenses, to us	$	[*]	$	[*]	$	[*]

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We estimate that the total expenses of the offering, including registration and filing fees, printing fees and legal and accounting expenses, but excluding the placement agent fees, will be approximately $160,000, all of which are payable by us. This figure includes, among other things, the placement agent’s expenses (including the fees, costs and expenses for the placement agent’s legal counsel) that we have agreed to reimburse.

Lock-Up Agreements

The Company has agreed that for a period of up to sixty (60) days from the closing of this offering, that neither the Company nor any subsidiary may, without the prior written consent of the placement agent (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents or (ii) file any registration statement or prospectus, or any amendment or supplement thereto, subject to certain exceptions. The Company has also agreed not to effect or enter into an agreement to effect any issuance of common stock or common stock equivalents involving a Variable Rate Transaction, as defined in the placement agency agreement, for a period of up to one hundred and eighty (180) days following the closing of this offering (or, in the case of an “at-the-market” offering with the placement agent, up to ninety (90) days from the closing of this offering).

The Company’s directors and officers shall enter into customary “lock-up” agreements in favor of the placement agent pursuant to which such persons and entities shall agree, for a period of ninety (90) days after the closing of this offering, that they shall neither offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company without the placement agent’s prior written consent, including the issuance of shares of Common Stock upon the exercise of currently outstanding options approved by the placement agent.

Right of First Refusal

For a period of nine (9) months from the closing of this offering (but no longer than three (3) years from the commencement of sales in this offering), the Company, or any successor to or any subsidiary of the Company, has granted the placement agent the right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any and all public or private equity, equity-linked or debt (excluding commercial bank debt) offerings for which the Company or any successor to or any subsidiary of the Company retains the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering during such nine (9) month period.

Tail

Upon the closing of this offering, then if within nine (9) months following such time, the Company completes any financing of equity, equity-linked or debt or other capital raising activity with, or receives any proceeds from, any of the investors contacted or introduced by the placement agent during period of engagement, then the Company will pay the placement agent upon the closing of such financing or receipt of such proceeds the compensation equivalent to 8.0% of the gross proceeds of such financing.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the placement agent may be required to make for these liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent acting as principal. Under these rules and regulations, the placement agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price

The actual offering price of the securities we are offering were negotiated between us, the placement agent and the investors in the offering based on the trading of our shares of Common Stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

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Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the placement agent. In connection with the offering, the placement agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as placement agent and should not be relied upon by investors.

Certain Relationships

The placement agent and its affiliates have and may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

On February 2, 2024, the Company and Maxim entered into an Advisory Agreement, pursuant to which MGO agreed to pay to Maxim at the closing of the Business Combination a success fee equal to 3.5% of the enterprise value of Heidmar (based on a $300 million equity value) under the Business Combination Agreement as well as additional compensation in respect of any Earnout Shares issued. This fee will be paid by Holdings issuing to Maxim 2.64% of the Heidmar Share Consideration at the Closing and 2.64% of any Earnout Shares.

On February 6, 2024, as amended on June 7, 2024, we entered into an equity distribution agreement with the placement agent (the “Equity Distribution Agreement”), pursuant to which we may sell shares of our Common Stock having an aggregate offering price of up to $3,389,384 from time to time through the placement agent. The placement agent will be entitled to a transaction fee at a fixed rate of 3.0% of the gross sales price of shares of Common Stock sold under the Equity Distribution Agreement. As of the date hereof, 3,272,271 shares of our Common Stock have been sold under the Equity Distribution Agreement.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Transhare Corporation, located at Bayside Center 1, 17755 US Highway 19N, Suite 140, Clearwater, Florida 33764. Transhare’s phone number is 303-662-1112 and its website is www.transhare.com.

Listing

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “MGOL.”

Selling Restrictions

Other than in the United States, no action has been taken by us or the placement agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published, in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to the offering.

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This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Brazil. The offer of securities described in this prospectus will not be carried out by means that would constitute a public offering in Brazil under Law No. 6,385, of December 7, 1976, as amended, under the CVM Rule (Instrução) No. 400, of December 29, 2003. The offer and sale of the securities have not been and will not be registered with the Comissão de Valores Móbilearios in Brazil. The securities have not been offered or sold, and will not be offered or sold in Brazil, except in circumstances that do not constitute a public offering or distribution under Brazilian laws and regulations.

Canada. The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the placement agent is not required to comply with the disclosure requirements of NI 33-105 regarding conflicts of interest in connection with this offering.

Cayman Islands. No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

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●	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us or any placement agent of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Hong Kong. The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Israel. This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

The People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Switzerland. The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

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Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

Taiwan. The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

United Kingdom. This prospectus has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000, or the FSMA) as received in connection with the issue or sale of our Common Stock in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to our Common Stock in, from or otherwise involving the United Kingdom.

EXPERTS

The audited consolidated financial statements as of December 31, 2023 and 2022 and for each of the years then ended, of MGO Global Inc. and its subsidiaries included in this prospectus have been audited by Assurance Dimensions, LLC an independent registered public accounting firm, as stated in their report appearing herein. Such consolidated financial statements have been so included in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing.

LEGAL MATTERS

The validity of our Common Stock and certain legal matters will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York. Certain legal matters will be passed upon for the underwriter by its counsel, Ellenoff Grossman & Schole LLP.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 (“Registration Statement”) under the Securities Act with respect to the shares of our Common Stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the Registration Statement, some of which is contained in exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our Common Stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document is not necessarily complete. If a contract or document has been filed as an exhibit to the Registration Statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, are required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.mgoglobalinc.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

83

MGO GLOBAL INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

MGO Global, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of MGO Global, Inc. (the Company) as of December 31, 2023 and 2022 and the related consolidated statements of operations, changes in stockholders’ equity(deficit), and cash flows for each of the two years in the period ended December 31, 2023 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022 and the results of its operations and its cash flows for each of the years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph- Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses for the years ended December 31, 2023, and 2022. The Company had a net loss of $7,370,465 and $2,877,357 and net cash used in operating activities of $6,978,788 and $1,683,292, respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters to be communicated, are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments.

We did not identify any critical audit matters that need to be communicated.

We have served as the Company’s auditor since 2023.

Coral Springs, Florida

June 3, 2024, except for discontinued operations and Note 8, specifically the reverse stock split, as to which the date is August 13, 2024

ASSURANCE DIMENSIONS, LLC

also d/b/a McNAMARA and ASSOCIATES, LLC

TAMPA BAY: 4920 W Cypress Street, Suite 102 | Tampa, FL 33607 | Office: 813.443.5048 | Fax: 813.443.5053

JACKSONVILLE: 7800 Belfort Parkway, Suite 290 | Jacksonville, FL 32256 | Office: 888.410.2323 | Fax: 813.443.5053

ORLANDO: 1800 Pembrook Drive, Suite 300 | Orlando, FL 32810 | Office: 888.410.2323 | Fax: 813.443.5053

SOUTH FLORIDA: 3111 N. University Drive, Suite 621 | Coral Springs, FL 33065 | Office: 754.800.3400 | Fax: 813.443.5053

www.assurancedimensions.com

“Assurance Dimensions” is the brand name under which Assurance Dimensions, LLC including its subsidiary McNamara and Associates, LLC (referred together as “AD LLC”) and AD Advisors, LLC (“AD Advisors”), provide professional services. AD LLC and AD Advisors practice as an alternative practice structure in accordance with the AICPA Code of Professional Conduct and applicable laws, regulations, and professional standards. AD LLC is a licensed independent CPA firm that provides attest services to its clients, and AD Advisors provide tax and business consulting services to their clients. AD Advisors, and its subsidiary entities are not licensed CPA firms.

F-2

MGO GLOBAL INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of December 31,	As of December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$836,446	$32,275
Accounts receivable	25,352	-
Inventories	607,022	-
Prepaid expenses	178,425	-
Other current assets	7,500	-
Current assets from discontinued operations	267,703	408,693
Total current assets	1,922,448	440,968

Property and equipment, net	319,462	-
Total assets	$2,241,910	$440,968

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	184,677	-
Accounts payable - related party	5,678	-
Accrued liabilities	216,297	9,972
Accrued payroll	533,643	-
Current liabilities from discontinued operations	379,867	1,625,557
Total current liabilities	1,320,162	1,635,529
Total liabilities	1,320,162	1,635,529

Commitments and contingencies (Note 11)

Stockholders’ equity:
Preferred stock, par value, $.00001, authorized 20,000,000 shares, nil outstanding	-	-
Common stock, par value $0.00001, authorized 150,000,000 shares; 1,426,613 and 1,168,923 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	14	12
Additional paid-in capital	14,450,217	4,963,445
Accumulated deficit	(12,940,040)	(5,796,636)
Total MGO stockholders’ equity	1,510,191	(833,179)
Non-controlling interest	(588,443)	(361,382)
Total stockholder’s equity	921,747	(1,194,561)
Total liabilities and stockholders’ equity	$2,241,910	$440,968

See Accompanying Notes to Consolidated Financial Statements.

F-3

MGO GLOBAL INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31, 2023	December 31, 2022
Revenues, net	$3,668,926	$-
Cost of sales	969,045	-
Gross profit	2,699,881	-

Operating expenses:
Selling, general and administrative expenses	5,080,417	177,742
Marketing and e-commerce expenses	3,140,371	-
Total operating expenses	8,220,788	177,742

Operating loss	(5,520,907)	(177,742)

Other (income) expenses:
Interest expense	-	186,760
Interest income	(40,576)	-
Other (income) expenses, net	3,295	-
Total other (income) expenses	(37,281)	186,760

Net loss from continuing operations	(5,483,626)	(364,502)
Net income (loss) from discontinued operations	(1,886,839)	(2,512,855)
Net loss	$(7,370,465)	$(2,877,357)
Less: net income (loss) attributable to noncontrolling interest	227,061	(294,411)
Net loss attributable to MGO stockholders	$(7,143,404)	$(2,582,946)

Basic and diluted weighted average shares outstanding	1,426,613	1,054,242
Basic and diluted net loss per share to MGO stockholders on continuing operations	$(5.01)	$(2.45)
Basic and diluted net loss per share to MGO stockholders on discontinued operations	$(1.32)	$(2.38)

See Accompanying Notes to Audited Consolidated Financial Statements.

F-4

MGO GLOBAL INC. AND SUBSIDIARIES

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

For the Years Ended of December 31, 2023 and 2022

	Common Stock		Additional Paid-In	Accumulated	Total MGO Stockholders’ Equity	Non- controlling	Total Stockholders’ Equity
	Shares	Amount	Capital	Deficit	(deficit)	Interests	(deficit)
Balance at December 31, 2021	959,300	$9	$2,866,648	$(3,213,690)	$(347,036)	$(66,971)	$(414,007)
Share issuance for cash, net	192,500	2	1,712,561	-	1,712,564	-	1,712,564
Stock compensation expense	14,123	1	141,730	-	141,731	-	141,731
Stock issued to settle accounts payable	3,000	-	30,000	-	30,000	-	30,000
Capital contributions by founders	-	-	15,400	-	15,400	-	15,400
Warrants issued for financing expenses	-	-	183,686	-	183,686	-	183,686
Imputed interest	-	-	13,420	-	13,420	-	13,420
Net loss	-	-	-	(2,582,946)	(2,582,946)	(294,411)	(2,877,357)
Balance at December 31, 2022	1,168,923	$12	$4,963,445	$(5,796,636)	$(833,181)	$(361,382)	$(1,194,561)

Share issuance for cash, net of transaction costs	172,500	1	7,560,353	-	7,560,354	-	7,560,354
Cashless exercise of warrants	12,731	-	-	-	-	-	-
Cash received from exercise of warrants	70,000	1	699,999	-	700,000	-	700,000
Shares issuance for services rendered	1,125	-	5,281	-	5,281	-	5,281
Shares issued for vested restricted stock awards	1,334	-	6,666	-	6,666	-	6,666
Stock compensation expenses	-	-	1,214,473	-	1,214,473	-	1,214,473
Net loss	-	-	-	(7,143,404)	(7,143,404)	(227,061)	(7,370,465)
Balance at December 31, 2023	1,426,613	$14	$14,450,217	$(12,940,040)	$1,510,191	$(588,443)	$921,747

See Accompanying Notes to Audited Consolidated Financial Statements.

F-5

MGO GLOBAL INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOW

	For the Years Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(7,370,465)	$(2,877,357)
Net loss from discontinued operations	(1,886,839)	(2,512,855)
Net loss from continuing operations	(5,483,626)	(364,502)

Adjustments to reconcile net loss to net cash used in operating activities:
Imputed interest	-	13,420
Stock compensation expenses	1,226,420	141,731
Warrants issued for financing expenses	-	183,686
Inventory obsolescence impairment	25,000	-
Depreciation expenses	6,502	-

Net changes in operating assets & liabilities:
Accounts receivable	(25,353)	-
Inventory	(678,867)	-
Prepaid expenses	(178,425)	-
Other current assets	(7,500)	-
Accounts payable - related party	28,348	(1,645)
Accrued payroll	(396,820)	746,050
Accounts payable and accrued liabilities	(1,806,829)	(2,394,311)
Net cash used in continuing operating activities	(7,244,305)	(1,675,571)
Net cash provided by discontinued operating activities	265,517	(7,702)
Net cash used in operating activities	(6,978,788)	(1,683,273)

Cash flows from investing activities:
Purchases of property, plant, and equipment	(325,964)	-
Net cash used in investing activities	(325,964)	-

Cash flows from financing activities:
Shares issued for cash, net	7,560,354	1,712,564
Cash received from exercise of warrants	700,000	-
Repayments to loans payable - related party	-	(25,931)
Repayments to loans payable	-	(48,822)
Proceeds from loans payable - related party	4,197	45,556
Proceeds from loans payable	-	25,000
Net cash provided by continuing financing activities	8,264,551	1,708,348
Net cash used in discontinued financing activities	(138,840)	955
Net cash provided by financing activities	8,125,711	1,709,303

Net increase in cash and cash equivalents	820,959	26,030
Cash and cash equivalents at beginning of period, including discontinued operations	113,952	87,922
Cash and cash equivalents at end of period, including discontinued operations	934,911	113,952
Less cash from discontinued operations	(98,466)	(81,677)
Cash and cash equivalents at end of period	836,446	32,275
Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$456	$6,514

Non-cash financing activities
Stock issued for financing expenses	$30,000	$-

See Accompanying Notes to Audited Consolidated Financial Statements.

F-6

MGO GLOBAL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 1 - ORGANIZATION AND OPERATIONS

Nature of Business

Founded in October 2018 and headquartered in Florida with remote employees and specialty contractors in London, New York and Latin America, MGO Global Inc. (“MGO,” “MGO Global,” the “Company,” “we,” “our” and “us”) has built a brand acceleration platform with a focus on the acquisition, optimization and monetization of consumer brands across multiple categories. Our mission is to provide customers with unmatched variety, quality and shopping experience, while adding considerable value for MGO’s shareholders.

Our accomplished leadership team encompasses decades of experience in building successful global lifestyle brands, including fashion design, marketing, technology, corporate finance and branding. We strive to continually push innovation and evolution of the consumer product cycle without compromising quality and design integrity. Through our end-to-end, scalable brand-building platform, backed by robust consumer behavioral data, we are engaged in nurturing digitally native brands that will thrive in the modern Direct to Consumer (“DTC”) economy.

We operate our business through three subsidiaries: MGOTeam1, LLC (“MGOTeam1”); Americana Liberty, LLC and MGO Digital LLC.

On July 18, 2024, the Company effected a reverse stock split of the Company’s common stock at a ratio of 1-for-10.

The Messi Store/MGOTeam 1 LLC

MGOTeam1 designs, manufactures, licenses, distributes, advertises and sells a range of products under the soccer legend Lionel (‘Leo”) Messi brand, Messi Brand. The Messi Brand is a premium lifestyle brand with a sporty edge and sells their products under their website www.themessistore.com.

On October 29, 2018, the Company entered into a Trademark License Agreement with Leo Messi Management SL (“LMM”). LMM granted the Company a worldwide non-exclusive license in order to use Leo Messi’s trademarks with the purpose of developing, manufacturing, trading and promoting The Messi Brand products.

On November 20, 2021, the Company entered into a new Trademark License Agreement with LMM to have the worldwide license to use Leo Messi’s trademarks for the purpose of developing, manufacturing, marketing, and promoting his products. The Company is to pay LMM a minimum guaranteed amount on account of royalties amounting to Four Million Euros (4,000,000 €) over the four-year agreement, net of taxes with the last payment due on November 15, 2024.

On March 21, 2024, MGO assigned the Messi License to Centric Brands, which paid the Company $2,000,000 in cash and assumed the obligation to pay the minimum guaranteed amount due to LMM in 2024. The Company accounted for The Messi Store segment as discontinued operations. See Notes 2, 13 and 14.

Stand Flagpoles/Americana Liberty, LLC

On March 13, 2023, we obtained a royalty-free, worldwide and exclusive license (the “License”) to the use of certain assets of Stand Co., LLC (“Stand”) for all purposes in exchange for payment of $1.00 by the Company. The license is in perpetuity. Licensed assets include all rights to all stock keeping units (“SKU”) of Stand sold under the names: “Roosevelt Premium 25 foot Telescoping Flag Pole Kit,” “20 Foot Telescoping Flag Pole Kit” and “LED Solar Flag Pole Light;” any intellectual property and other intangible property related to SKUs, including but not limited to all rights to a brand name “Stand Flagpoles,” domain and website www.standflagpoles.com, the Meta pages associated with “Stand Flagpoles” brand name (in Facebook and Instagram); all manufacturer, distributor and customer contracts and relationships for SKUs; marketing materials; any commercialization rights; domain and administrative access to Stand’s Shopify account, Facebook Assets & Accounts; all historical digital and non-digital assets; and customer database since inception.

F-7

In support of our new flagpole business, we formed a wholly owned subsidiary, Americana Liberty, LLC (“Americana Liberty”), on March 13, 2023, which was created to advertise and sell the licensed line of Stand Flagpoles and other related products, along with an expanding line of patriotic-themed products to be developed and marketed to consumers under our new Americana Liberty brand.

In addition, on May 11, 2023, we executed a 12-month consulting agreement with Jason Harward, the owner of Stand Co. and nephew of our former Chief Marketing Officer of the Company. The consultant shall furnish the Company with business continuity and consulting services, substantially similar to the following: providing general advice and counsel regarding establishment of systems and processes for direct-to-consumer (“DTC”) and ecommerce sales and operations; provide subject matter and product-level expertise in the area of flag-poles, flags, and related products; provide consultation regarding product sourcing and distribution; and assist with the establishment, operation, optimization, and maintenance of DTC and ecommerce platforms on behalf of the Company. Consultant will be compensated for services through a combination of cash or immediately available funds and restricted stock units or shares of the Company’s stock as follows: (1) cash in the amount of $150,000, paid on September 30, 2023; (2) cash in the amount of $200,000, paid on January 10, 2024, upon satisfactory performance of the consultant’s obligations under the agreement; (3) 15,000 restricted stock units of the Company issuable on May 11, 2023 and subject to vesting in equal quarterly installments throughout the term of the agreement commencing on January 31, 2024. $109,679 was recorded as stock-based compensation for the fair value of the restricted stock units awarded as of December 31, 2023.

MGO Digital LLC

In November 2022, we formed MGO Digital LLC to leverage data analytics, advanced technology-enabled marketing and our leadership team’s industry relationships and expertise to identify, incubate and test market new proprietary brands and brand concepts.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and include all adjustments necessary for the fair presentation of the Company’s financial position for the periods presented.

MGOTeam1 was formed on October 11, 2018, and the Company entered into a Rollover Agreement by and among MGOTeam1 and members of MGOTeam1 on December 6, 2021. All of the members of MGOTeam1, except for one member who owns a 11.82% membership interest in MGOTeam1, exchanged all of their membership interests in MGOTeam1 for 881,800 shares of the Company’s common stock. A sole MGOTeam1’s member did not rollover its 11.82% membership interest in MGOTeam1 to the Company as of December 6, 2021, and remains a member in MGOTeam1.

F-8

We account for the 11.82% remaining minority interest in MGOTeam1 as non-controlling interest. Both the Company and MGOTeam1 were under common control, the series of contractual arrangements between the Company and MGOTeam1 in December 6, 2021 constituted a reorganization under common control and are required to be retrospectively applied to the consolidated financial statements at their historical amounts.

Principles of Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company transactions and balances have been eliminated in consolidation.

Reclassifications

Certain amounts in prior periods have been reclassified to reflect the impact of the discontinued operations treatment in order to conform to the current period presentation. In addition, on July 18, 2024, the Company effected a reverse stock split at a ratio of 1-for-10. Accordingly, the financial statements presented in this Form 10-K/A have been adjusted to reflect the reverse stock split historically.

Estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Our most critical estimates include those related to stock-based compensation, inventory and inventory allowance valuation. On an ongoing basis, we evaluate our estimates and assumptions. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash equivalents consist of highly liquid investments with maturities of three months or less when purchased. The Company maintains its cash with high credit quality financial institutions; at times, such balances with any one financial institution may exceed the Federal Deposit Insurance Corporation (“FDIC”) insured limit of $250,000. As of December 31, 2023 and 2022, the Company had $586,013 and $0 in excess of the federal insurance limit, respectively.

Accounts Receivable

Accounts receivables are carried at their estimated collectible amounts, net of any estimated allowances for credit losses. We grant unsecured credit to our wholesale customers which are deemed creditworthy. Ongoing credit evaluations are performed and potential credit losses estimated by management are charged to operations on a regular basis. At the time any particular account receivable is deemed uncollectible, the balance is charged to the allowance for credit losses. As of December 31, 2023 and December 31, 2022, the Company had no allowance for credit losses.

Inventory

Inventory consists of raw materials and finished goods ready for sale and is stated at the lower of cost or net realizable value. We value inventories using the weighted average costing method. Net realizable value is the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. We regularly review inventory and consider forecasts of future demand, market conditions and product obsolescence. If the estimated realized value of our inventory is less than cost, we make provisions in order to reduce its carrying value to its estimated net realizable value. The write downs are recognized as a component of cost of sales. As of December 31, 2023 and December 31, 2022, the Company had no allowances for inventory obsolescence.

F-9

Property and Equipment, Net

Property and equipment is recorded at cost. Expenditures for renewals and improvements that significantly add to the productivity capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the accounts and the resultant gain or loss is reflected in income. Depreciation is provided using the straight-line method, based on useful lives of the assets which is three years for computers, equipment and software. Depreciation expense from continuing operations for the years ended December 31, 2023 and 2022, was $6,502 and $0, respectively. Accumulated depreciation from continuing operations as of December 31, 2023 and 2022 was $6,503 and $0, respectively.

	Useful Life	December 31, 2023	December 31, 2022
Computer equipment and software	3 years	$308,774	$-
Furniture	3 years	17,191	-
Total property and equipment		325,965
Less: Accumulated depreciation		(6,503)	-
Property and equipment, net		$319,462	$-

Leases

The Company determines if an arrangement is or contains a lease at inception or modification of the arrangement. An arrangement is or contains a lease if there are identified assets and the right to control the use of an identified asset is conveyed for a period of time in exchange for consideration. Control over the use of the identified asset means the lessee has both the right to obtain substantially all of the economic benefits from the use of the asset and the right to direct the use of the asset. The Company executed a one-year office lease in February 2023. Due to the short-term nature of the lease, the Company did not account for the lease as a right of use asset. Subsequent to December 31, 2023, the Company renewed the office lease for an additional one-year term.

Accounts Payable

The composition of accounts payable and accrued expenses from continuing operations are as follows:

	December 31, 2023	December 31, 2022
Accounts payable	$184,677	$-
Accounts payable, related party	5,678	-
Accrued liabilities	216,297	9,972
Accrued payroll	533,643	-
	$940,295	$9,972

F-10

Warrants

The Company accounts for a warrant as an equity instrument, liability or share-based compensation in accordance with ASC 480, Distinguishing Liabilities from Equity, and/or ASC 718, Compensation – Stock Compensation, depending on the specific terms of the agreement.

Stock-Based Compensation

Stock-based compensation expense reflects the fair value of stock-based awards measured at the grant date and recognized over the requisite service period. The Company estimates the fair value of each stock-based option award on the measurement date using the Black-Scholes option valuation model which incorporates assumptions as to stock price volatility, the expected life of the options, risk-free interest rate and dividend yield. For restricted stock awards, the Company records the value of the Company stock at the date of the grant as stock-based compensation expense.

Revenue Recognition

The Company recognizes revenues when its customer obtains control of promised goods or services, in an amount that reflects the consideration which it expects to receive in exchange for those goods. The Company recognizes revenues following the five step model prescribed under ASU No. 2014-09: (i) identify contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenues when (or as) we satisfy the performance obligation.

Revenue transactions associated with the sale of Messi Brand and Stand Flagpoles products comprise a single performance obligation, which consists of the sale of products to customers either through direct wholesale or online sales through our websites www.themessistore.com and www.standflagpole.com. We satisfy the performance obligation and record revenues when transfer of control to the customer has occurred, based on the terms of sale. A customer is considered to have control once they are able to direct the use and receive substantially all of the benefits of the product. Control is transferred to wholesale customers upon shipment or upon receipt depending on the country of the sale and the agreement with the customer. Control transfers to online customers at the time upon receipt of the goods. The transactions price is determined based upon the invoiced sales price, less anticipated sales returns, discounts and miscellaneous claims from customers. Payment terms for wholesale transactions depend on the country of sale or agreement with the customer and payment is generally required within 30 days or less of shipment to or receipt by the wholesale customer. Payment is due at the time of sale for direct wholesale and online transactions.

For the years ended December 31, 2023 and 2022, the Company generated revenues of $3,668,926 and $0, respectively, directly from consumers via our website.

The following table presents net revenue by geographic location which is recognized at a point in time:

Year Ended December 31, 2023	Total
United States	$3,667,176
Rest of the World	1,750
Total Revenues	$3,668,926

Year Ended December 31, 2022	Total
United States	$-
Rest of the World	-
Total Revenues	$-

F-11

Non-Controlling Interest

As of December 6, 2021, one shareholder did not rollover its 11.82% membership interest from MGOTEAM LLC to MGOTEAM 1 LLC. According to ASC 810, Consolidation, the carrying amount of the non-controlling interest (“NCI”) will be adjusted to reflect the change in the NCI’s ownership interest in the subsidiary. Any difference between the amount by which the NCI is adjusted and the fair value of the consideration paid or received is recognized in additional paid in capital and attributed to the equity holders of the parent. The Company accounted for this portion of shares as non-controlling interest in net loss of $227,061 and $294,411 from the net loss for the years ended December 31, 2023 and 2022, respectively.

Foreign currency

The Company’s functional and reporting currency is the U.S. dollar. Transactions in foreign currencies are recorded at the exchange rate prevailing on the date of the transaction. The resulting monetary assets and liabilities are translated into U.S. dollars at exchange rates prevailing on the subsequent balance sheet date. Revenue and expense components are translated to U.S. dollars at weighted-average exchange rates in effect during the period. Foreign currency transaction gains and losses resulting from remeasurement are recognized in other income, net within the consolidated statements of operations.

Segment Reporting

On March 21, 2024, the Company discontinued operations of The Messi Store due to the Deed executed with Centric, LMM and the Company. As such, the Company is no longer required to provide segment reporting, as the Company has only one reportable segment as of June 30, 2024.

Income Taxes

The Company accounts for income taxes using the asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than enactments of changes in the tax law. For deferred tax assets, management evaluates the probability of realizing the future benefits of such assets. The Company establishes valuation allowances if it is more likely than not that some portion or all of the deferred assets will not be realized. The Company has evaluated the positive and negative evidence bearing upon its ability to realize the deferred tax assets. Management has considered the Company’s history of cumulative net losses incurred and has concluded that it is more likely than not that the Company will not realize the benefits of the deferred tax assets. Accordingly, a full valuation allowance has been established against the deferred tax assets as of December 31, 2023 and 2022

F-12

The Company recognizes the tax effects of an uncertain tax position only if it is more likely than not to be sustained based solely on its technical merits as of the reporting date and then only in an amount more likely than not to be sustained upon review by the tax authorities. Income tax positions that previously failed to meet the more likely than not threshold are recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more likely than not threshold are derecognized in the first subsequent financial reporting period in which that threshold is no longer met. The Company classifies potential accrued interest and penalties related to unrecognized tax benefits within the accompanying consolidated statements of operations as income tax expense. As of the year ended December 31, 2023 there was no income tax expense reported by the Company.

Net Loss Per Share

Basic net loss per share is calculated by dividing net loss available to ordinary shareholders by the weighted-average number of common shares outstanding during the period excluding the effects of any potentially dilutive securities. Diluted net loss per share is computed similar to basic loss per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if potential common shares had been issued if such additional common shares were dilutive. Since the Company had net losses for all the periods presented, basic and diluted loss per share are the same, and additional potential common shares have been excluded, as their effect would be anti-dilutive. At December 31, 2023 and 2022, total stock options of 114,000 and 0, respectively, and warrants of 15,978 and 70,000, respectively, were not included in the net loss per share calculation as their effect would have been anti-dilutive.

Fair Value Measurements

The Company has determined the fair value of certain assets and liabilities in accordance with generally accepted accounting principles, which provides a framework for measuring fair value. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques should maximize the use of observable inputs and minimize the use of unobservable inputs.

A fair value hierarchy has been established, which prioritizes the valuation inputs into three broad levels. Level 1 inputs consist of quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the related asset or liability. Level 3 inputs are unobservable inputs related to the asset or liability.

Recently Adopted Accounting Pronouncements

In June 2016 and subsequently amended in March 2022, the FASB issued ASC 326, Financial Instruments – Credit Losses (Topic 326): Measurements of Credit Losses on Financial Instruments (“ASC 326”), which replaces the existing incurred loss model with a current expected credit loss (“CECL”) model that requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The Company would be required to use a forward-looking CECL model for accounts receivables, guarantees and other financial instruments. The Company adopted ASC 326 on January 1, 2023 and ASC 326 did not have a material impact on its consolidated financial statements.

Recently Issued Accounting Pronouncements Not Yet Adopted

In November 2023, the FASB issued Accounting Standards Update 2023-07 – Segment Reporting (Topic ASC 280) Improvements to Reportable Segment Disclosures. The ASU improves reportable segment disclosure requirements, primarily through enhanced disclosure about significant segment expenses. The enhancements under this update require disclosure of significant segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of segment profit or loss, require disclosure of other segment items by reportable segment and a description of the composition of other segment items, require annual disclosures under ASC 280 to be provided in interim periods, clarify use of more than one measure of segment profit or loss by the CODM, require that the title of the CODM be disclosed with an explanation of how the CODM uses the reported measures of segment profit or loss to make decisions, and require that entities with a single reportable segment provide all disclosures required by this update and required under ASC 280. ASU 2023-07 is effective for public business entities for fiscal years beginning after December 15, 2023, with early adoption permitted. We do not expect that this guidance will have a material impact upon our financial position and results of operations.

In December 2023, the FASB issued Accounting Standards Update 2023-09 – Income Taxes (Topic ASC 740) Income Taxes. The ASU improves the transparency of income tax disclosures by requiring (1) consistent categories and greater disaggregation of information in the rate reconciliation and (2) income taxes paid disaggregated by jurisdiction. It also includes certain other amendments to improve the effectiveness of income tax disclosures. The amendments in ASU 2023-09 will become effective beginning of our 2025 fiscal year. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. We do not expect that this guidance will have a material impact upon our financial position and results of operations.

F-13

NOTE 3 – GOING CONCERN

In the pursuit of MGO’s long-term growth strategy and the development of its growing portfolio of brands, the Company has incurred continued operating losses. As of December 31, 2023 and 2022, we had a working capital surplus of $602,286. For the years ended December 31, 2023 and 2022, we incurred losses from continuing operations of $5,483,626 and $364,502 respectively, and cash used in continuing operating activities of $7,244,305 and $1,675,571, respectively. We believe the cash on hand, in connection with cash generated from future revenue, may not be sufficient to sustain continued operating losses.

On February 8, 2024, we filed a shelf registration statement on Form S-3 (“S-3”) to provide our Company with the flexibility to issue and sell securities if and when deemed appropriate to support our ongoing business operations and in the best interest of our shareholders. The S-3 contained two prospectuses: i) a base prospectus that covers the potential offering, issuance and sale from time to time of our common stock, preferred stock, warrants, debt securities and units in one or more offerings with a total value of up to $100,000,000; and ii) a sales agreement prospectus covering the potential offering, issuance and sale from time to time of shares of our common stock having an aggregate gross sales price of up to $1,650,000 pursuant to an equity distribution agreement entered into with the New York-based investment banking firm, Maxim Group LLC (“At-the-Market Offering” or “ATM”). On June 7, 2024, MGO entered into an Amendment No. 1 (“Amendment”) to the equity distribution agreement for the ATM whereby the offering size was amended to reflect an increase in the aggregate gross sales price from $1,650,000 to $3,389,384. As of June 30, 2024, we have received net proceeds from sales of our common stock pursuant to the ATM totaling an aggregate of $1,665,533. See Note 14.

The Company is continually evaluating strategies to obtain required additional funding to support our future operations. These strategies may include, but are not limited to, equity financing, issuing or restructuring debt, entering into other financing arrangements, and restructuring operations to increase revenues and decrease expenses. Any additional equity financing that we obtain may dilute the ownership held by our existing shareholders. The economic dilution to our shareholders will be significant if our stock price does not materially increase, or if the effective price of any sale is below the price paid by a particular shareholder. The Company may be unable to access further equity or debt financing when needed or obtain additional liquidity under acceptable terms, if at all. As such, these factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a period of twelve (12) months from the date these financial statements are issued.

NOTE 4 – INVENTORY

As of December 31, 2023 and December 31, 2022, net inventories amounted to $607,022 and $0, respectively.

	December 31, 2023	December 31, 2022
Finished goods	$607,022	$-
Total	$607,022	$-

NOTE 5 – PREPAID EXPENSES AND OTHER CURRENT ASSETS

As of December 31, 2023 and December 31, 2022, prepaid expenses amounted to $185,925 and $0, respectively.

	December 31, 2023	December 31, 2022
Prepaid expenses	$178,425	$-
Prepaid rent	7,500	-
Total	$185,925	$-

F-14

NOTE 6 – LOAN PAYABLE

On May 25, 2022, the Company entered into a loan with PayPal with an interest rate of 6.51%, principal balance of $25,000 and a monthly payment of $539 over the term of the loan. This loan matured on May 25, 2023. The Company paid the principal balance of $10,793 and incurred $456 interest during the year ended December 31, 2023. The balance of this loan was $0 and $10,793 and included current liabilities from discontinued operations as of December 31, 2023 and 2022, respectively. The loan principal and accrued interest have been paid off as of December 31, 2023. See Note 13.

NOTE 7 – RELATED PARTY TRANSACTIONS

The Company borrowed $39,642 from and paid $21,976 to our Chairman and CEO, Maximiliano Ojeda, for the year ended December 31, 2022. The Company borrowed $5,914 from and paid $3,000 to our Chief Brand Officer, Virginia Hilfiger, for the year ended December 31, 2022. The Company borrowed $0 and paid $52,404 to Mr. Ojeda, $23,844 to Mr. Groves and $47,602 to Ms. Hilfiger for the year ended December 31, 2023. These borrowings did not have a fixed maturity date or stated rate of interest. As of December 31, 2023 and December 31, 2022, the balance of loans payable to Mr. Ojeda, Mr. Groves and Ms. Hilfiger was $0 and $123,850, respectively.

The accounts payable owed to our Chairman and CEO as of December 31, 2023 and December 31, 2022 was $423 and $0, respectively.

The accounts payable owed to our Chief Brand Officer and Director as of December 31, 2023 and December 31, 2022 was $0 and $11,600, respectively, for monthly rent expense paid by Virginia Hilfiger.

The accounts payable owed to our Chief Operating Officer as of December 31, 2023 and December 31, 2022 was $0 and $10,933, respectively.

The accounts payable owed to our Board of Directors as of December 31, 2023 and December 31, 2022 was $32,547 and $0, respectively for quarterly board fees.

The accounts payable owed to our employees and consultants as of December 31, 2023 and December 31, 2022 was $17,911 and $0, respectively, for expense reports and contractor expenses.

During the year ended December 31, 2023 and 2022, related party imputed interest was $0 and $13,420, respectively. The imputed interest was recorded as interest expense and an increase in additional paid-in capital based on a rate of 12%.

The accrued payroll owed to our CEO, COO, Chief Brand Officer and employees and contractors as of December 31, 2023 and December 2022 was $367,230 and $764,050, respectively, inclusive of bonuses.

On May 11, 2023, we executed a 12-month consulting agreement with Jason Harward (“Consultant”), the owner of Stand and nephew of Matt Harward, MGO’s former Chief Marketing Officer. See Note 14. $150,000 was paid in cash to the Consultant, $70,000 was accrued in selling, general, administrative expense and $109,679 related to stock-based compensation expense for the fair value of the 15,000 restricted stock units awarded per the consulting agreement were recorded as of December 31, 2023.

F-15

NOTE 8 – STOCKHOLDERS’ EQUITY (DEFICIT)

Common Stock

On January 12, 2023, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Boustead Securities, LLC, as representative of the underwriters, relating to the Company’s initial public offering (the “Offering”) of 172,000 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (“common stock”), which included the exercise by the underwriters in full of the over-allotment option to purchase an additional 22,500 shares of the Company’s common stock, at an Offering price of $50.00 per share. Pursuant to the Underwriting Agreement, in exchange for the Representative’s firm commitment to purchase the Shares, the Company agreed to sell the Shares to the Representative at a purchase price of $46.50 (93% of the public offering price per Share of $50.00) and issue the underwriters three year warrants to purchase an aggregate of 8,625 shares of the Company’s common stock, which is equal to five percent (5%) of the Shares sold in the Offering. Such warrants have an exercise price of $62.50, which is equal to 125% of the Offering price (the “Warrant”).

The Shares were offered and sold pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-268484), as amended (the “Registration Statement”), and filed with the Securities and Exchange Commission (the “Commission”) the final prospectus filed with the Commission pursuant to Rule 424(b)(4) of the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement was declared effective by the Commission on January 12, 2023. The closing of the Offering for the Shares took place on January 18, 2023 with proceeds of $7,560,354, net of $1,064,646 of issuance costs, which included 22,500 shares sold by the Company upon the exercise by the underwriters of the over-allotment option in full. The Company used the net proceeds from the Offering for team expansion, marketing, general and administrative corporate purposes, including working capital and capital expenditures.

In January 2023, the Company issued 70,000 shares to the Pre-IPO funding investors pursuant to the exercise of their warrants at fair value of $10.00 per share.

In January 2023, the Company issued 12,731 shares to Boustead Securities, LLC pursuant to the cashless exercise of their 16,448 warrants.

On January 13, 2023, in connection with the Offering, the Company commenced trading on The Nasdaq Capital Market under ticker symbol “MGOL.”

In November and December 2023, the Company issued 1,125 shares of common stock for consulting services at fair value of $5,281.

In November and December 2023, the Company issued 1,334 shares for the vested Restricted Stock Units issued to directors at fair value of $6,666.

On July 18, 2024, the Company effected a reverse stock split of the Company’s common stock at a ratio of 1-for-10.

During the year ended December 31, 2022, the Company had the following common stock transactions:

The Company issued 192,500 shares with proceeds of $1,712,564 from Pre-IPO funding, net of issuance costs of $212,436, 14,123 shares were issued to consultants for services at fair value of $141,731 and 3,000 shares were issued to a consultant for services at fair value of $30,000. The shares issued to consultants were valued using a Black-Scholes valuation using the following assumptions:

For the Year Ended December 31, 2022
Expected term	5 years
Expected average volatility	328% - 339%
Expected dividend yield	-
Risk-free interest rate	1.76% - 2.89%

Warrants

For the year ended December 31, 2021, the Company issued a total of 5,425 five-year warrants to Boustead Securities, LLC, an investment banking firm, with an exercise price of $10.00 per share. Upon the issuance of the warrant as compensation for its services as an investment banker, the warrant was categorized as equity and the fair value of $54,217 was recorded as transaction expense for the year ended December 31, 2021. On January 20, 2023, these warrants were exercised for a price of $10.00 with proceeds from the exercise recorded as additional paid in capital.

For the year ended December 31, 2022, the Company issued a total of 88,375 five-year warrants, with an exercise price of $10.00 per share. Included in the issuance was 18,375 warrants to Boustead Securities, LLC (“Boustead”) as compensation for its services as an underwriter. The warrants were categorized as equity and the fair value of $183,686 was recorded as a transaction expense. In November 2022, 23,800 warrants were cancelled upon a mutual agreement between the Company and Boustead.

As part of the IPO and underwriting agreements in January 2023, the Company issued to Boustead a total of 8,625 warrants, which expire in three years, and have an exercise price of $62.50 per share. On January 20, 2023, Boustead exercised 8,625 warrants in a cashless exercise transaction. In addition, 70,000 of additional outstanding warrants were exercised for a price of $10.00 with proceeds from the exercise recorded as additional paid in capital for the year ended December 31, 2023.

F-16

The following is a summary of warrant activity for the year ended December 31, 2023:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
Outstanding, December 31, 2022	70,000	$10.00	4.70	$-
Granted	8,625	10.00	-	-
Forfeited	-	-	-	-
Exercised	(78,625)	10.00	-	-
Outstanding, December 31, 2023	-	$-	-	$-
Exercisable, December 31, 2023	-	$-	-	$-

The following is a summary of warrant activity for the year ended December 31, 2022:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
Outstanding, December 31, 2021	5,425	$10.00	3.98	$-
Granted	88,375	10.00	4.74	-
Forfeited	(23,800)	-	-	-
Exercised	-	-	-	-
Outstanding, December 31, 2022	70,000	$10.00	4.70	$-
Exercisable, December 31, 2022	70,000	$10.00	4.70	$-

The Company utilizes the Black-Scholes model to value its warrants. The Company utilized the following assumptions for the warrants issued for the year ended December 31, 2022:

For the Year Ended December 31, 2022
Expected term	5 years
Expected average volatility	328% - 339%
Expected dividend yield	-
Risk-free interest rate	1.76% - 2.89%

NOTE 9 – STOCK COMPENSATION

On August 15, 2022, our Board of Directors (the “Board”) and our stockholders approved our 2022 Equity Incentive Plan (the “2022 Plan”). The 2022 Plan governs equity awards to our employees, directors, officers, consultants and other eligible participants. Initially, the maximum number of shares of our Common Stock that may be subject to awards under the 2022 Plan is 218,647. The maximum number of shares that are subject to awards under the 2022 Plan is subject to an annual increase equal to the lesser of (i) 50,000 shares of our Common Stock; (ii) a number of shares of our Common Stock equal to 4% of the prior year’s maximum number or (iii) such number of shares of our Common Stock as determined by the 2022 Plan administrator.

On April 12, 2024, the Board unanimously authorized and approved an amendment (“Plan Amendment”) to MGO’s 2022 Equity Incentive Plan (the “2022 Plan”) to increase the number of shares of the Company’s common stock, par value $0.00001 per share, (“Common Stock”) reserved for issuance under the 2022 Plan by an additional 182,451 shares of Common Stock. Such an increase resulted in a total of 451,188 shares of Common Stock being reserved under the 2022 Plan, of which 205,071 will be available for future awards. On April 17, 2024 (the “Record Date”), a majority of our stockholders consented to the Plan Amendment. In accordance with Rule 14c-2 of the Exchange Act, corporate actions described above will be effective no earlier than twenty (20) days after a Schedule 14C Information Statement has been mailed to our stockholders, which was mailed on April 29, 2024.

The types of awards permitted under the 2022 Plan include nonqualified stock options, qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and other awards. Each option shall be exercisable at such times and subject to such terms and conditions as the Board may specify.

Equity awards are generally granted with an exercise price equal to the market price of the Company’s ordinary shares at the date of grant; those options have ten-year contractual terms and vest according to the vesting plan as designated by management, generally between immediate vesting to three-year continued service term. Certain equity awards provide for accelerated vesting if there is a change in control, as defined in the plans.

The fair value of each option award is estimated on the date of grant using a Black Scholes option-pricing model. The Company uses historical option exercise and termination data to estimate the term the options are expected to be outstanding. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant. The expected dividend yield is calculated using historical dividend amounts and the stock price at the option issue date. The expected volatility is determined using the volatility of peer companies.

F-17

Stock Options

On August 1, 2023, MGO issued a total of 135,500 stock options of the Company’s Common Stock to certain directors and consultants of the Company at an exercise price of $50.00 per share and a vesting period which commenced on August 1, 2023. The remaining weighted average contractual life as of December 31, 2023 is 4.04 years.

The following is a summary of stock option activity for the year ended December 31, 2023:

	Number of Stock Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
Outstanding, December 31, 2022	-	$-	-	$-
Granted	135,500	50.00	5.00	-
Forfeited	(21,500)	-	-	-
Exercised	-	-	-	-
Outstanding, December 31, 2023	114,000	$50.00	4.04	$-
Exercisable, December 31, 2023	74,000	$50.00	4.04	$-

The Company estimated the fair value of the stock-based compensation using the Black Scholes Model with the following assumption inputs:

Expected life of the options	4.35-5.0
Fair value of Common Stock on grant date	$9.8 - $10.70
Expected volatility	95%
Expected dividend rate	0%
Risk-free interest rate	4.24% - 4.41%

For the years ended December 31, 2023 and 2022, the Company’s stock option compensation expense amounted to $867,110 and $0, respectively. The total unrecognized compensation cost related to stock options as of December 31, 2023 was $251,256.

Restricted Stock Units (“RSUs”)

For the year ended December 31, 2023, the Company’s compensation committee recommended to the Board of Directors and the Board approved the granting of certain RSUs to members of the senior leadership team.

The following is a summary of RSU activity for the year ended December 31, 2023:

	Number of Shares	Weighted Average Grant Date Fair Value
Outstanding as of December 31, 2022	-	$-
Granted	50,604	1.41
Cancelled	(7,973)	-
Vested	(2,458)	-
Outstanding as of December 31, 2023	40,172	$1.41

The aggregate fair value of RSU awards was $630,864 and valued at the closing price of the Company’s Common Stock on the date of grant. The Company recognized $359,311 stock compensation expense related to RSU awards for the year ended December 31, 2023. The total unrecognized compensation cost related to unvested RSUs as of December 31, 2023 was $166,111.

NOTE 10 – INCOME TAXES

At December 31, 2023 and 2022, the Company’s deferred income tax assets and liabilities were as follows:

	December 31, 2023	December 31, 2022
Deferred tax asset
Net operating loss carry forwards	$2,549,650	$632,385
Total deferred tax asset	2,549,650	632,385
Less: valuation allowance	(2,549,650)	(632,385)
Total deferred tax asset	-	-
Total deferred tax liabilities	-	-
Net deferred tax asset (liabilities)	$-	$-

F-18

The valuation allowance increased by $1,917,265 during the period from December 31, 2022 to December 31, 2023, as a result of the Company’s net operating losses for the year ended December 31, 2023. The Company has net operating loss carryforwards of approximately $10,059,777 for both U.S. federal and state tax purposes as of December 31, 2023 with no expiration date. Utilization of the net operating loss and tax credit carryforwards is subject to a substantial annual limitation due to the “ownership change” limitations provided by Section 382 and 383 of the Internal Revenue Code of 1986, as amended, and other similar state provisions. Any annual limitation may result in the expiration of net operating loss and tax credit carryforwards before utilization.

The Company has not recorded any income tax expense or benefit in the consolidated statements of operations for the years ended December 31, 2023 or 2022, due to the benefit of net operating losses in these periods. The reconciliation between the federal statutory income tax rate of 21% and the blended state income tax rate of 5.5% to the Company’s effective tax for the periods presented is as follows:

	Year Ended December 31,
	2023		2022
	Amount	Percent	Amount	Percent
Federal provision at statutory rate	$(1,409,660)	21.0%	$(604,245)	21.0%
State income taxes	(390,684)	5.5%	-	-
Non-deductible expenses	(116,921)	-	21,226	(0.7)%
Change in valuation allowance	1,917,265	-	583,019	(20.3)%
Effective tax rate	$-	0%	$-	0.0%

The Company’s effective tax rates differ from the federal statutory rate primarily due to the establishment of a valuation allowance.

The Company periodically evaluates the likelihood of the realization of deferred tax assets, and adjusts the carrying amount of the deferred tax assets by the valuation allowance to the extent the future realization of the deferred tax assets is not judged to be more likely than not. The Company considers many factors when assessing the likelihood of future realization of its deferred tax assets, including its recent cumulative earnings experience by taxing jurisdiction, expectations of future taxable income or loss, the carryforward periods available to the Company for tax reporting purposes and other relevant factors.

Future changes in the unrecognized tax benefit will have no impact on the effective tax rate due to the existence of the valuation allowance. The Company estimates that the unrecognized tax benefit will not change significantly within the next twelve months. The Company classifies income tax penalties and interest as part of general and administrative expense in its consolidated statements of operations. There were no interest or penalties accrued as of December 31, 2023 and 2022.

In the normal course of business, the Company is subject to examination by taxing authorities generally for a period of three years from the later of each return due date or date filed.

NOTE 11 – COMMITMENTS AND CONTINGENCIES

The Company is subject to credit, liquidity and market risks, as well as other payment-related risks, such as risks associated with the fraudulent use of credit or debit cards and customer banking information, which could have adverse effects on our business and revenues due to chargebacks from customers.

F-19

Legal Proceedings

We are not currently involved in any litigation that we believe could have a materially adverse effect in our financial condition or results of operations. From time to time, the Company is subject to legal proceedings, asserted claims and investigations in the ordinary course of business, including commercial claims, employment and other matters, which management considers immaterial, individually and in the aggregate. The Company makes a provision for a liability when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. The requirement for these provisions is reviewed at least quarterly and adjusted to reflect the impact of negotiations, settlements, rulings, advice of legal counsel and other information and events pertaining to a particular case. Litigation is inherently unpredictable and costly. Protracted litigation and/or an unfavorable resolution of one or more of proceedings, claims or investigations against the Company could have a material adverse effect on the Company’s consolidated financial position, cash flows or results of operations.

NOTE 12 – SEGMENT INFORMATION

Removed in its entirety due to the recast of discontinued operations of The Messi Store.

NOTE 13 – DISCONTINUED OPERATIONS

In accordance with ASC 205-20 Presentation of Financial Statements: Discontinued Operations, a disposal of a component of an entity or a group of components of an entity is required to be reported as discontinued operations if the disposal represents a strategic shift that has (or will have) a major impact on an entity’s operations and financial results when the components of an entity meet the criteria in ASC paragraph 205-20-45-10. In the period in which the component meets the held for sale or discontinued operations criteria the major assets, other assets, current liabilities and non-current liabilities shall be reported as a component of total assets and liabilities separate from those balances of the continuing operations. At the same time, the results of all discontinued operations, less applicable income taxes (benefit), shall be reported as components of net income (loss) separate from the income (loss) of continuing operations.

On March 21, 2024, the Company, Centric and LMM signed a Deed of Novation, Assignment and Assumption (the “Deed”) providing for MGOTeam1 to assign all of its rights and obligations under the existing Trademark License Agreement to Centric, and Centric has agreed to assume all of MGO’s rights and obligations in respect of the License Agreement, and the minimum guaranteed royalty amount due to LMM, with effect on and from March 21, 2024.

As a result of the Deed, the Company ceased operations of The Messi Store. The historical results of this business segment have been reflected as discontinued operations in our consolidated financial statements for all periods presented.

Subsequent to the receipt of the $2,000,000 in proceeds from Centric, MGOTeam1 paid MGO Global, Inc. $2,000,000 for payment on a $2,658,635 Intercompany Demand Note. The remaining balance of the Intercompany Demand Note of $658,635 is eliminated in consolidation.

Summary reconciliation of Discontinued Operations	December 31, 2023	December 31, 2022
Revenues	$1,690,949	$1,048,014
Cost of sales	1,044,048	419,573
Gross profit	646,901	628,441

Operating expenses
Selling, general, administrative expenses	250,899	1,336,176
Marketing and e-commerce expenses	988,399	515,673
Royalty expenses	1,269,556	1,273,105
Total operating expenses	2,508,854	3,125,451

Operating income (loss)	(1,861,953)	(2,497,513)

Interest expense	456	13,181
Gain on settlement of debt	(3,500)	-
Other expense	27,930	2,161
Total other expense	24,886	15,342

Net income (loss)	$(1,886,839)	$(2,512,855)
Less: net income (loss) attributable to non-controlling interest	(227,061)	(294,411)
Net income (loss) attributable to MGO stockholders	$(1,659,778)	$(2,217,444)

The following table presents a reconciliation of the carrying amounts of major classes of assets and liabilities of the Company classified as discontinued operations as of December 31, 2023 and 2022:

	December 31, 2023	December 31, 2022
Current assets
Cash	$98,466	$81,677
Accounts receivable	39,121	101,837
Inventories	117,531	69,546
Other current assets	7,864	7,864
Prepaid royalties		147,769
Prepaid expenses	4,721	-
Total current assets	267,703	408,693
Current liabilities
Accounts payable	115,333	684,466
Accrued liabilities	264,534	802,251
Current portion of loan payable	-	138,840
Total current liabilities	379,867	1,625,557

F-20

NOTE 14 – SUBSEQUENT EVENTS

Departure of Principal Financial Officer

On January 15, 2024, Vincent Ottomanelli resigned from his position as Chief Financial Officer of MGO. In connection with his resignation, on January 15, 2024, the independent contractor agreement between the Company and Mr. Ottomanelli, dated November 3, 2022, as amended, was terminated. Mr. Ottomanelli’s resignation did not result from any disagreement with the Company.

In connection with Mr. Ottomanelli’s resignation, the Board of Directors of the Company (the “Board”) approved the acceleration of the vesting date of 10,000 five-year stock options previously granted to Mr. Ottomanelli by changing the vesting date to January 15, 2024. The Board also approved a cash bonus of $13,500 to be paid to Mr. Ottomanelli in consideration of his meeting certain defined six-month performance objectives set forth by the Board of Directors for the second half of 2023, ended December 31, 2023, and is included in accrued payroll as of December 31, 2023. Mr. Ottomanelli has agreed to serve in a paid advisory role for a minimum of two (2) consecutive months to assist with the transition to the new Chief Financial Officer for which the Company will pay him a monthly cash fee of $5,000.

Appointment of Principal Financial Officer

Concurrently with Mr. Ottomanelli’s resignation, Dana Perez was appointed as the Chief Financial Officer of the Company effective as of January 15, 2024.

Ms. Perez will be paid an annual base salary of $165,000 and be eligible to receive an annual cash bonus equal to up to 20% of her base salary upon certain performance objectives being achieved by the Company. Ms. Perez was also granted 5,000 restricted stock units upon her appointment pursuant to the Company’s 2023 Equity Incentive Plan, which shall convert into restricted common stock of the Company on January 15, 2025. On April 2, 2024, the Board of MGO, at the recommendation of the Compensation Committee (the “Committee”), approved an increase in the base salary of Ms. Perez to $200,000 per annum, effective April 2, 2024. In addition, the Board approved an increase in the annual cash bonus which Ms. Perez will be entitled to receive based on her and the Company’s continued satisfaction of a combination of personal and Company’s goals. The annual cash bonus has been increased from ‘up to 20%’ to ‘up to 25%’ of Ms. Perez’s base salary.

The Board also approved the immediate granting of 5,000 restricted stock units (“RSUs”) in accordance with the MGO 2022 Equity Incentive Plan (the “Plan”). Subject to any acceleration provisions contained in the Plan or any other written agreement authorized by the Committee governing the terms of this award, these RSUs will vest on the one-year anniversary of their grant date, or April 2, 2025.

Loan Payable

On January 24, 2024, the Company entered into a loan with PayPal with an interest rate of 12%, principal balance of $85,000 and a monthly payment of $1,833 over the term of the loan, which is one year.

Intercompany Demand Note

On January 26, 2024, the MGO Global entered into a demand note with MGOTeam1 where MGOTeam1 promises to pay to MGO Global a principal amount of $2,658,635, with interest at 5.07% per annum. The payment is due on demand by MGO Global or such earlier date as required or permitted to be repaid. The demand note relates to royalty payments paid by MGO Global on behalf of MGOTeam1 under the Trademark License Agreement with LMM. The royalty payments made by MGO Global on behalf of MGOTeam1 were accounted for in the inter-company balances which were eliminated in consolidation as of December 31, 2023.

Issuance of Restricted Stock Units

On March 27, 2024, the Company issued to certain of its officers and consultants (in connection with services provided by such persons) stock options to purchase a total of 30,000 shares of the Company’s common stock with an exercise price of $0.41 per share under the MGO Global Inc. 2022 Equity Incentive Plan (“2022 Plan”). These stock options were subsequently canceled by the Company as described below.

Between January 1 and August 13, 2024, stock options to purchase a total of 114,000 shares of common stock were either canceled by the Board of Directors of the Company or forfeited due to the resignation of certain employees of the Company. There are no stock options outstanding as of August 13, 2024.

From January to August 13, 2024, the Company granted to certain of its directors, officers, employees and consultants (in connection with services provided by such persons) 58,487 restricted stock units which were to convert into the shares of common stock of the Company in accordance with the terms of respective grant agreements. Such restricted stock units were granted under the 2022 Plan. Of these awards issued during 2024, 32,500 were cancelled by the Board of Directors.

From January to August 13, 2024, the Company canceled 6,668 restricted stock units, which were originally issued in 2023.

From January to August 13, 2024, 59,491 restricted stock units were converted into shares of common stock of the Company in accordance with the terms of respective grant agreements. There are no restricted stock units outstanding as of August 13, 2024.

Between January 1 and August 13, 2024, the Company issued 389,237 shares of the Company’s restricted common stock to its directors, officers, employees and consultants (in connection with the services provided by such persons) pursuant to the 2022 Plan.

Between January 1 and August 13, 2024, the Company issued 69,000 shares of the Company’s restricted common stock to two new employees as a part of their compensation, approved by the Company’s Board of Directors, outside of the 2022 Plan.

Settlement Agreement with Former Chief Marketing Officer

On February 6, 2024, the Company and Matthew Harward entered into a Settlement Agreement and Release (the “Settlement Agreement”). Mr. Harward was employed by the Company as its Chief Marketing Officer from approximately October 2022 until September 29, 2023, pursuant to an Executive Employment Agreement signed on October 13, 2022 (the “Employment Agreement”). In November 2023, Mr. Harward informally asserted certain claims against the Company based on the Company’s alleged failure to meet its obligations under the Employment Agreement. The Company disputed those claims and informally asserted other disputed claims against Mr. Harward. Pursuant to the Settlement Agreement, the parties have agreed to release all mutual claims related to the Employment Agreement and the dispute. In consideration for Mr. Harward’s release of claims, the Company agreed to pay Mr. Harward the total sum of $200,000, comprised of $100,000 in cash and $100,000 in unregistered shares of the Company’s restricted common stock. The $200,000 is included in accrued liabilities as of December 31, 2023 and was subsequently paid out in February 2024.

Registration Statement on Form S-3

On February 12, 2024, the U.S. Securities and Exchange Commission deemed the Company’s shelf registration statement on Form S-3 (registration file number: 333-276680) (“Shelf Registration”) effective. Originally filed on January 24, 2024, the Shelf Registration will provide MGO with the flexibility to issue and sell securities if and when deemed appropriate and in the best interest of our stockholders.

This registration statement contains two prospectuses:

●	a base prospectus that covers the potential offering, issuance, and sale from time to time of our common stock, preferred stock, warrants, debt securities, and units in one or more offerings with a total value of up to $100,000,000; and

●	a sales agreement prospectus covering the potential offering, issuance, and sale from time to time of shares of our common stock having an aggregate gross sales price of up to $1,650,000 pursuant to an equity distribution agreement with Maxim Group LLC.

On June 7, 2024, MGO entered into an Amendment No. 1 (“Amendment”) to the equity distribution agreement for the ATM, whereby the offering size was amended to reflect an increase in the aggregate gross sales price from $1,650,000 to $3,389,384.

Reverse Stock Split

On February 22, 2024, the Board of Directors of the Company unanimously authorized and approved a reverse split of the issued and outstanding shares of the Company’s common stock, par value $0.00001 (the “Shares” or “Common Stock”), at a ratio of any whole number within the range between one-for-ten (1:10) and one-for-twenty-five (1:25), with such ratio to be determined in the discretion of the Registrant’s Board of Directors and with such action to be effected at such time and date as determined by the Board of Directors (the “Reverse Split”). The Reverse Split was authorized and approved by the Unanimous Written Consent of the Board of Directors and by the Action by Written Consent of the Stockholders holding the majority of the voting power of the Company, dated February 22, 2024. Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 was filed on March 11, 2024. On July 18, 2024, the reverse stock split became effective.

Assignment of Messi Trademark License Agreement to Centric Brands

On March 20, 2024, MGOTeam 1 LLC, a wholly owned subsidiary of MGO Global Inc., (together, “MGO” or the “Company”) entered into a term sheet with Centric Brands, LLC (“Centric”), providing for the terms and conditions for MGO to assign and Centric to assume the existing Trademark License Agreement (“License Agreement”), dated November 21, 2021 with an expiration date of December 31, 2024 (“Expiration Date”), between Leo Messi Management SL (“LMM”) and MGO. Pursuant to the term sheet, Centric will pay to MGO cash consideration of $2,000,000 and shall assume MGO’s minimum guarantee obligation to LMM under the License Agreement for payment due dates in 2024 amounting to €1,500,000. MGO received full payment of the $2,000,000 consideration on March 22, 2024.

F-21

On March 21, 2024, MGO, Centric and LMM signed a Deed of Novation, Assignment and Assumption (the “Deed”) providing for MGO to assign all of its rights and obligations under the License Agreement to Centric, and Centric has agreed to assume all of MGO’s rights and obligations in respect of the License Agreement with effect on and from March 21, 2024.

More specifically, in accordance with the Deed, MGO assigns to Centric all ownership of, and rights and benefits in and to the License Agreement, together with any and all collateral material used or useful in the exploitation of the rights granted under the License Agreement until the Expiration Date and the applicable sell-off period. This includes, non-exhaustively and without limitations, the (i) design files in illustrator/jpeg formats; (ii) tech packs; and (iii) email customer list and website sales and visitor data. Further, effective no later than March 30, 2024, or such other date as may be agreed by MGO and Centric, Centric undertakes to take over the online store operated under the domain www.themessistore.com (“The Messi Store”), owned by LMM, and continue its operations. Centric warrants that it will keep downtime during the transfer of the domain to a minimum, maintain substantially all of the current functionality of The Messi Store, replace shipping and logistics, and continue the sale of merchandise. All costs associated and liabilities with the transfer of The Messi Store following such transfer and its future operation are assumed by Centric. Until the date of such transfer, MGO will continue to operate The Messi Store.

Centric paid MGO the $2,000,000 cash consideration in full on March 22, 2024.

Payment of Accrued Executive Compensation

On March 22, 2024, the Company paid accrued executive compensation of $221,588 for 2023 bonus accrued as of December 31, 2023, which we previously approved by the Compensation Committee. The Company also paid out $113,470 in bonus compensation for achievement of milestones in 2024 as denoted in the 2024 Executive Compensation Plan.

Amendments to Executive Employment Agreements

On March 27, 2024, the Board approved and adopted the Company’s 2024 Executive Compensation Plan, which describes MGO’s compensation philosophy and policies as applicable to the named executive officers for 2024, and explains the structure and rationale associated with each material element of the executives’ compensation. In accordance with the 2024 Executive Compensation Plan, on March 27, 2024, the Board approved, and the Company entered into, amended executive employment agreements with Maximiano Ojeda, Chief Executive Officer; Virginia Hilfiger, Chief Brand Officer and Julian Groves, Chief Operating Officer, retroactively effective on January 1, 2024.

Ojeda Employment Agreement

On March 27, 2024, the Company entered into Amendment No. 1 to the Amended and Restated Executive Employment Agreement, dated October 13, 2022, with Mr. Ojeda, providing for Mr. Ojeda’s annual base salary to be increased to $325,000 from $180,000; a decrease in Mr. Ojeda’s annual cash bonus from up to 100% to up to 25% based on the achievement of predetermined performance goals to be determined by the Board; a new monthly automobile allowance equal to $1,000 per month; a life insurance policy and a disability insurance policy; a five-year option to purchase a total of 10,000 shares of the Company’s common stock with the exercise price equal to 110% of the closing price of the Company’s common stock on the trading date immediately preceding the date of the grant, as reported on the Nasdaq Stock Market, LLC; and a grant of 10,000 restricted stock units, which shall vest and convert into shares of the Company’s common stock in equal installments quarterly over the 2024 fiscal year.

Hilfiger Employment Agreement

On March 27, 2024, the Company entered into Amendment No. 1 to the Amended and Restated Executive Employment Agreement, dated October 13, 2022, with Ms. Hilfiger providing for Ms. Hilfiger’s annual base salary to be increased to $250,000 from $144,000; a decrease in Ms. Hilfiger’s annual cash bonus from up to 100% to up to 25% based on the achievement of predetermined performance goals to be determined by the Board; a new monthly automobile allowance equal to $1,000 per month; a five-year option to purchase a total of 10,000 shares of the Company’s common stock with the exercise price equal to 110% of the closing price of the Company’s common stock on the trading date immediately preceding the date of the grant, as reported on the Nasdaq Stock Market, LLC; and a grant of 10,000 restricted stock units, which shall vest and convert into shares of the Company’s common stock in equal installments quarterly over the 2024 fiscal year.

Groves Employment Agreement

On March 27, 2024, the Company entered into Amendment No. 1 to the Amended and Restated Executive Employment Agreement, dated October 13, 2022, with Mr. Groves providing for Mr. Groves’ annual base salary to be increased to $250,000 from $130,000; a decrease in Mr. Groves’ annual cash bonus from up to 100% to up to 25% based on the achievement of predetermined performance goals to be determined by the Board; a new monthly automobile allowance equal to $1,000 per month; a five-year option to purchase a total of 10,000 shares of the Company’s common stock with the exercise price equal to 110% of the closing price of the Company’s common stock on the trading date immediately preceding the date of the grant, as reported on the Nasdaq Stock Market, LLC; and a grant of 10,000 restricted stock units, which shall vest and convert into shares of the Company’s common stock in equal installments quarterly over the 2024 fiscal year.

Amendment to 2022 Equity Incentive Plan

On April 12, 2024, the Board unanimously authorized and approved an amendment (“Plan Amendment”) to MGO’s 2022 Equity Incentive Plan (the “2022 Plan”) to increase the number of shares of the Company’s common stock, par value $0.00001 per share, (“Common Stock”) reserved for issuance under the 2022 Plan by an additional 182,541 shares of Common Stock. Such increase will result in a total of 451,188 shares of Common Stock being reserved under the 2022 Plan, of which 205,071 will be available for future awards. On April 17, 2024 (the “Record Date”), a majority of our stockholders consented to the Plan Amendment.

In accordance with Rule 14c-2 of the Exchange Act, corporate actions described above will be effective no earlier than twenty (20) days after a Schedule 14C Information Statement has been mailed to our stockholders, which was mailed on April 29, 2024. The amendment became effective May 19th, 2024.

Nasdaq Deficiency Notices and Request for Hearing

On April 17, 2024, the Company received a notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that 180 calendar day period that it had been provided by Nasdaq to regain compliance with Nasdaq Listing Rule 5550(a)(2) on April 16, 2024 did not result in the Company regaining compliance. As a consequence, the Company is not eligible for a second 180 day period, because the Company does not meet the $5,000,000 minimum stockholders’ equity requirement for initial listing on The Nasdaq Capital Market. In addition, the Notice informed the Company that in light of the foregoing and in accordance with Nasdaq Listing Rule 5810(c)(2)(A), the Nasdaq staff could no longer accept a plan for the Company to regain compliance with Listing Rule 5550(b)(1) and this matter has become an additional and separate basis for delisting the Company’s securities from Nasdaq.

The Notice further stated unless the Company requests an appeal of the above determination by April 24, 2024, Nasdaq has determined that the Company’s securities will be scheduled for delisting from The Nasdaq Capital Market and will be suspended at the opening of business on April 26, 2024, and a Form 25-NSE will be filed with the SEC, which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

On April 18, 2024, the Company formally requested a hearing before Nasdaq’s Hearings Panel (the “Panel”) and such request was granted by Nasdaq on April 19, 2024. The hearing date is scheduled for May 30, 2024.

On May 30, 2024, senior members of MGO’s executive team and the Company’s SEC counsel participated in the hearing before the Nasdaq’s Hearings Panel and endeavored to address all questions and concerns posed by the panelists relating to the Company’s plan to regain compliance with the continued listing standards (the “Plan”) – the Plan was formally submitted to the members of the Nasdaq Hearings Panel on May 8, 2024. In accordance with the Plan, MGO requested at least until August 15, 2024 to evidence compliance with the Equity Rule and Bid Price Rule for continued listing on The Nasdaq Capital Market through execution of the Plan.

On June 14, 2024, MGO received notice from Nasdaq confirming that the Nasdaq Hearings Panel (the “Panel”) has determined to grant the request of MGO to continue its listing on The Nasdaq Stock Market subject to the following:

1. On or before July 15, 2024, the Company will effect a reverse stock split at a ratio of 1-for-10. See Note 1 and 11.

2. On or before August 15, 2024, the Company will (a) complete the transactions described to the Panel to achieve compliance with Listing Rule 5550(b)(1) (or its alternatives) and (b) demonstrate compliance with Listing Rule 5550(a)(2) by evidencing a closing bid price of $1.00 or more per share for a minimum of ten (10) consecutive trading sessions;

3. On or before August 21, 2024, the Company must file a Form 8-K describing these transactions and indicating its post-transaction equity. The Company may do so with a balance sheet no older than 60 days containing pro forma adjustments for significant transactions or events occurring on or before the report date. Alternatively, the Company can provide an affirmative statement that, as of the date of the report, it believes it has regained compliance with the stockholders’ equity requirement based upon the specific transactions or events described; and

4. At the time of filing the Form 8-K, the Company must demonstrate compliance with all other applicable requirements for continued listing on the Nasdaq Capital Market. The Company filed an 8-K on August 12, 2024, stating its compliance with the minimum equity requirement on August 9, 2024.

Business Combination Agreement with Heidmar, Inc.

On June 18, 2024, MGO entered into a definitive Business Combination Agreement and Plan of Merger (the “Business Combination Agreement”) with Heidmar, Inc., (“HMI”), a company organized under the laws of the Republic of the Marshall Islands; Heidmar Maritime Holdings Corp., a company organized under the laws of the Republic of the Marshall Islands (“Holdings”); HMR Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Holdings (“Merger Sub”); and Rhea Marine Ltd. and Maistros Shipinvest Corp (the “HMI Shareholders”). The Company, Merger Sub, Holdings, HMI and HMI Shareholders are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.”

Pursuant to the Business Combination Agreement, the Parties will effect a business combination involving the following transactions (collectively, the “Business Combination”):

(a)	Merger Sub will merge (the “Merger”) with and into the MGO, with MGO continuing as the surviving entity and a wholly owned subsidiary of Holdings;
(b)	all of the issued and outstanding shares of common stock of MGO (the “MGO Common Stock”) prior to the effective time of the Merger will be converted into the right to receive common shares of Holdings (the “Holdings Common Shares”) on a one-for-one basis;
(c)	immediately after the effective time of the Merger, the HMI Shareholders will transfer all the outstanding shares of common stock of HMI (the “HMI Shares”) to Holdings (the “HMI Share Acquisition”), with HMI becoming a wholly owned subsidiary of Holdings; and
(d)	Holdings shall issue to the HMI Shareholders (i) at the closing of the Business Combination (the “Closing”), a number of Holdings Common Shares equal to (x) the number of the Company’s outstanding shares of common stock on a fully diluted and as-converted basis immediately prior to the effective time of the Merger, times (y) 16.6667, divided by (z) the number of outstanding HMI Shares immediately prior to the HMI Share Acquisition and (ii) after the Closing and upon the satisfaction of certain earnout conditions set forth in the Business Combination Agreement, additional Holdings Common Shares equal to 10% of the shares issued to the Heidmar Shareholders on the Closing.

MGO expects that the holders of MGO Common Stock and the Heidmar Shareholders will hold 5.66% and 94.34% (inclusive of shares to be distributed to advisors), respectively, of the Holdings Common Shares after the Closing, which is expected to occur late in the third quarter of 2024.

F-22

MGO GLOBAL INC.

CONSOLIDATED BALANCE SHEETS

	As of September 30, 2024 (Unaudited)	As of December 31, 2023 (Audited)
Assets
Current assets:
Cash and cash equivalents	$1,435,288	$836,446
Accounts receivable	15,998	25,352
Inventories	1,049,359	607,022
Prepaid expenses	56,979	178,425
Other current assets	7,500	7,500
Current assets from discontinued operations	10,135	267,703
Total current assets	2,575,259	1,922,448

Property and equipment, net	238,384	319,462
Total assets	2,813,643	2,241,910

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	51,170	184,677
Accounts payable - related party	2,769	5,678
Accrued liabilities	40,340	216,297
Accrued payroll	58,648	533,643
Loan payable	27,788	-
Current liabilities from discontinued operations	1,529	379,867
Total current liabilities	182,244	1,320,162
Total liabilities	182,244	1,320,162

Commitments and contingencies (Note 4)

Stockholders’ equity:
Preferred stock, par value, $.00001, authorized 20,000,000 shares, nil outstanding	-	-
Common stock, par value $0.00001, authorized 150,000,000 shares; 2,904,001 and 1,426,613 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	29	14
Additional paid-in capital	19,874,872	14,450,217
Accumulated deficit	(16,884,132)	(12,940,040)
Total MGO stockholders’ equity	2,990,769	1,510,191
Non-controlling interest	(359,370)	(588,443)
Total stockholder’s equity	2,631,399	921,748
Total liabilities and stockholders’ equity	$2,813,643	$2,241,910

See accompanying condensed notes to these unaudited consolidated financial statements.

F-23

MGO GLOBAL INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Revenues, net	$565,400	$1,054,161	$2,661,253	$2,823,601
Cost of sales	72,414	235,003	586,502	761,473
Gross profit	492,986	819,158	2,074,751	2,062,128

Operating expenses:
Selling, general and administrative expenses	1,386,146	1,827,926	5,711,978	3,325,737
Marketing and e-commerce expenses	464,571	1,022,732	2,026,263	2,362,606
Total operating expenses	1,850,717	2,850,658	7,738,241	5,688,343

Operating loss	(1,357,731)	(2,031,500)	(5,663,490)	(3,626,215)

Other (income) expenses:
Interest expense	4,454	-	8,403	-
Interest income	(15,381)	-	(16,151)	(29,876)
Other (income) expenses, net	-	-	(2,715)	-
Total other (income) expenses	(10,927)	-	(10,463)	(29,876)

Net loss from continuing operations	(1,346,804)	(2,031,500)	(5,653,027)	(3,596,339)
Net income (loss) from discontinued operations	44,237	(520,613)	1,938,008	(1,574,104)
Net loss	$(1,302,567)	$(2,552,113)	$(3,715,019)	$(5,170,443)
Less: net income (loss) attributable to noncontrolling interest	5,229	(62,800)	229,073	(185,556)
Net loss attributable to MGO stockholders	$(1,307,796)	$(2,489,313)	$(3,944,092)	$(4,984,887)

Basic and diluted weighted average shares outstanding	2,507,442	1,424,154	1,953,276	1,408,517
Basic and diluted net loss per share to MGO stockholders on continuing operations	$(0.54)	$(1.43)	$(2.89)	$(2.55)
Basic and diluted net income (loss) per share to MGO stockholders on discontinued operations	$0.02	$(0.37)	$0.99	$(1.12)
Basic and diluted net income (loss) per share to MGO stockholders	$(0.52)	$(1.79)	$(1.90)	$(3.67)

See accompanying condensed notes to these unaudited consolidated financial statements.

F-24

MGO GLOBAL INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

(UNAUDITED)

	Common Stock		Additional Paid-In	Accumulated	Total MGO Stockholders’ Equity	Stock Subscription	Non- controlling	Total Stockholders’ Equity
	Shares	Amount	Capital	Deficit	(deficit)	Receivable	Interests	(deficit)

Balance at December 31, 2022	1,168,923	$12	$4,963,445	$(5,796,636)	$(833,179)	-	$(361,382)	$(1,194,561)

Share issuance for cash	172,500	1	7,622,353	-	7,622,354	-	-	7,622,354
Cashless exercise of warrants	12,731	-		-	-	-	-	-
Cash received from exercise of warrants	70,000	1	699,999	-	700,000	-	-	700,000
Net loss	-	-	-	(1,158,056)	(1,158,056)	-	(62,069)	(1,220,125)
Balance at March 31, 2023	1,424,154	$14	$13,285,797	$(6,954,692)	$6,331,119	-	$(423,451)	$5,907,668
Net loss	-	-	-	(1,337,518)	(1,337,518)	-	(60,687)	(1,398,205)
Balance at June 30, 2023	1,424,154	$14	13,285,797	$(8,292,210)	$4,993,601	-	$(484,138)	$4,509,463
Stock Compensation Expense	-	-	673,624	-	673,624	-	-	673,624
Net loss	-	-	-	(2,489,313)	(2,489,313)	-	(62,800)	(2,552,113)
Balance at September 30, 2023	1,424,154	$14	13,959,421	$(10,781,523)	$(3,177,912)	-	(546,938)	2,630,974

Balance at December 31, 2023	1,426,613	$14	$14,450,217	$(12,940,040)	$1,510,191	-	$(588,443)	$921,748

Stock issued for settlement	23,202	-	99,999	-	99,999		-	99,999
Stock issued for vested restricted stock awards	46,243	1	192,515	-	192,516		-	192,516
Stock issued for cash	157,983	1	572,314	-	572,315	130,249	-	702,564
Stock compensation expense	-	-	193,146	-	193,146	-	-	193,146
Net income (loss)	-	-	-	(164,644)	(164,644)	-	227,807	63,163
Balance at March 31, 2024	1,654,040	$16	$15,508,191	$(13,104,684)	$2,403,523	130,249	$(360,636)	$2,173,136
Stock issued for vested restricted stock awards	345,786	4	1,295,991	-	1,295,995	-	-	1,295,995
Stock issued for cash	100,698	1	1,093,217	-	1,093,218	(130,249)	-	962,969
Stock compensation expense	-	-	9,451	-	9,451	-	-	9,451
Net loss	-	-	-	(2,471,652)	(2,471,652)	-	(3,963)	(2,475,615)
Balance at June 30, 2024	2,100,524	$21	$17,906,850	$(15,576,336)	$2,330,535	-	$(364,599)	$1,965,936
Stock issued for settlement of accounts payable	53,638	1	131,949	-	131,950	-	-	131,950
Stock issued for vested restricted stock awards	110,500	1	285,860	-	285,861	-	-	285,861
Stock issued for cash	522,757	5	1,550,214	-	1,550,219	-	-	1,550,219
Round up of shares due to reverse stock split	116,582	1	(1)	-	-	-	-	-
Net loss	-	-	-	(1,307,796)	(1,307,796)	-	5,229	(1,302,567)
Balance at September 30, 2024	2,904,001	29	19,874,872	(16,884,132)	2,990,769	-	(359,370)	2,631,399

See accompanying condensed notes to these unaudited consolidated financial statements.

F-25

MGO GLOBAL INC.

CONSOLIDATED STATEMENTS OF CASH FLOW

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

(UNAUDITED)

	For the Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(3,715,019)	$(5,170,443)
Net income (loss) from discontinued operations	1,938,008	(1,574,104)
Net loss from continuing operations	(5,653,027)	(3,596,339)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expenses	81,590	38,321
Stock compensation expense	1,976,962	673,624
Net changes in operating assets and liabilities:
Accounts receivable	9,354	(44,274)
Inventory	(442,337)	(479,375)
Prepaid expenses	146,446	(388,238)
Other current assets	-	(7,500)
Accounts payable - related party	(2,909)	(22,533)
Accrued payroll	(474,995)	(643,030)
Accounts payable and accrued liabilities	1,622,298	(2,071,651)
Net cash used in continuing operating activities	(2,736,618)	(6,540,995)
Net cash provided by (used in) discontinued operating activities	(1,978,857)	144,432
Net cash used in operating activities	(4,715,475)	(6,396,563)

Cash flows from investing activities:
Purchases of property and equipment	(512)	(179,853)
Net cash used in investing activities	(512)	(179,853)
Net cash provided by discontinued investing activities	2,000,000	-
Net cash provided by (used in) investing activities	1,999,488	(179,853)

Cash flows from financing activities:
Shares issued for cash, net	3,215,752	7,622,354
Cash received from exercise of warrants	-	700,000
Payment for investment advisor services	(25,000)	-
Principle payment on loan payable	(57,212)	-
Borrowings from loan payable	85,000	-
Net cash provided by continuing financing activities	3,218,540	8,322,354
Net cash provided by discontinued financing activities	-	(138,840)
Net cash provided by financing activities	3,218,540	8,183,514

Net increase in cash and cash equivalents	502,553	1,607,098
Cash and cash equivalents at beginning of period, including discontinued operations	934,911	113,952
Cash and cash equivalents at end of period, including discontinued operations	1,437,464	1,721,050
Less cash from discontinued operations	(2,176)	(88,271)
Cash and cash equivalents at the end of the period	$1,435,288	1,632,779

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$14,364	-

Non-cash financing activities
Stock issued for legal settlement	$99,999
Stock issued for settlement of accounts payable	$131,950	-

See accompanying condensed notes to these unaudited consolidated financial statements.

F-26

MGO GLOBAL INC.

CONDENSED NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

NOTE 1 – ORGANIZATION AND OPERATIONS

Founded in October 2018 and headquartered in Florida with remote employees and specialty contractors in London, New York and Latin America, MGO Global Inc. (“MGO,” “MGO Global,” the “Company,” “we,” “our” and “us”) has built a brand acceleration platform with a focus on the acquisition, optimization and monetization of consumer brands across multiple categories. Our mission is to provide customers with unmatched variety, quality and shopping experience, while adding considerable value for MGO’s shareholders.

Our accomplished leadership team encompasses decades of experience in building successful global lifestyle brands, including fashion design, marketing, technology, corporate finance and branding. We strive to continually push innovation and evolution of the consumer product cycle without compromising quality and design integrity. Through our end-to-end, scalable brand-building platform, backed by robust consumer behavioral data, we are engaged in nurturing digitally native brands that will thrive in the modern Direct to Consumer (“DTC”) economy.

We operate our business through three subsidiaries: Americana Liberty, LLC; MGO Digital LLC and MGOTeam1, LLC (“MGOTeam1”).

On July 18, 2024, the Company effected a reverse stock split on the Company’s common stock at a ratio of 1-for-10.

Stand Flagpoles/Americana Liberty, LLC

On March 13, 2023, we obtained a royalty-free, worldwide and exclusive license (the “License”) to the use of certain assets of Stand Co., LLC (“Stand”) for all purposes in exchange for payment of $1.00 by the Company. The license is in perpetuity. Licensed assets include all rights to all stock keeping units (“SKU”) of Stand sold under the names: “Roosevelt Premium 25 foot Telescoping Flag Pole Kit,” “20 Foot Telescoping Flag Pole Kit” and “LED Solar Flag Pole Light;” any intellectual property and other intangible property related to SKUs, including but not limited to all rights to the brand name Stand Flagpoles, domain and website www.standflagpoles.com, the Meta pages associated with Stand Flagpoles brand name (in Facebook and Instagram); all manufacturer, distributor and customer contracts and relationships for SKUs; marketing materials; any commercialization rights; domain and administrative access to Stand’s Shopify account, Facebook Assets & Accounts; all historical digital and non-digital assets; and customer database since inception.

In support of our flagpole business, we formed a wholly owned subsidiary, Americana Liberty, LLC (“Americana Liberty”), on March 13, 2023, which was created to advertise and sell the licensed line of Stand Flagpoles and other related products, along with an expanding line of patriotic-themed products to be developed and marketed to consumers under our new Americana Liberty brand.

In addition, on May 11, 2023, we executed a 12-month consulting agreement with Jason Harward, the owner of Stand Co. and nephew of our former Chief Marketing Officer of the Company. The consultant shall furnish the Company with business continuity and consulting services, substantially similar to the following: provide general advice and counsel regarding the establishment of systems and processes for direct-to-consumer (“DTC”) and e-commerce sales and operations; provide subject matter and product-level expertise in the area of flag-poles, flags, and related products; provide consultation regarding product sourcing and distribution; and assist with the establishment, operation, optimization, and maintenance of DTC and e-commerce platforms on behalf of the Company. Consultant was compensated for services through a combination of cash or immediately available funds and restricted stock units or shares of the Company’s stock as follows: (1) cash in the amount of $150,000, paid on September 30, 2023; (2) cash in the amount of $200,000, paid on January 10, 2024, upon satisfactory performance of the consultant’s obligations under the agreement; and (3) 15,000 restricted stock units of the Company issuable on May 11, 2023. The Company recorded $51,587 and $109,679 as stock-based compensation expense for the fair value of the restricted stock units awarded as of September 30, 2024 and December 31, 2023, respectively. The consulting agreement ended May 2024.

MGO Digital LLC

In November 2022, we formed MGO Digital LLC to leverage data analytics, advanced technology-enabled marketing and our leadership team’s industry relationships and expertise to identify, incubate and test market new proprietary brands and brand concepts.

F-27

The Messi Store/MGOTeam 1 LLC

MGOTeam1 designed, manufactured, licensed, distributed, advertised and sold a range of products under the soccer legend Lionel (“Leo”) Messi brand, Messi Brand. The Messi Brand is a premium lifestyle brand with a sporty edge and sold its products direct to consumers through the website www.themessistore.com.

In October 2018, the Company entered into a Trademark License Agreement with Leo Messi Management SL (“LMM”). LMM granted the Company a worldwide non-exclusive license in order to use Leo Messi’s trademarks with the purpose of developing, manufacturing, trading and promoting the Messi Brand products.

On November 20, 2021, the Company entered into a new Trademark License Agreement (“Messi License”) with LMM to have the worldwide license to use Leo Messi’s trademarks for the purpose of developing, manufacturing, marketing and promoting his products. The Company is to pay LMM a minimum guaranteed amount on account of royalties amounting to Four Million Euros (€4,000,000) over the four-year agreement, net of taxes with the last payment due on November 15, 2024.

On March 21, 2024, MGOTeam1 assigned the Messi License to Centric Brands, LLC (“Centric”), which paid MGOTeam1 $2,000,000 in cash and assumed the obligation to pay the minimum guaranteed amount due to LMM in 2024. The Company accounted for The Messi Store segment as discontinued operations. See Note 10.

Business Combination Agreement with Heidmar, Inc.

On June 18, 2024, MGO entered into a definitive Business Combination Agreement and Plan of Merger (the “Business Combination Agreement”) with Heidmar, Inc., (“HMI”), a company organized under the laws of the Republic of the Marshall Islands; Heidmar Maritime Holdings Corp., a company organized under the laws of the Republic of the Marshall Islands (“Holdings”); HMR Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Holdings (“Merger Sub”); and Rhea Marine Ltd. and Maistros Shipinvest Corp (the “HMI Shareholders”). The Company, Merger Sub, Holdings, HMI and HMI Shareholders are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.”

Pursuant to the Business Combination Agreement, the Parties will effect a business combination involving the following transactions (collectively, the “Business Combination”):

(a)	Merger Sub will merge (the “Merger”) with and into the MGO, with MGO continuing as the surviving entity and a wholly owned subsidiary of Holdings;
(b)	all of the issued and outstanding shares of common stock of MGO (the “MGO Common Stock”) prior to the effective time of the Merger will be converted into the right to receive common shares of Holdings (the “Holdings Common Shares”) on a one-for-one basis;
(c)	immediately after the effective time of the Merger, the HMI Shareholders will transfer all the outstanding shares of common stock of HMI (the “HMI Shares”) to Holdings (the “HMI Share Acquisition”), with HMI becoming a wholly owned subsidiary of Holdings; and
(d)	Holdings shall issue to the HMI Shareholders (i) at the closing of the Business Combination (the “Closing”), a number of Holdings Common Shares equal to (x) the number of the Company’s outstanding shares of common stock on a fully diluted and as-converted basis immediately prior to the effective time of the Merger, times (y) 16.6667, divided by (z) the number of outstanding HMI Shares immediately prior to the HMI Share Acquisition and (ii) after the Closing and upon the satisfaction of certain earnout conditions set forth in the Business Combination Agreement, additional Holdings Common Shares equal to 10% of the shares issued to the Heidmar Shareholders on the Closing.

MGO expects that the holders of MGO Common Stock and the Heidmar Shareholders will hold 5.66% and 94.34% (inclusive of shares to be distributed to advisors), respectively, of the Holdings Common Shares after the Closing, which is expected to occur late in the fourth quarter of 2024.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and with the instructions to Form 10-Q and Article 8 of Regulation S-X of the United States Securities and Exchange Commission (“SEC”). Accordingly, they do not contain all information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements.

F-28

The accompanying unaudited consolidated interim financial statements should be read in conjunction with the audited consolidated financial statements and related notes thereto for the year ended December 31, 2023 included in the Company’s Annual Report on Form 10-K, Form 10-K/A and Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on April 1, 2024, June 3, 2024 and August 13, 2024, respectively. Interim results for the three and nine months ended September 30, 2024 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2024.

In the opinion of the Company’s management, the accompanying unaudited consolidated financial statements contain all of the adjustments necessary (consisting only of normal recurring accruals) to present the financial position of the Company as of September 30, 2024 and the results of operations and cash flows for the periods presented. The results of operations for the three and nine months ended September 30, 2024 are not necessarily indicative of the operating results for the full fiscal year or any future period. Management acknowledges its responsibility for the preparation of the accompanying unaudited consolidated financial statements which reflect all adjustments, consisting of normal recurring adjustments, considered necessary in its opinion for a fair statement of its consolidated financial position and the consolidated results of its operations for the periods presented.

MGOTeam1 was formed on October 11, 2018, and the Company entered into a Rollover Agreement by and among MGOTeam1 and members of MGOTeam1 on December 6, 2021. All of the members of MGOTeam1, except for one member who owns a 11.82% membership interest in MGOTeam1, exchanged all of their membership interests in MGOTeam1 for 881,800 shares of the Company’s common stock. A sole MGOTeam1 member did not rollover its 11.82% membership interest in MGOTeam1 to the Company as of December 6, 2021, and remains a member in MGOTeam1.

We account for the 11.82% minority interest in MGOTeam1 as non-controlling interest. Both the Company and MGOTeam1 were under common control, the series of contractual arrangements between the Company and MGOTeam1 on December 6, 2021 constituted a reorganization under common control and are required to be retrospectively applied to the consolidated financial statements at their historical amounts.

Principles of Consolidation

The unaudited consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company transactions and balances have been eliminated in consolidation.

Reclassifications

Certain amounts in prior periods have been reclassified to reflect the impact of the discontinued operations treatment in order to conform to the current period presentation. In addition, on July 18, 2024, the Company effected a reverse stock split at a ratio of 1-for-10. Accordingly, the financial statements presented in this Form 10-Q have been adjusted to reflect the reverse stock split historically.

Discontinued Operations

On March 20, 2024, MGOTeam1 entered into a term sheet with Centric, providing for the terms and conditions for MGOTeam1 to assign and Centric to assume the existing Trademark License Agreement (“License Agreement”), dated November 21, 2021, with an expiration date of December 31, 2024 (“Expiration Date”), between Leo Messi Management SL (“LMM”) and MGOTeam1. Pursuant to the term sheet, Centric assumed the Company’s minimum guarantee obligation to LMM under the License Agreement for payment due dates in 2024 amounting to €1,500,000. MGO received full payment of the $2,000,000 consideration on March 22, 2024.

On March 21, 2024, the Company, Centric and LMM signed a Deed of Novation, Assignment and Assumption (the “Deed”) providing for MGOTeam1 to assign all of its rights and obligations under the License Agreement to Centric, and Centric agreed to assume all of MGO’s rights and obligations in respect of the License Agreement with effect on and from March 21, 2024. No other assets or liabilities were assumed. See Note 10.

F-29

Use of Estimates

The preparation of the unaudited consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Our most critical estimates include those related to stock-based compensation, inventory and inventory allowance valuation. On an ongoing basis, we evaluate our estimates and assumptions. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash equivalents consist of highly liquid investments with maturities of three months or less when purchased. The Company maintains its cash with high credit quality financial institutions; at times, such balances with any one financial institution may exceed Federal Deposit Insurance Corporation (“FDIC”) insured limits. As of September 30, 2024 and December 31, 2023, the Company had $1,177,368 and $586,446 in excess of the FDIC limit for cash from continuing operations, respectively.

Accounts Receivable

Accounts receivables are carried at their estimated collectible amounts, net of any estimated allowances for credit losses. We grant unsecured credit to our wholesale customers who are deemed creditworthy. Ongoing credit evaluations are performed, and potential credit losses estimated by management are charged to operations on a regular basis. At the time any particular account receivable is deemed uncollectible, the balance is charged to the allowance for doubtful accounts. As of September 30, 2024 and December 31, 2023, the Company had no allowance for credit losses from continuing operations.

Inventory

Inventory consists of raw materials and finished goods ready for sale and is stated at the lower of cost or net realizable value. We value inventories using the weighted average costing method. Net realizable value is the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. We regularly review inventory and consider forecasts of future demand, market conditions and product obsolescence. If the estimated realized value of our inventory is less than cost, we make provisions in order to reduce its carrying value to its estimated net realizable value. The write downs are recognized as a component of cost of sales. As of September 30, 2024 and December 31, 2023, the Company had no reserve for inventory obsolescence impairment from continuing operations.

Property and Equipment, Net

Property and equipment is recorded at cost. Expenditures for renewals and improvements that significantly add to the productivity capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the accounts and the resultant gain or loss is reflected in income. Depreciation is provided using the straight-line method, based on useful lives of the assets which is three years for computers, equipment and software. Depreciation expense from continuing operations for the nine months ended September 30, 2024 and 2023 was $81,590 and $38,321, respectively.

Classification	Useful Life	September 30, 2024 (unaudited)	December 31, 2023
Computer equipment and software	3 years	$309,286	$308,774
Furniture	3 years	17,191	17,191

Less: Accumulated depreciation		(88,903)	(6,503)
Property and equipment, net		$238,384	$319,462

Revenue Recognition

The Company recognizes revenues when its customer obtains control of promised goods or services, in an amount that reflects the consideration which it expects to receive in exchange for those goods. The Company recognizes revenues following the five step model prescribed under ASU No. 2014-09: (i) identify contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenues when (or as) we satisfy the performance obligation.

F-30

Revenue transactions associated with the sale of Stand Flagpoles products comprise a single performance obligation, which consists of the sale of products to customers either through direct wholesale or online sales through our website www.standflagpoles.com. We satisfy the performance obligation and record revenues when transfer of control to the customer has occurred, based on the terms of sale. A customer is considered to have control once they are able to direct the use and receive substantially all of the benefits of the product. Control is transferred to wholesale customers upon shipment or upon receipt depending on the country of the sale and the agreement with the customer. Control transfers to online customers at the time upon receipt of the goods. The transactions price is determined based upon the invoiced sales price, less anticipated sales returns, discounts and miscellaneous claims from customers. Payment terms for wholesale transactions depend on the country of sale or agreement with the customer and payment is generally required within 30 days or less of shipment to or receipt by the wholesale customer. Payment is due at the time of sale for direct wholesale and online transactions.

For the three and nine months ended September 30, 2024 and 2023, the Company generated revenues of $565,400 and $2,661,253, and $1,054,161 and $2,823,601, respectively, directly from consumers via our website. The Company does not have any major customers as revenue is primarily direct to individual consumers. All revenues for September 30, 2024 and 2023 were generated by customers within the United States. There were no sales to customers outside of the United States during either reporting period.

Non-Controlling Interest

As of December 6, 2021, one shareholder did not rollover its 11.82% membership interest in MGOTeam1. According to ASC 810, Consolidation, the carrying amount of the non-controlling interest (“NCI”) will be adjusted to reflect the change in the NCI’s ownership interest in the subsidiary. Any difference between the amount by which the NCI is adjusted and the fair value of the consideration paid or received is recognized in additional paid in capital and attributed to the equity holders of the parent. The Company accounted for this portion of shares as non-controlling interest in net income of $5,229 and net loss of $(62,800) for the three months ended September 30, 2024 and 2023, respectively; and net income of $229,073 and a net loss of $(185,556) for the nine months ended September 30, 2024 and 2023, respectively

Foreign Currency

The Company’s functional and reporting currency is the U.S. dollar. Transactions in foreign currencies are recorded at the exchange rate prevailing on the date of the transaction. The resulting monetary assets and liabilities are translated into U.S. dollars at exchange rates prevailing on the subsequent balance sheet date. Revenue and expense components are translated to U.S. dollars at weighted-average exchange rates in effect during the period. Foreign currency transaction gains and losses resulting from remeasurement are recognized in other income, net within the consolidated statements of operations.

Segment Reporting

On March 21, 2024, the Company discontinued operations of The Messi Store due to the Deed executed with Centric, LMM and the Company. As such, the Company is no longer required to provide segment reporting, as the Company has only one reportable segment as of September 30, 2024.

Income Taxes

The Company accounts for income taxes using the asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than enactments of changes in the tax law. For deferred tax assets, management evaluates the probability of realizing the future benefits of such assets. The Company establishes valuation allowances for its deferred tax assets when evidence suggests it is unlikely that the assets will be fully realized.

The Company recognizes the tax effects of an uncertain tax position only if it is more likely than not to be sustained based solely on its technical merits as of the reporting date and then only in an amount more likely than not to be sustained upon review by the tax authorities. Income tax positions that previously failed to meet the more likely than not threshold is recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more likely than not threshold is derecognized in the first subsequent financial reporting period in which that threshold is no longer met. The Company classifies potential accrued interest and penalties related to unrecognized tax benefits within the accompanying consolidated statements of operations as income tax expense.

F-31

Recently Adopted Accounting Pronouncements

In November 2023, the FASB issued Accounting Standards Update 2023-07 – Segment Reporting (Topic ASC 280) Improvements to Reportable Segment Disclosures. The ASU improves reportable segment disclosure requirements, primarily through enhanced disclosure about significant segment expenses. The enhancements under this update require disclosure of significant segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of segment profit or loss, require disclosure of other segment items by reportable segment and a description of the composition of other segment items, require annual disclosures under ASC 280 to be provided in interim periods, clarify use of more than one measure of segment profit or loss by the CODM, require that the title of the CODM be disclosed with an explanation of how the CODM uses the reported measures of segment profit or loss to make decisions, and require that entities with a single reportable segment provide all disclosures required by this update and required under ASC 280. ASU 2023-07 is effective for public business entities for fiscal years beginning after December 15, 2023, with early adoption permitted. The Company adopted ASC 280 on January 1, 2024 and ASC 280 does not have a material impact on its consolidated financial statements.

Recently Issued Accounting Pronouncements Not Yet Adopted

In December 2023, the FASB issued Accounting Standards Update 2023-09 – Income Taxes (Topic ASC 740) Income Taxes. The ASU improves the transparency of income tax disclosures by requiring (1) consistent categories and greater disaggregation of information in the rate reconciliation and (2) income taxes paid disaggregated by jurisdiction. It also includes certain other amendments to improve the effectiveness of income tax disclosures. The amendments in ASU 2023-09 will become effective at the beginning of our 2025 fiscal year. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. We do not expect that this guidance will have a material impact upon our financial position and results of operations.

NOTE 3 – GOING CONCERN

In the pursuit of MGO’s long-term growth strategy and the development of its growing portfolio of brands, the Company has incurred continued operating losses. As of September 30, 2024, we had working capital of $2,393,015. For the nine months ended September 30, 2024 and 2023, we incurred losses from continuing operations of ($5,663,027) and ($3,596,339), respectively, and cash used in operating activities of ($4,715,475) and $(6,396,563), respectively. We believe the cash on hand, in connection with cash generated from future revenue, may not be sufficient to sustain continued operating losses. These factors cause substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the date these financial statements were made available.

On February 8, 2024, we filed a shelf registration statement on Form S-3 (“S-3”) to provide our Company with the flexibility to issue and sell securities if and when deemed appropriate to support our ongoing business operations and in the best interest of our shareholders. The S-3 contained two prospectuses: i) a base prospectus that covers the potential offering, issuance and sale from time to time of our common stock, preferred stock, warrants, debt securities and units in one or more offerings with a total value of up to $100,000,000; and ii) a sales agreement prospectus covering the potential offering, issuance and sale from time to time of shares of our common stock having an aggregate gross sales price of up to $1,650,000 pursuant to an equity distribution agreement entered into with the New York-based investment banking firm, Maxim Group LLC (“At-the-Market Offering” or “ATM”). On June 7, 2024, MGO entered into an Amendment No. 1 (“Amendment”) to the equity distribution agreement for the ATM whereby the offering size was amended to reflect an increase in the aggregate gross sales price from $1,650,000 to $3,389,384. As of September 30, 2024, we exhausted the ATM and received net proceeds from sales of our common stock pursuant to the ATM totaling an aggregate of $3,215,752.

NOTE 4 – BALANCE SHEET ITEMS

Inventory

As of September 30, 2024 and December 31, 2023, inventory amounted to $1,049,359 and $607,022, respectively.

F-32

Prepaid Expenses

As of September 30, 2024 and December 31, 2023, prepaid expenses amounted to $56,979 and $178,425, respectively.

	September 30, 2024 (unaudited)	December 31, 2023
Prepaid expenses	$49,479	$5,577
Prepaid rent	7,500	7,500
Prepaid inventories	-	165,348
Total	$56,979	$178,425

Accounts Payable and Accrued Liabilities (Including Related Parties)

Accounts payable and accrued liabilities were $152,929 and $940,296 as of September 30, 2024 and December 31, 2023, respectively. Accounts payable are mainly payables to vendors and accrued liabilities consist of mainly credit card payable and sales tax payable.

	September 30, 2024 (unaudited)	December 31, 2023
Accounts payable	$51,170	$184,677
Accounts payable, related party	2,769	5,678
Accrued liabilities	40,340	216,297
Accrued payroll	58,648	533,643
	$152,927	$940,295

Commitments and Contingencies

In January 2024, the Company entered into a financing agreement for the Company’s Directors and Officers insurance policy with First Insurance Funding at an interest rate of 7.58%, a principal balance of $225,185 and a monthly payment of $23,308 over the nine-month term of the promissory note. The loan matured on October 12, 2024 and the policy is paid in full as of the maturity date. The policy term is January 2024 through December 2024.

On August 7, 2024, Americana Liberty entered into a business loan agreement (the “Loan Agreement”) and a promissory note (the “Note”) for $250,000 revolving line of credit (the “Loan Agreement”) with Platinum Bank with an interest rate of 8.15% per annum. The line of credit matures August 7, 2026. There were no borrowings on the line of credit as of September 30, 2024.

In connection with the Loan Agreement, the Company signed a commercial guaranty (the “Guaranty”) dated August 7, 2024, pursuant to which it guarantees full and punctual payment of the indebtedness of Americana Liberty under the Loan Agreement and the Note. The Company and Americana Liberty also signed an assignment of deposit account (the “Assignment”), dated August 7, 2024, pursuant to which the Company assigned and granted to Platinum Bank a security interest in the savings account with Platinum Bank with an approximate balance of $250,000, all interest accrued, all additional deposits made to the account, any and all proceeds from such account, as well as all renewals, replacements, and substitutions for any of the foregoing.

Nasdaq Deficiency Notices, Hearings Panel Determinations and Reverse Stock Split

On April 17, 2024, the Company received a notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that 180 calendar day period that it had been provided by Nasdaq to regain compliance with Nasdaq Listing Rule 5550(a)(2) on April 16, 2024 did not result in the Company regaining compliance. As a consequence, the Company is not eligible for a second 180 day period, because the Company does not meet the $5,000,000 minimum stockholders’ equity requirement for initial listing on The Nasdaq Capital Market. In addition, the Notice informed the Company that in light of the foregoing and in accordance with Nasdaq Listing Rule 5810(c)(2)(A), the Nasdaq staff could no longer accept a plan for the Company to regain compliance with Listing Rule 5550(b)(1) and this matter has become an additional and separate basis for delisting the Company’s securities from Nasdaq.

The Notice further stated unless the Company requests an appeal of the above determination by April 24, 2024, Nasdaq has determined that the Company’s securities will be scheduled for delisting from The Nasdaq Capital Market and will be suspended at the opening of business on April 26, 2024, and a Form 25-NSE will be filed with the SEC, which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

On April 18, 2024, the Company formally requested a hearing before Nasdaq’s Hearings Panel (the “Panel”) and such request was granted by Nasdaq on April 19, 2024. The hearing date was scheduled for May 30, 2024.

On May 30, 2024, senior members of MGO’s executive team and the Company’s SEC counsel participated in the hearing before the Nasdaq’s Hearings Panel and endeavored to address all questions and concerns posed by the panelists relating to the Company’s plan to regain compliance with the continued listing standards (the “Plan”) – the Plan was formally submitted to the members of the Nasdaq Hearings Panel on May 8, 2024. In accordance with the Plan, MGO requested at least until August 15, 2024 to evidence compliance with the Equity Rule and Bid Price Rule for continued listing on The Nasdaq Capital Market through execution of the Plan.

F-33

On June 14, 2024, MGO received notice from Nasdaq confirming that the Nasdaq Hearings Panel (the “Panel”) has determined to grant the request of MGO to continue its listing on The Nasdaq Stock Market subject to the following:

1. On or before July 15, 2024, the Company will effect a reverse stock split at a ratio of 1-for-10. See Note 1 and 11.

2. On or before August 15, 2024, the Company will (a) complete the transactions described to the Panel to achieve compliance with Listing Rule 5550(b)(1) (or its alternatives) and (b) demonstrate compliance with Listing Rule 5550(a)(2) by evidencing a closing bid price of $1.00 or more per share for a minimum of ten (10) consecutive trading sessions;

3. On or before August 21, 2024, the Company must file a Form 8-K describing these transactions and indicating its post-transaction equity. The Company may do so with a balance sheet no older than 60 days containing pro forma adjustments for significant transactions or events occurring on or before the report date. Alternatively, the Company can provide an affirmative statement that, as of the date of the report, it believes it has regained compliance with the stockholders’ equity requirement based upon the specific transactions or events described; and

4. At the time of filing the Form 8-K, the Company must demonstrate compliance with all other applicable requirements for continued listing on the Nasdaq Capital Market.

The Company filed a Current Report on Form 8-K on August 12, 2024, stating that the Company believes that it is in compliance with the Nasdaq minimum stockholders’ equity requirement as of August 9, 2024. However, on August 16, 2024, Nasdaq notified the Company that it was not able to confirm the Company’s compliance with the net equity requirement based on the information provided by the Company. On August 21, 2024, MGO provided supplemental information for Nasdaq and the Hearings Panel’s review.

On September 30, 2024, Nasdaq notified the Company that after reviewing the supplemental materials provided by the Company, the Hearings Panel confirmed the Company has cured the previous deficiencies with the equity requirement and the bid price requirement and the Company is back in compliance with all applicable continued listing standards

NOTE 5 – LOAN PAYABLE

On January 24, 2024, MGO entered into a 52-week loan with PayPal for $85,000 and a $10,312 fixed loan fee, aggregating $95,312. Weekly payments are $1,833 over the life of the loan. The outstanding balance of this loan was $27,788 as of September 30, 2024.

NOTE 6 – RELATED PARTY TRANSACTIONS

The accounts payable owed to our related parties as of September 30, 2024 and December 31, 2023 was $2,769 and $5,678, respectively, and was comprised of employee reimbursements for September 30, 2024 and December 31, 2023.

The accrued payroll owed to our executives and staff as of September 30, 2024 and December 31, 2023 was $58,648 and $533,643, respectively, inclusive of bonuses.

On May 11, 2023, we executed a 12-month consulting agreement with Jason Harward (“Consultant”), the owner of Stand and nephew of Matt Harward, MGO’s former Chief Marketing Officer. The consulting agreement compensation terms were $350,000 payable in two installments, the first installment was paid in September 2023 and second installment was paid in January 2024. The compensation terms included 15,000 restricted stock units awarded on January 31, 2024 which vest over the remaining life of the consulting agreement. The Company recognized $51,587 of stock-based compensation for the nine months ended September 30, 2024 and $123,914 for the year ended December 31, 2023.

F-34

On April 2, 2024, the Board of Directors (the “Board”) of MGO, at the recommendation of the Compensation Committee (the “Committee”), approved an increase in the base salary of Ms. Dana Perez, the Company’s Chief Financial Officer, from $165,000 to $200,000 per annum. This salary increase is effective as of April 2, 2024. In addition, the Board approved an increase in the annual cash bonus which Ms. Perez will be entitled to receive based on her and the Company’s continued satisfaction of a combination of personal and Company’s goals. The annual cash bonus has been increased from ‘up to 20%’ to ‘up to 25%’ of Ms. Perez’s base salary. The Board also approved the immediate granting of 5,000 restricted stock units (“RSUs”) in accordance with the MGO 2022 Equity Incentive Plan (the “Plan”). Subject to any acceleration provisions contained in the Plan or any other written agreement authorized by the Committee governing the terms of this award, these RSUs will vest on the one-year anniversary of their grant date, or April 2, 2025.

Also see Note 7.

NOTE 7 – STOCKHOLDERS’ EQUITY

Common Stock

On January 12, 2023, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Boustead Securities, LLC, as representative of the underwriters, relating to the Company’s initial public offering (the “Offering”) of 172,500 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (“common stock”), which included the exercise by the underwriters in full of the over-allotment option to purchase an additional 22,500 shares of the Company’s common stock at an Offering price of $50.00 per share. Pursuant to the Underwriting Agreement, in exchange for the Representative’s firm commitment to purchase the Shares, the Company agreed to sell the Shares to the Representative at a purchase price of $46.50 (93% of the public offering price per Share of $50.00) and issue the underwriters three-year warrants to purchase an aggregate of 8,625 shares of the Company’s common stock, which is equal to five percent (5%) of the Shares sold in the Offering. Such warrants have an exercise price of $6.25, which is equal to 125% of the Offering price (the “Warrant”).

The Shares were offered and sold pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-268484), as amended (the “Registration Statement”), and filed with the Securities and Exchange Commission (the “Commission”) and the final prospectus filed with the Commission pursuant to Rule 424(b)(4) of the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement was declared effective by the Commission on January 12, 2023. The closing of the Offering for the Shares took place on January 18, 2023 with net proceeds of $7,560,354, which included 22,500 shares sold by the Company upon the exercise by the underwriters of the over-allotment option in full. The Company used the net proceeds from the Offering for team expansion, marketing, general and administrative corporate purposes, including working capital and capital expenditures.

In January 2023, the Company issued 70,000 shares to the Pre-IPO funding investors pursuant to the exercise of their warrants at fair value of $10.00 per share.

In January 2023, the Company issued 12,731 shares to Boustead Securities, LLC pursuant to the cashless exercise of their 16,448 warrants.

On January 13, 2023, in connection with the Offering, the Company commenced trading on The Nasdaq Capital Market under ticker symbol “MGOL.”

In February 2024, the Company issued 23,202 shares to its former Chief Marketing Officer pursuant to a Settlement Agreement and Release, valued at the stock price on the day of the executed Settlement Agreement, which was $4.31 on January 19, 2024. The related stock-based compensation of $99,999 was accrued as of December 31, 2023 and included in other accrued expenses as of the year ended December 31, 2023.

On April 12, 2024, the Board unanimously authorized and approved an amendment (“Plan Amendment”) to MGO’s 2022 Equity Incentive Plan (the “2022 Plan”) to increase the number of shares of the Company’s common stock, par value $0.00001 per share, (“Common Stock”) reserved for issuance under the 2022 Plan by an additional 182,451 shares of Common Stock. Such an increase resulted in a total of 451,188 shares of Common Stock being reserved under the 2022 Plan, of which 205,071 were available for future awards. On April 17, 2024 (the “Record Date”), a majority of our stockholders consented to the Plan Amendment. In accordance with Rule 14c-2 of the Exchange Act of 1934, as amended (the “Exchange Act”), corporate actions described above went effective twenty (20) days after a Schedule 14C Information Statement was mailed to our stockholders on April 29, 2024.

On June 4, 2024, MGO issued a total of 182,869 unregistered restricted shares of the Company’s common stock to directors and officers of the Company, including 41,633 shares issued to Maximiliano Ojeda, the Chief Executive Officer of the Company, 41,633 shares issued to Virginia Hilfiger, the Chief Brand Officer of the Company, 41,633 shares issued to Julian Groves, the Chief Operating Officer of the Company, 22,297 shares issued to Dana Perez, the Chief Financial Officer of the Company, and 8,919 shares issued to each non-employee director of the Company. The restricted shares of the Company’s common stock were issued pursuant to the MGO’s 2022 Equity Incentive Plan and are exempt from registration in reliance on exemption provided for under Section 4(a)(2) of the Securities Act of 1933.

F-35

Between July 1, 2024, and August 19, 2024, 9,500 restricted stock units were converted into restricted shares of common stock of the Company in accordance with the terms of respective grant agreements.

On July 11, 2024, 2,000 options held by employees of the Company to purchase 2,000 shares of the Company’s common stock was canceled by the Board of Directors of the Company. Subsequent to the cancelation, the Company issued these employees 2,000 shares of the Company’s restricted stock.

On July 18, 2024, the Company effected a reverse stock split at a ratio of 1-for-10. Accordingly, the financial statements presented in this Form 10-Q have been adjusted to reflect the reverse stock split historically.

On August 5, 2024, MGO issued a total of 22,000 unregistered shares of the Company’s common stock to directors and officers of the Company, including 4,986 shares issued to Maximiliano Ojeda, the Chief Executive Officer of the Company, 4,987 shares issued to Virginia Hilfiger, the Chief Brand Officer of the Company, 4,987 shares issued to Julian Groves, the Chief Operating Officer of the Company, 2,640 shares issued to Dana Perez, the Chief Financial Officer of the Company, and 1,100 shares issued to each non-employee director of the Company. The shares of the Company’s common stock were issued pursuant to the MGO Global Inc. 2022 Equity Incentive Plan and are exempt from registration in reliance on exemption provided for under Section 4(a)(2) of the Securities Act of 1933.

Throughout the first nine months of 2024, 502,529 restricted stock awards were vested and the Company issued common stock to its directors, officers and consultants.

Throughout the first nine months of 2024, the Company sold 781,438 shares through its shelf registration statement on Form S-3 at share prices ranging between $2.18 and $10.16, totaling $3,215,752 in net proceeds received by the Company.

Stock Options

The following is a summary of stock option activity for the nine months ended September 30, 2024:

	Number of Stock Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Outstanding, December 31, 2023	114,000	$50.00	4.04
Granted	30,000	4.10
Forfeited	(114,000)	50.00
Canceled	(30,000)	4.10
Outstanding, September 30, 2024	-	-	-
Exercisable, September 30, 2024	-	-	-

The Company estimated the fair value of the stock-based compensation using the Black Scholes Model with the following assumption inputs:

For the Nine Months Ended September 30, 2024
Expected life of the options	2.88 – 5.00
Share price of the issuance date	$4.10
Expected volatility	95% - 147.18%
Expected dividend rate	0%
Risk-free interest rate	4.38%

For the nine months ended September 30, 2024, the Company’s stock option compensation expenses amounted to $202,597. The total unrecognized compensation cost related to stock options as of September 30, 2024 was $0.

F-36

Restricted Stock Units (“RSUs”)

The following is a summary of RSU activity for the nine months ended September 30, 2024:

	Shares	Weighted Average Grant Date Fair Value
Outstanding as of December 31, 2023	40,172	$14.10
Granted	524,730	3.63
Canceled	(39,166)	5.60
Vested and issued	(525,736)	4.14
Outstanding and unvested as of September 30, 2024	-	$-

The aggregate fair value of RSU awards granted was $1,903,130 and valued at the closing price of the Company’s Common Stock on the date of grant. The Company recognized $1,774,372 stock compensation expense related to RSU awards for the nine months ended September 30,2024. The total unrecognized compensation cost related to unvested RSUs as of September 30, 2024 was $0.

NOTE 8 – LEASES

In February 2023, we signed a renewable one-year lease for a building located at 813 NE 17th Terrace, Fort Lauderdale, Florida 33304, providing for approximately 2,300 square feet of space for office use by our executives and personnel based in South Florida. On February 2024, we renewed the office lease for an additional one-year term. Due to the short-term nature of the lease, the Company did not account for the lease as a right of use asset.

NOTE 9 – RISKS AND UNCERTAINTIES

The Company is subject to credit, liquidity and market risks, as well as other payment-related risks, such as risks associated with the fraudulent use of credit or debit cards and customer banking information, which could have adverse effects on our business and revenues due to chargebacks from customers.

NOTE 10 – DISCONTINUED OPERATIONS

In accordance with ASC 205-20 Presentation of Financial Statements: Discontinued Operations, a disposal of a component of an entity or a group of components of an entity is required to be reported as discontinued operations if the disposal represents a strategic shift that has (or will have) a major impact on an entity’s operations and financial results when the components of an entity meet the criteria in ASC paragraph 205-20-45-10. In the period in which the component meets the held for sale or discontinued operations criteria the major assets, other assets, current liabilities and non-current liabilities shall be reported as a component of total assets and liabilities separate from those balances of the continuing operations. At the same time, the results of all discontinued operations, less applicable income taxes (benefit), shall be reported as components of net income (loss) separate from the income (loss) of continuing operations.

On March 21, 2024, the Company, Centric and LMM signed a Deed of Novation, Assignment and Assumption (the “Deed”) providing for MGOTeam1 to assign all of its rights and obligations under the existing Trademark License Agreement to Centric, and Centric agreed to assume all of MGO’s rights and obligations in respect of the License Agreement, and the minimum guaranteed royalty amount due to LMM, with effect on and from March 21, 2024.

As a result of the Deed, the Company ceased operations of The Messi Store. The historical results of this business segment have been reflected as discontinued operations in our consolidated financial statements for all periods presented. The current asset and current liability balances as of June 30, 2024 constitute the wind-down of The Messi Store yet to be finalized.

Subsequent to the receipt of the $2,000,000 in proceeds from Centric, MGOTeam1 paid MGO Global, Inc. $2,000,000 for payment on a $2,658,635 Intercompany Demand Note. The remaining balance of the Intercompany Demand Note of $658,635 is eliminated in consolidation.

F-37

Summary reconciliation of Discontinued Operations	September 30, 2024 (unaudited)	September 30, 2023 (unaudited)
Revenues	$74,939	$931,839
Cost of sales	48,840	576,217
Gross profit	26,099	355,622

Operating expenses
Selling, general, administrative expenses	31,161	200,945
Marketing and e-commerce expenses	62,528	778,723
Royalty expenses	(55,194)	931,959
Total operating expenses	38,495	1,911,627

Operating income (loss)	(12,396)	(1,556,005)

Interest expense	7,059	456
Gain on transfer of licensing rights	(1,882,469)	-
Gain on settlement of debt	(60,323)	(3,500)
Other (income) expense	(14,671)	21,143
Total other (income) expense	(1,950,404)	18,099

Net income (loss)	$1,938,008	$(1,574,104)
Less: net income (loss) attributable to non-controlling interest	229,073	(185,556)
Net income (loss) attributable to MGO stockholders	$1,708,935	$(1,388,548)

The following table presents a reconciliation of the carrying amounts of major classes of assets and liabilities of the Company classified as discontinued operations as of September 30, 2024 and December 31, 2023:

	September 30, 2024 (unaudited)	December 31, 2023
Current assets
Cash	$2,176	$98,466
Accounts receivable	95	39,121
Inventories	-	117,531
Other current assets	7,864	7,864
Prepaid expenses	-	4,721
Total current assets	10,135	267,703
Current liabilities
Accounts payable	-	115,333
Accrued liabilities	1,529	264,534
Total current liabilities	1,529	379,867

NOTE 11 – SUBSEQUENT EVENTS

On October 4, 2024, MGO filed a registration statement on Form S-1 with the SEC with the intention of raising additional equity capital to address costs and expenses associated with the proposed Business Combination with Heidmar and for general working capital purposes. The Company engaged Maxim Group, LLC to act as its exclusive placement agent in connection with the planned offering. As of the date of this report, registration statement has not been declared effective yet.

F-38

Up to 2,100,840 Shares of Common Stock

Pre-funded Warrants to Purchase up to 2,100,840 Shares of Common Stock

Up to 2,100,840 Shares of Common Stock Underlying the Pre-funded Warrants

MGO Global Inc.

PROSPECTUS

[*], 2024

Maxim Group LLC

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except for the Securities and Exchange Commission (“SEC”) registration fee, the Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fee and the Nasdaq Stock Market LLC listing fee.

Amount
SEC registration fee	$460
FINRA filing fee	$1,250
Accountants’ fees and expenses	$30,000
Legal fees and expenses	125,000
Printing expenses	$1,166
Miscellaneous	$3,000
Total expenses	$160,416

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102 of the General Company Law of the State of Delaware (“DGCL”) permits a Company to eliminate the personal liability of directors of a Company to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our charter provides that no director of the Company shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a Company has the power to indemnify a director, officer, employee, or agent of the Company, or a person serving at the request of the Company for another Company, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the Company, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our charter and bylaws provide for the indemnification, to the fullest extent permitted from time to time by the DGCL or any other applicable laws as presently or hereafter in effect, any person who was or is made a party or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and reasonably incurred by such person.

II-1

Our bylaws provide that if an indemnification claim made by an officer or director of the Company is not paid in full by the Company within thirty (30) days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where any required undertaking has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its board of directors (“Board”), legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including its Board, legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

The right of our directors and officers to indemnification under our charter and bylaws is not exclusive of any other right which they may have or hereafter acquire under any statute, our charter, our bylaws, any agreement, vote of stockholders or disinterested directors or otherwise.

The Company may also maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL or under the provisions of our bylaws.

In any underwriting agreement we enter into in connection with the sale of Common Stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act, against certain liabilities.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

Since the Company’s incorporation on November 30, 2021, the registrant has granted or issued the following securities of the registrant that were not registered under the Securities Act:

(a) Issuance of Capital Stock.

On December 6, 2021, the Company issued 881,800 shares of its Common Stock to the initial shareholders of the Company

On February 1, 2022, the Company issued 5,000 shares of its Common Stock to Isaac Khafif pursuant to a consulting agreement and amendments thereto.

From December 2021 to June 2022, the Company issued 200,000 shares of its Common Stock to accredited investors in a private placement offering.

In October 2022, the Company issued 70,000 shares of its Common Stock to accredited investors in a private placement offering.

In January 2023, the Company issued 12,731 shares to Boustead Securities, LLC pursuant to the cashless exercise of their 16,448 warrants.

In October 2023, the Company issued 375 shares of its restricted Commons Stock pursuant to vested restricted stock units held by Director Jeff Lerner.

In November 2023, the Company issued 666 shares of its restricted Commons Stock to former Director Nicole Fernandez-McGovern and 500 shares of its restricted Common Stock to Director Jeff Lerner, pursuant to vested restricted stock units.

In December 2023, the Company issued 666 shares of its restricted Commons Stock to former Director Salima Popatia and 250 shares of its restricted Common Stock to Director Jeff Lerner, pursuant to vested restricted stock units.

In January 2024, the Company issued 666 shares of its restricted Commons Stock to former Director Obie McKenzie, 4,000 shares of its restricted Common Stock to former Chief Financial Officer Martin Scott, 666 shares of its restricted Common Stock to Director Paul Wahlgren, and 3,750 shares of its restricted Commons Stock to consultant Jason Harward pursuant to vested restricted stock units.

II-2

In February 2024, the Company issued 3,066 shares of its restricted Commons Stock to Chief Operations Officer and Director Julian Groves, 3,397 shares of its restricted Common Stock to Chief Brand Officer and Director Virginia Hilfiger, 4,246 shares of its restricted Common Stock to its Chief Executive Officer and Director Maximiliano Ojeda and 465 shares of its restricted Commons Stock to former Chief Financial Officer Vincent Ottomanelli pursuant to vested restricted stock units.

In February 2024, the Company issued 23,202 shares to its former Chief Marketing Officer pursuant to a Settlement Agreement and Release, valued at the stock price on the day of the executed Settlement Agreement, which was $4.31 on January 19, 2024.

In March 2024, the Company issued the following restricted Common Stock pursuant to vested restricted stock units:

-	6,500 shares to consultant Dodi Handy
-	1,539 shares to consultant Mauro Anselmi
-	1,000 shares to consultant Hernan Anton
-	2,500 shares to employee Charlie Chavez
-	449 shares to consultant Marianela Diaz
-	1,000 shares to consultant Hasan Disli
-	1,000 shares to consultant Javier Moreira
-	1,000 shares to consultant Nilay Ozkul
-	1,000 shares to employee Christina Perry
-	1,500 shares to consultant Alfie Sanchez
-	2,500 shares each to Chief Operating Officer, Julian Groves, Chief Brand Officer, Virginia Hilfiger, Chief Executive Officer, Maximiliano Ojeda

In April 2024, the Company issued the following restricted Common Stock pursuant to the Company’s Equity Incentive Plan:

-	47,500 shares each to Chief Operating Officer, Julian Groves, Chief Brand Officer, Virginia Hilfiger, Chief Executive Officer, Maximiliano Ojeda
-	2,000 shares each to Directors Jeff Lerner and Ping Rawson
-	1,334 shares each to Directors Obie McKenzie and Paul Wahlgren
-	10,000 shares to Chief Financial Officer Dana Eschenburg Perez

In April and May 2024, the Company issued a total of 11,250 shares of its restricted Commons Stock to consultant Jason Harward pursuant to vested restricted stock units.

In June 2024, the Company issued the following restricted Common Stock pursuant to the Company’s Equity Incentive Plan:

-	41,633 shares each to Chief Operating Officer, Julian Groves, Chief Brand Officer, Virginia Hilfiger, Chief Executive Officer, Maximiliano Ojeda
-	8,919 shares each to Directors Jeff Lerner, Ping Rawson, Obie McKenzie and Paul Wahlgren
-	22,297 shares to Chief Financial Officer Dana Eschenburg Perez

In July 2024, the Company issued the following restricted Common Stock pursuant to the Company’s Equity Incentive Plan:

-	500 shares each to consultant Mauro Anselmi, Hasan Disli, Christian Perry and Alfie Sanchez

In August 2024, the Company issued the following restricted Common Stock pursuant to the Company’s Equity Incentive Plan:

-	4,986 shares to Chief Executive Officer, Maximiliano Ojeda
-	4,987 shares each to Chief Operating Officer, Julian Groves and Chief Brand Officer, Virginia Hilfiger, Chief Executive Officer
-	1,100 shares each to Directors Jeff Lerner, Ping Rawson, Obie McKenzie and Paul Wahlgren
-	2,640 shares to Chief Financial Officer Dana Eschenburg Perez

On September 10, 2024, the Company issued 53,539 restricted common shares to their legal counsel, Sichenzia, Ross, Ference, Carmel, LLP, as compensation for services rendered.

II-3

On April 12, 2024, the Board unanimously authorized and approved an amendment (“Plan Amendment”) to MGO’s 2022 Equity Incentive Plan (the “2022 Plan”) to increase the number of shares of the Company’s common stock, par value $0.00001 per share, (“Common Stock”) reserved for issuance under the 2022 Plan by an additional 182,451 shares of Common Stock. Such an increase will result in a total of 451,188 shares of Common Stock being reserved under the 2022 Plan, of which 205,071 will be available for future awards. On April 17, 2024 (the “Record Date”), a majority of our stockholders consented to the Plan Amendment. In accordance with Rule 14c-2 of the Exchange Act, corporate actions described above will be effective no earlier than twenty (20) days after a Schedule 14C Information Statement has been mailed to our stockholders, which was mailed on April 29, 2024.

The securities described above were deemed exempt from registration in reliance on Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities were made to an accredited investor and did not involve a public offering. The recipients of such securities represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

(b) Issuance of Warrants.

In December 2021 and February 2022, we issued a total of 8,625 five year warrants to Boustead Securities, LLC at a price per share of $10.00. All of these warrants have been exercised

In October 2022, we issued warrants to purchase 70,000 shares of our Common Stock in a private placement for a period of five years at a price per share of $10.00.

In January 2023, the Company issued 7,000 shares to the Pre-IPO funding investors pursuant to the exercise of their warrants at fair value of $100.00 per share.

All of the warrants were exercised in January 2023. There are no warrants outstanding as of the date of this registration statement.

The securities described above were deemed exempt from registration in reliance on Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities were made to an accredited investor and did not involve a public offering. The recipients of such securities represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof

(c) Issuance of Options.

In January 2023, we issued a total of 90,000 options to our Chief Executive Office, our Chief Brand Officer and our Chief Operating Officer at an exercise price of $50.00 per share. The options are subject to annual and quarterly vesting over a two-year period.

In January 2023, we issued a total of 20,000 options to our Chief Marketing Officer at an exercise price of $50.00 per share. The options are subject to annual and quarterly vesting over a one-year period.

In January 2023, we issued a total of 20,000 options to our Chief Financial Officer at an exercise price of $50.00 per share. The options are subject to quarterly vesting over a two-year period.

In January 2023, we issued a total of 5,500 options to our staff at an exercise price of $50.00 per share. The options are subject to quarterly vesting over a two-year period.

As of December 31, 2023, 21,500 of the aforementioned options were forfeited.

On March 27, 2024, we issued a total of 30,000 options to our Chief Executive Office, our Chief Brand Officer and our Chief Operating Officer at an exercise price of $4.10 per share. The options are subject to vesting on January 1, 2025.

On April 23, 2024, we canceled 120,000 options.

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During the month of June 2024, 22,000 options were forfeited.

On July 11, 2024, we canceled 2,000 options.

There are no options outstanding as of the date of this registration statement.

The securities described above were deemed exempt from registration in reliance on Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities were made to an accredited investor and did not involve a public offering. The recipients of such securities represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

(d) Issuance of Restricted Stock Units

In May 2023, the Company issued 15,000 Restricted Stock Units to consultant Jason Harward.

In August 2023, the Company issued the following Restricted Stock Units pursuant to the Company’s Equity Incentive Plan:

-	2,000 units each to Directors Nicole Fernandez-McGovern, Obie McKenzie, Salima Popatia, Paul Wahlgren
-	2,000 units to consultant Dodi Handy
-	4,000 units to former Chief Financial Officer Martin Scott
-	3,066 units to Chief Operating Officer and Director Julian Groves
-	5,307 units to former Chief Marketing Officer Matthew Harward
-	3,397 units to Chief Brand Officer Virginia Hilfiger
-	4,246 units to Chief Executive Officer Maximiliano Ojeda
-	465 units to former Chief Financial Officer Vincent Ottomanelli

In October 2023, the Company issued 375 Restricted Stock Units to Director Jeff Lerner pursuant to the Company’s Equity Incentive Plan.

In November 2023, the Company issued the following Restricted Stock Units pursuant to the Company’s Equity Incentive Plan:

-	2,000 shares to Director Ping Rawson
-	500 shares to Director Jeff Lerner

In December 2023, the Company issued 2,250 Restricted Stock Units to Director Jeff Lerner pursuant to the Company’s Equity Incentive Plan.

In January 2024, the Company issued 5,000 Restricted Stock Units to Chief Financial Officer Dana Eschenburg Perez pursuant to the Company’s Equity Incentive Plan.

In March 2024, the Company issued the following Restricted Stock Units pursuant to the Company’s Equity Incentive Plan:

-	10,000 units each to Chief Operating Officer, Julian Groves, Chief Brand Officer, Virginia Hilfiger, Chief Executive Officer, Maximiliano Ojeda
-	6,500 units to consultant Dodi Handy
-	1,539 units to consultant Mauro Anselmi
-	1,000 units to consultant Hernan Anton
-	2,500 units to employee Charlie Chavez
-	449 units to consultant Marianela Diaz
-	1,000 units to consultant Hasan Disli
-	1,000 units to consultant Javier Moreira
-	1,000 units to consultant Nilay Ozkul
-	2,000 units to employee Christian Perry
-	1,500 units to consultant Alfie Sanchez

In April 2024, the Company issued 5,000 Restricted Stock Units to Chief Financial Officer Dana Eschenburg Perez pursuant to the Company’s Equity Incentive Plan.

There are no Restricted Stock Units outstanding as of the date of this registration statement.

(e) Issuance of Notes.

None

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ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits.

Exhibit No.	Description
1.1**	Form of Placement Agent Agreement
1.2	Equity Distribution Agreement, dated February 6, 2023 between the Registrant and Maxim Group LLC (incorporated by reference to Exhibit 1.2 of the Company’s Amendment No. 1 to the Registration Statement on Form S-3 filed with the SEC on February 8, 2024)
1.3	Amendment No. 1 to the Equity Distribution Agreement dated June 7, 2024 (incorporated by reference to Exhibit 1.1 of the Company’s current report on the form 8-K filed with the SEC on June 11, 2024)
3.1*	Amended and Restated Certificate of Incorporation dated August 29, 2022
3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of MGO Global Inc. filed on July 10, 2024 (incorporated by reference to Exhibit 3.2 of the Company’s quarterly report on the form 10-Q filed with the SEC on August 19, 2024)
3.3*	Amended and Restated Bylaws of MGO Global Inc. dated December 28, 2022
3.4

First Amendment to Amended and Restated Bylaws of MGO Global Inc., dated November 18, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s current report on form 8-K filed with the SEC on November 22, 2024)

4.1**	Form of Pre-Funded Warrant issued in the offering
4.2*	Form of Warrant issued to investors in private placement
4.3*	Form of Placement Agent Warrant issued in first private placement
4.4*	Form of Placement Agent Warrant issued in second private placement
4.5	Promissory Note dated August 7, 2024 issued by Americana Liberty LLC to Platinum Bank (incorporated by reference to Exhibit 4.5 of the Company’s quarterly report on the form 10-Q filed with the SEC on November 14, 2024)
5.1**	Opinion of Sichenzia Ross Ference Carmel LLP as to the legality of the shares
10.1††*	Trademark License Agreement between MGOTEAM 1 LLC and Leo Messi Management SL dated November 20, 2021
10.2†*	Form of 2022 Equity Incentive Plan
10.3†*	Amended and Restated Executive Employment Agreement between MGO Global Inc. and Maximiliano Ojeda dated October 13, 2022
10.4†*	Amended and Restated Executive Employment Agreement between MGO Global Inc. and Virginia Hilfiger dated October 13, 2022
10.5†*	Amended and Restated Executive Employment Agreement between MGO Global Inc. and Julian Groves dated October 13, 2022
10.6†*	Amended and Restated Executive Employment Agreement between MGO Global Inc. and Matt Harward dated October 24, 2022
10.7*	Form of Subscription Agreement for first private placement
10.8*	Form of Subscription Agreement for second private placement
10.9†*	Consulting Services Agreement between MGO Global Inc. and Martin Scott dated December 6, 2022
10.10†*	Amended and Restated Independent Contractor Agreement between MGO Global Inc. and Vincent Ottomanelli dated December 2, 2022
10.11*	Equity Joint Venture Contract dated August 29, 2019 among Shanghai Celebrity Import and Export Co., LTD. and MGOTEAM LLC
10.12	Letter of Intent for acquisition of certain assets of Stand Co, LLC by MGO Global Inc., dated March 13, 2023 (incorporated by reference to Exhibit 10.1 of the Company’s current report on the form 8-K filed with the SEC on March 17, 2023)
10.13	Commercial license agreement between MGO Global Inc. and Stand CO LLC, dated May 11, 2023 (incorporated by reference to Exhibit 10.14 of the Company’s quarterly report on the form 10-Q filed with the SEC on May 15, 2023)
10.14	Consulting agreement between MGO Global Inc. and Jason Harward, dated May 11, 2023 (incorporated by reference to Exhibit 10.15 of the Company’s quarterly report on the form 10-Q filed with the SEC on May 15, 2023)
10.15	Offer letter between MGO Global Inc. and Dana Perez, dated January 15, 2024 (incorporated by reference to Exhibit 10.1 of the Company’s current report on the form 8-K filed with the SEC on January 19, 2024)

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10.16	Settlement Agreement between MGO Global Inc. and Matthew Harward, dated February 6, 2024 (incorporated by reference to Exhibit 10.1 of the Company’s current report on the form 8-K filed with the SEC on February 12, 2024)
10.17	Term Sheet by and between MGO Global Inc., MGOTEAM 1 LLC and Centric Brands LLC dated March 20, 2024 (incorporated by reference to Exhibit 10.2 of the Company’s current report on the form 8-K filed with the SEC on March 26, 2024)
10.18	Deed of Novation, Assignment and Assumption by and between MGOTEAM 1 LLC, Leo Messi Management S.L. and Centric Brands LLC dated March 21, 2024 (incorporated by reference to Exhibit 10.3 of the Company’s current report on the form 8-K filed with the SEC on March 26, 2024)
10.19	Form of Amendment No. 1 to the Amended and Restated Executive Employment Agreement between MGO Global Inc. and Maximiliano Ojeda dated October 13, 2022 (incorporated by reference to Exhibit 10.19 of the Company’s annual report on the form 10-K filed with the SEC on April 1, 2024)
10.20	Form of Amendment No. 1 to Amended and Restated Executive Employment Agreement between MGO Global Inc. and Virginia Hilfiger dated October 13, 2022 (incorporated by reference to Exhibit 10.20 of the Company’s annual report on the form 10-K filed with the SEC on April 1, 2024)
10.21	Form of Amendment No. 1 to Amended and Restated Executive Employment Agreement between MGO Global Inc. and Julian Groves dated October 13, 2022 (incorporated by reference to Exhibit 10.21 of the Company’s annual report on the form 10-K filed with the SEC on April 1, 2024)
10.22	Amended Offer letter between MGO Global Inc. and Dana Perez, dated April 2, 2024 (incorporated by reference to Exhibit 10.1 of the Company’s current report on the form 8-K filed with the SEC on April 4, 2024)
10.23	Amendment to the MGO Global Inc’s 2022 Equity Incentive Plan dated May 19, 2024 (incorporated by reference to Exhibit 10.15 of the Company’s quarterly report on the form 10-Q filed with the SEC on May 20, 2024)
10.24	The Business Combination Agreement and Plan of Merger dated June 18, 2024 among Heidmar, Inc., Heidmar Maritime Holdings Corp., HMR Merger Sub Inc., and Rhea Marine Ltd. and Maistros Shipinvest Corp (incorporated by reference to Exhibit 2.1 of the Company’s current report on the form 8-K filed with the SEC on June 20, 2024)
10.25	Form of Voting and Support Agreement dated June 18, 2024 (incorporated by reference to Exhibit 10.1 of the Company’s current report on form 8-K filed with the SEC on June 20, 2024)
10.26	Form of Lock-up/Leak out Agreement (incorporated by reference to Exhibit 10.2 of the Company’s current report on form 8-K filed with the SEC on June 20, 2024)
10.27	Transfer, Assignment and Assumption Agreement between the Company and Americana Liberty LLC dated October 31, 2024 (incorporated by reference to Exhibit 10.18 of the Company’s quarterly report on the form 10-Q filed with the SEC on November 14, 2024)
10.28	Business Loan Agreement dated August 7, 2024 by and between Americana Liberty LLC and Platinum Bank (incorporated by reference to Exhibit 10.19 of the Company’s quarterly report on the form 10-Q filed with the SEC on November 14, 2024)
10.29	Commercial Guaranty dated August 7, 2024 signed by MGO Global Inc. (incorporated by reference to Exhibit 10.20 of the Company’s quarterly report on the form 10-Q filed with the SEC on November 14, 2024)
10.30	Assignment of Deposit Account dated August 7, 2024, signed by and among Americana Liberty LLC, MGO Global Inc. and Platinum Bank (incorporated by reference to Exhibit 10.21 of the Company’s quarterly report on the form 10-Q filed with the SEC on November 14, 2024)
10.31**	Form of Securities Purchase Agreement
16.1	Letter dated as of December 22, 2023, from BF Borgers CPA PC (incorporated by reference to Exhibit 16.1 of the Company’s current report on the form 8-K filed with the SEC on December 27, 2023)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 of the Company’s annual report on form 10-K filed with the SEC on April 1, 2024)
23.1	Consent of Assurance Dimensions
23.2**	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this registration statement)
99.1	Information About the Business Combination and Heidmar (incorporated by reference to Exhibit 99.1 of the Company’s current report on the form 8-K filed with the SEC on June 20, 2024)
99.2	Heidmar Six Month Financial Information
99.3*	Audit Committee Charter
99.4*	Compensation Committee Charter
99.5*	Nominating and Corporate Governance Committee Charter
107	Exhibit Filing Fees

*	Incorporated by reference to the Registrant’s Registration Statement File No. 333-268484, filed on December 30, 2022.

**	To be filed by amendment.

†	Executive compensation plan or arrangement.

††	portions were redacted.

(b)	Financial Statements Schedules.

No financial statement schedules are provided because the information called for is not applicable or not required or is shown in the financial statements or the notes thereto.

(c)	Filing Fee Table.

The Filing Fee Table and related disclosure is filed herewith as Exhibit 107.

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ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Lauderdale, State of Florida, on November 27, 2024.

MGO GLOBAL INC.

By:	/s/ Maximiliano Ojeda
Maximiliano Ojeda
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Maximiliano Ojeda	Chief Executive Officer and Chairman	November 27, 2024
Maximiliano Ojeda	(Principal Executive Officer)

/s/ Dana Perez	Chief Financial Officer	November 27, 2024
Dana Perez	(Principal Accounting Officer)

/s/ Virginia Hilfiger	Director	November 27, 2024
Virginia Hilfiger

/s/ Julian Groves	Director	November 27, 2024
Julian Groves

/s/ Obie McKenzie	Director	November 27, 2024
Obie McKenzie

/s/ Jeff Lerner	Director	November 27, 2024
Jeff Lerner

/s/ Paul Wahlgren	Director	November 27, 2024
Paul Wahlgren

/s/ Ping Rawson	Director	November 27, 2024
Ping Rawson

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